UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No._)

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §.240.14a-12

THE PNC FINANCIAL SERVICES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Dear Shareholder

We invite you to attend PNC’s 2013 Annual Meeting of Shareholders on Tuesday, April 23, 2013.

The meeting will be held in Pittsburgh, Pennsylvania at the August Wilson Center for African American Culture, 980 Liberty Avenue, beginning at 11:00 a.m., Eastern time. We will consider the matters described in this proxy statement and also review significant developments since last year’s meeting of shareholders.

We are again making our proxy materials available to you electronically. We hope that this continues to offer you convenience while allowing us to reduce the number of copies that we print.

The proxy statement contains important information and you should read it carefully. Even if you plan to attend the meeting in person, we strongly encourage you to designate the proxies named on the proxy card to vote your shares. If you will not be there in person, you will be able to listen to the meeting by webcast or conference call. Please see the notice that follows for more information.

We look forward to your participation and thank you for your support of PNC.

March 14, 2013	Sincerely,

James E. Rohr
Chairman and Chief Executive Officer

Back to Contents

PARTICIPATE IN THE FUTURE OF PNC, CAST YOUR VOTE RIGHT AWAY

Your vote is important to us and we want your shares to be represented at the annual meeting. Please cast your vote right away on the proposals listed below.

Under NYSE rules, if you hold your shares through a broker, bank, or other nominee, and you do not provide any voting instructions, your broker can only vote on your behalf for matters that are considered “discretionary”. The only discretionary matter on this year’s ballot is the ratification of our auditor selection. If a matter is not discretionary and you do not provide voting instructions, your vote will not be counted.

Proposals requiring your vote

		More information	Board recommendation	Discretionary matter?	Abstentions	Votes required for approval
PROPOSAL 1	Election of 16 nominated directors	Page 11	FOR each nominee	No	Do not count	Majority of shares cast
PROPOSAL 2	Ratification of independent registered public accounting firm for 2013	Page 77	FOR	Yes
PROPOSAL 3	Advisory approval of the compensation of PNC’s named executive officers (say-on-pay)	Page 80	FOR	No
PROPOSAL 4	Shareholder proposal, if properly presented	Page 82	AGAINST	No

Vote right away

Please read this Proxy Statement with care and vote right away. We offer a number of ways for you to vote your shares. We include voting instructions in the Notice of Availability of Proxy Materials and the proxy card. If you hold shares through a broker, bank, or other nominee (“street name”), you will receive information on how to give voting instructions to your broker or bank. For registered holders, we offer the following methods to vote your shares and give us your proxy:

Web	Telephone	Mail
www.envisionreports.com/PNC	Follow the instructions on the proxy card.	Complete, sign and date the proxy card and return it in the envelope provided.

Attend our 2013 Annual Meeting of Shareholders

Directions to attend the annual meeting are available at www.pnc.com/annualmeeting	11:00 a.m. on Tuesday, April 23, 2013 August Wilson Center for African American Culture 980 Liberty Avenue Pittsburgh, Pennsylvania 15222

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   4

Back to Contents

Proxy Summary

To assist you in reviewing the proposals to be acted upon, we have included a summary of certain information. This summary does not contain all of the information that you should consider, and you should should review our Annual Report on Form 10-K and the entire proxy statement before you vote.

You may also read our proxy statement at www.pnc.com/proxystatement.

Who can vote (page 85)

You must be a shareholder of record as of January 31, 2013 to vote at the annual meeting.

How to cast your vote (page 86)

We offer our shareholders a number of ways to vote, including by Internet, telephone, or mail. A shareholder of record may always vote in person by submitting a ballot at the annual meeting.

Voting matters

Item 1: Election of directors (page 11)

•

The proxy statement contains important information about the experience, qualifications, attributes, and skills of the 16 nominees to our Board of Directors. Our Board’s Nominating and Governance Committee performs an annual assessment to confirm that your directors continue to have the skills and experience to serve PNC, and that our Board and its committees continue to be effective in the oversight of management.

•

Our Board recommends that you vote FOR all 16 director nominees.

Item 2: Ratification of auditors (page 77)

•

Each year, our Board’s Audit Committee selects PNC’s independent registered public accounting firm. For 2013, the Audit Committee selected PricewaterhouseCoopers LLP (PwC) to fulfill this role.

•

Our Board recommends that you vote FOR the ratification of the Audit Committee’s selection of PwC as our independent registered public accounting firm for 2013.

Item 3: “Say-on-pay” (page 80)

•

We ask shareholders to cast a non-binding advisory vote on our executive compensation program – known generally as the “say-on-pay” vote. We have offered a say-on-pay vote since 2009, and our shareholders confirmed their preference for annual votes in 2011. Last year, 96% of the votes cast by our shareholders supported our executive compensation program, and PNC has averaged 96% support for say-on-pay over the past four years.

•

We recommend that you read the CD&A (beginning on page 34), which explains how and why our Board’s Personnel and Compensation Committee made executive compensation decisions for 2012.

•

Our Board recommends that you vote FOR the non-binding advisory vote on executive compensation (say-on-pay).

Item 4: Shareholder proposal (page 82)

•

You will also be asked to consider a shareholder proposal described in this proxy statement. The proposal asks PNC to report to shareholders on our assessment of greenhouse gas emissions resulting from our lending portfolio and our exposure to climate change risk in lending, investing and financing activities.

•

Our Board recommends that you vote AGAINST the shareholder proposal.

PNC performance highlights (page 36)

•

In 2012, we performed well in a highly challenging environment and continued to grow customers, revenues, loans, and deposits.

•

We further strengthened our balance sheet and remained a core-funded bank.

•

We continued to make strategic investments to grow PNC’s franchise for sustainable long-term growth.

•

We successfully integrated RBC Bank (USA), giving us access to the southeastern United States, a highly desirable market.

•

While the current environment remains challenging, with low interest rates and slow economic growth, we recognize that we operate in a cyclical business and have made strategic investments and used capital to grow our franchise for the long-term.

•

We managed risk throughout the enterprise, with improving credit quality.

•

We have entered the Basel parallel run process and are well-positioned to achieve regulatory capital goals.

•

We increased our dividend again in 2012 and generated a positive total shareholder return for the year.

•

We earned record employee engagement scores and we were recognized as a Gallup Great Workplace winner.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   5

Back to Contents

PNC compensation (page 34)

At the beginning of 2012, our Board’s Personnel and Compensation Committee set total compensation targets for our NEOs, which included a base salary and an incentive compensation target.

•

See page 40 for a diagram of our compensation process.

The Committee determined a corporate performance factor, expressed as a percentage of the total incentive compensation targets for executives. This percentage reflected an evaluation of measurable performance metrics, both absolute and relative, as well as an assessment of management’s performance against strategic goals and other key considerations.

Based on a review of PNC’s performance for 2012, the Committee established a corporate performance factor of 90%.

•

See pages 41-44 for a discussion of performance and the corporate performance factor.

The Committee also made a one-time adjustment to each NEO to offset a change in our long-term incentive program, that will reduce the compensation opportunity if PNC performs well in the future. (See pages 43-44 for more information on this.)

NEO	Incentive compensation target	Incentive compensation awarded (excluding one-time adjustment)	One-time adjustment for reduction to incentive performance unit grant	Total incentive compensation awarded	Form of total incentive compensation awarded
					Cash	Equity
James E. Rohr	$6,500,000	$6,098,000	$330,000	$6,428,000	0%	100%
Richard J. Johnson	$2,500,000	$2,400,000	$107,300	$2,507,300	40%	60%
William S. Demchak	$6,000,000	$5,400,000	$289,600	$5,689,600	32%	68%
Joseph C. Guyaux	$2,480,000	$2,480,000	$110,800	$2,590,800	38%	62%
Michael P. Lyons	$4,800,000	$4,320,000	$236,000	$4,556,000	0%	100%
E. William Parsley, III	$5,000,000	$4,800,000	$89,400	$4,889,400	14%	86%

For purposes of this chart, we calculated the CEO performance year compensation on an annualized basis, by adding the base salary for each of the three years, and the incentive compensation amounts awarded for performance during that year.

For each year of the three-year period, as shown in the Summary compensation table on page 53, we added the amounts included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for that year to the amount included in the “Stock Awards” column for the following year. For 2010 and 2011, the amounts include the grant date fair value of the incentive performance units and performance-based restricted share units granted in the first quarter of the following year, including the special performance-based restricted share unit award granted in 2011. For 2012, we used the total incentive compensation awarded amount ($6,428,000) shown in the table above.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   6

Back to Contents

PNC governance (page 17)

•

You can find out more about our governance policies and principles at www.pnc.com/corporategovernance

•

Our Board has a substantial majority of independent directors (14 out of 16), with our only non-independent directors being executive officers of PNC

•

Our Board has had a Presiding Director, an independent lead director with specific duties and responsibilities, since 2004

•

Our Board meets regularly in executive session, with no members of management present

•

In 2012, our Board met 10 times and each of our directors attended at least 75% of the aggregate number of meetings of the Board and the Committees on which he or she served. The average attendance of all directors at Board and Committee meetings was 98%.

–

We have four primary board committees:

–

Audit Committee

–

Personnel and Compensation Committee (Compensation)

–

Nominating and Governance Committee (Governance)

–

Risk Committee

Board nominees (page 12)

Name	Age	Director since	Independent	Primary Committee Memberships
Richard O. Berndt	70	2007		Audit; Risk
Charles E. Bunch	63	2007		Compensation; Governance
Paul W. Chellgren	70	1995		Audit (Chair); Compensation
William S. Demchak	50	2013
Kay Coles James	63	2006		Risk
Richard B. Kelson	66	2002		Audit; Compensation
Bruce C. Lindsay	71	1995		Audit; Risk
Anthony A. Massaro	68	2002		Governance; Risk
Jane G. Pepper	67	1997		Risk
James E. Rohr	64	1990		Risk
Donald J. Shepard	66	2007		Audit; Risk (Chair)
Lorene K. Steffes	67	2000		Risk
Dennis F. Strigl	66	2001		Compensation (Chair); Governance
Thomas J. Usher*	70	1992		Compensation; Governance (Chair)
George H. Walls, Jr.	70	2006		Audit; Risk
Helge H. Wehmeier	70	1992		Governance
* Presiding Director

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   7

Back to Contents

Table of Contents

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	10
ELECTION OF DIRECTORS (ITEM 1)	11
CORPORATE GOVERNANCE	17
Our Board leadership structure	17
Communicating with our Board	19
Our code of ethics	19
Board committees	19
Board meetings in 2012	27
DIRECTOR AND EXECUTIVE OFFICER RELATIONSHIPS	27
Director independence	27
Transactions with directors	29
Related person transactions policies and procedures	30
Family relationships	31
Indemnification and advancement of costs	31
Section 16(a) beneficial ownership reporting compliance	31
DIRECTOR COMPENSATION	32
Director compensation in 2012	33
COMPENSATION DISCUSSION AND ANALYSIS	34
Introduction	34
Table of contents	34
Significant compensation decisions	35
PNC performance during 2012	36
Compensation philosophy and principles	38
Compensation program—summary	39
Compensation program—decisions	41
Compensation policies and practices	47
COMPENSATION COMMITTEE REPORT	50
COMPENSATION AND RISK	51
Risk management at PNC	51
Compensation and risk	51
Risk review of compensation plans	52

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   8

Back to Contents

COMPENSATION TABLES	53
Summary compensation table	53
Grants of plan-based awards in 2012	55
Outstanding equity awards at 2012 fiscal year-end	57
Option exercises and stock vested in fiscal 2012	62
Pension benefits at 2012 fiscal year-end	63
Non-qualified deferred compensation in fiscal 2012	65
CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT	69
Benefits upon termination of employment	69
Change in control agreements	69
Equity-based grants	70
Existing plans and arrangements	72
Estimated benefits upon termination	72
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	75
Security ownership of directors and executive officers	75
Security ownership of certain beneficial owners	76
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 2)	77
Audit and non-audit fees	77
Procedures for pre-approving audit and permitted non-audit services	78
Report of the audit committee	79
“SAY-ON-PAY”: ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 3)	80
What is the purpose of this item?	80
What does it mean to have a “say-on-pay” advisory vote?	80
Where can I find more information on executive compensation?	80
What are some of the performance and compensation program highlights for 2012?	81
SHAREHOLDER PROPOSAL (ITEM 4)	82
Supporting statement	82
Statement by the board of directors in opposition to the proposal	83
GENERAL INFORMATION	84
Attending the annual meeting	84
Reviewing proxy materials	84
Voting your shares	85
How a proposal gets approved	87
SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING	88
OTHER MATTERS	88
ANNEX A (NON-GAAP FINANCIAL MEASURES)	89

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   9

Back to Contents

Notice of Annual Meeting of Shareholders

Tuesday, April 23, 2013

11:00 a.m. (Eastern time)

August Wilson Center for African American Culture, 980 Liberty Avenue, Pittsburgh, PA 15222

WEBCAST

A webcast of our annual meeting will be available at www.pnc.com/annualmeeting. An archive of the webcast will be available on our website for thirty days.

CONFERENCE CALL

You may access the conference call of the annual meeting by calling 877-272-3498 or 303-223-4382 (international). A telephone replay will be available for one week by calling 800-633-8284 or 402-977-9140 (international), conference ID 21650519.

ITEMS OF BUSINESS

1.

Electing as directors the 16 nominees named in the proxy statement that follows, to serve until the next annual meeting and until their successors are elected and qualified;

2.

Ratifying the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2013;

3.

An advisory vote to approve named executive officer compensation;

4.

Considering a shareholder proposal regarding a report on greenhouse gas emissions of borrowers and exposure to climate change risk, if properly presented before the meeting; and

5.

Such other business as may properly come before the meeting.

RECORD DATE

Shareholders of record at the close of business on January 31, 2013 are entitled to receive notice of and to vote at the meeting and any adjournment.

MATERIALS TO REVIEW

We began providing access to this proxy statement and a form of proxy card on March 14, 2013. We have made our proxy materials available electronically. Certain shareholders will receive a notice explaining how to access our proxy materials and vote. Other shareholders will receive a paper copy of this proxy statement and a proxy card.

PROXY VOTING

Even if you plan to attend the annual meeting in person, we encourage you to cast your vote over the Internet, or by telephone or mail if you have a proxy card. This Notice of Annual Meeting and Proxy Statement and our 2012 Annual Report are available at www.envisionreports.com/PNC.

March 14, 2013	By Order of the Board of Directors,

George P. Long, III
Chief Governance Counsel and Corporate Secretary

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   10

Back to Contents

ELECTION OF DIRECTORS (ITEM 1)

Our Board of Directors determines the number of directors to nominate for election. Our by-laws contemplate a Board that ranges in size from five to 36 directors. For this annual meeting, our Board fixed the number of directors to be elected at 16.

Each of the 16 nominees currently serves on our Board. Beginning on page 12, we include the following information for each nominee:

•

their names and ages

•

the years they first became directors of PNC

•

their principal occupations and public company directorships over the past five years

•

a brief discussion of the specific experience, qualifications, attributes or skills that led to our Board’s conclusion that the person should serve as a director, in light of our business and structure

The directors will serve for one year, unless they leave the Board early. We do not stagger our elections - the entire Board will be considered for re-election at the 2013 meeting. If elected, the nominee will hold office until the next annual meeting of our shareholders, and until the election and qualification of their successors.

Each nominee consents to being named in this proxy statement and to serve if elected. Our Board has no reason to believe that any nominee will be unavailable or unable to serve as a director.

In addition to information on the background and qualifications of each director, this proxy statement contains other important information related to your evaluation of our nominees. We discuss:

•

our Board’s leadership structure

•

how our Board operates

•

relationships between PNC and our directors

•

how we evaluate director independence

•

how we pay our directors

See the following sections for more details on these topics:

•

Corporate Governance (page 17)

•

Primary Board Committees (page 19)

•

Director and Executive Officer Relationships (page 27)

•

Director Compensation (page 32)

•

Security Ownership of Directors and Executive Officers (page 75)

Your proxy, unless you direct otherwise, will be voted FOR all of the nominees named on pages 12 to 16. See page 87 regarding the vote required for election of the nominees as directors.

The Board of Directors recommends a vote FOR each of the nominees listed on pages 12 to 16.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   11

Back to Contents

Richard O. Berndt

Age 70

Director Since 2007

Experience, Qualifications, Attributes, or Skills

Mr. Berndt is the Managing Partner of Gallagher Evelius & Jones LLP, a law firm based in Baltimore, Maryland.

Mr. Berndt received an undergraduate degree from Villanova University, a law degree from the University of Maryland School of Law, and a master’s degree from Johns Hopkins University.

Mr. Berndt joined our Board following PNC’s acquisition of Mercantile Bankshares Corporation. He joined the Mercantile Board of Directors in 1978.

Our Board values Mr. Berndt’s prior experience on the board of a public company in the banking business. In addition, his involvement in the Baltimore community provides insights into this market for PNC. Mr. Berndt’s background also gives him an understanding of legal issues, although he does not serve us in a legal capacity and neither he nor his firm provides legal advice to PNC.

PNC Board Committee Memberships

Audit Committee

Risk Committee

Special Compliance Committee (Chairman)

Public Company Directorships

Municipal Mortgage & Equity, LLC (until 2010)

Mercantile Bankshares Corporation (until 2007)

Charles E. Bunch

Age 63

Director Since 2007

Experience, Qualifications, Attributes, or Skills

Mr. Bunch is the Chairman and Chief Executive Officer of PPG Industries, Inc., a Pittsburgh-based global supplier of paints, coatings, optical products, specialty materials, chemicals, glass and fiber glass.

Mr. Bunch received an undergraduate degree from Georgetown University and a master’s degree in business administration from Harvard University.

Mr. Bunch’s service as a public company CEO, his extensive management and finance experience and his involvement in the Pittsburgh community add significant value to our Board. In addition, Mr. Bunch brings regulatory and banking industry experience to our Board as he formerly served as a Director and the Chairman of the Federal Reserve Bank of Cleveland, our principal banking regulator.

PNC Board Committee Memberships

Nominating and Governance Committee

Personnel and Compensation Committee

Public Company Directorships

H.J. Heinz Company

PPG Industries, Inc.

Paul W. Chellgren

Age 70

Director Since 1995

Experience, Qualifications, Attributes, or Skills

Mr. Chellgren is an Operating Partner with Snow Phipps Group, LLC, a New York City-based private equity firm. In 2002, he retired as the Chairman and Chief Executive Officer of Ashland, Inc., a provider of specialty chemical products, services and solutions, headquartered in Covington, Kentucky. He also served as the Chief Financial Officer of Ashland.

Mr. Chellgren received an undergraduate degree from the University of Kentucky, a master’s degree in business administration from Harvard University, and a diploma in Developmental Economics from Oxford University.

Mr. Chellgren’s service as a public company CFO and his designation as an “audit committee financial expert” assist the Board in its oversight of financial and accounting issues. This financial background provides strong leadership of our Audit Committee, which he chairs. Our Board also values his extensive executive management experience, including as a CEO of a public company, and his involvement in the southern Ohio and northern Kentucky communities that we serve.

PNC Board Committee Memberships

Audit Committee (Chairman)

Executive Committee

Personnel and Compensation Committee

Basel Subcommittee

Public Company Directorships

None

William S. Demchak

Age 50

Director Since 2013

Experience, Qualifications, Attributes, or Skills

Mr. Demchak joined PNC in 2002 as chief financial officer. In 2005, he became head of Corporate & Institutional Banking. He was promoted to senior vice chairman in 2009 and named head of all PNC businesses in 2010. He was elected PNC president in April 2012. Prior to joining PNC, Mr. Demchak served as head of Structured Finance and Credit Portfolio for JPMorgan Chase & Co. Mr. Demchak is a director of BlackRock, Inc.

Mr. Demchak earned his undergraduate degree at Allegheny College and a master’s degree in business administration at the University of Michigan.

The Board continues to believe that the CEO of PNC should also serve as a director. In light of the announcement that Mr. Demchak will assume the office of chief executive officer on April 23, 2013, the Board chose to appoint Mr. Demchak a director as of the time of the announcement. Mr. Demchak’s responsibilities for oversight of all PNC’s businesses since 2010 and as head of Corporate & Institutional Banking since 2005 provide him with insight of PNC’s operations, and will assist the Board in its oversight of the company. Additionally, Mr. Demchak’s experience prior to joining PNC provides additional financial institution industry knowledge and expertise to the Board.

PNC Board Committee Memberships

None

Public Company Directorships

BlackRock, Inc.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   12

Back to Contents

Kay Coles James

Age 63

Director Since 2006

Experience, Qualifications, Attributes, or Skills

Ms. James is President and Founder of The Gloucester Institute, a non-profit organization that trains and nurtures leaders in the African-American community.

From 2001 to 2006, she served as director of the U.S. Office of Personnel Management, where she was President George W. Bush’s principal human resources advisor.

She has also provided consulting services as a former Senior Partner in The J.C. Watts Companies.

Ms. James received an undergraduate degree from Hampton University.

Having supervised the management of thousands of federal employees, Ms. James understands large-scale human resources operations and compensation matters. Our Board values these senior-level federal government and regulatory experiences, as well as her leadership of a non-profit organization in the Greater Washington, D.C. area, a significant market for PNC.

PNC Board Committee Memberships

Risk Committee

Public Company Directorships

AMERIGROUP Corporation (until December 2012)

Richard B. Kelson

Age 66

Director Since 2002

Experience, Qualifications, Attributes, or Skills

Mr. Kelson is a private equity investor and advisor to middle-market companies. He is the Chairman and CEO of ServCo, LLC, a strategic sourcing and supply chain management company. He has also served as an Operating Advisor with Pegasus Capital Advisors, L.P., a private equity fund manager.

Mr. Kelson retired in 2006 as Chairman’s Counsel for Alcoa, a leader in the production and management of primary aluminum, fabricated aluminum, and alumina. At Alcoa, he served as a member of the executive council, the senior leadership group for the company. From 1994 to 1997, Mr. Kelson served as Alcoa’s General Counsel. From 1997 through 2005, he served as Alcoa’s Chief Financial Officer.

Mr. Kelson received an undergraduate degree from the University of Pennsylvania, and a law degree from the University of Pittsburgh.

Mr. Kelson’s service as a public company CFO and his designation as an “audit committee financial expert” assist the Board and Audit Committee with the oversight of financial and accounting issues. The Board also values Mr. Kelson’s executive management experience and his background as a public company general counsel, although he does not serve in a legal capacity nor provide legal advice to PNC or our Board.

PNC Board Committee Memberships

Audit Committee

Personnel and Compensation Committee

Public Company Directorships

Lighting Science Group Corporation (until 2010)

Commercial Metals Company

MeadWestvaco Corp.

Bruce C. Lindsay

Age 71

Director Since 1995

Experience, Qualifications, Attributes, or Skills

Mr. Lindsay is a private equity investor and Chairman and Managing Member of 2117 Associates, LLC, a business consulting firm.

For the majority of his professional life, Mr. Lindsay has invested in privately held companies. He has also served as the CEO of various privately held operating companies and has been a director of many companies as well. Currently he continues as a director of one privately held middle market company and an advisor to another privately held middle market company. He also is an advisor to two investment management firms.

Mr. Lindsay received an undergraduate degree from Yale University and a master’s degree in business administration from the University of Chicago.

Our Board values Mr. Lindsay’s managerial, operational, and investing experience and the broad array of companies where he has served in an executive capacity. The Board believes that these skills assist in the oversight of PNC management and give him insights into the operations of our company. Mr. Lindsay is also active in the Philadelphia community, a significant market for PNC.

PNC Board Committee Memberships

Audit Committee

Risk Committee

Basel Subcommittee

Public Company Directorships

None

Anthony A. Massaro

Age 68

Director Since 2002

Experience, Qualifications, Attributes, or Skills

Mr. Massaro is the retired Chairman and Chief Executive Officer of Lincoln Electric Holdings, Inc., a leader in the design, development and manufacture of welding products and cutting equipment. He retired as CEO in April 2005 and as Chairman in October 2005.

Previously, Mr. Massaro served as a Group President of Westinghouse Electric Corporation, an electrical equipment and multipurpose engineering company, and in a variety of other executive positions at Westinghouse.

Mr. Massaro received an undergraduate degree from the University of Pittsburgh.

Mr. Massaro’s service as the CEO of a large public company, and his experience in a number of other senior management positions, assist our Board’s oversight of management and issues generally facing public companies.

PNC Board Committee Memberships

Nominating and Governance Committee

Risk Committee

Technology Subcommittee

Public Company Directorships

Commercial Metals Company (Lead Director)

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   13

Back to Contents

Jane G. Pepper

Age 67

Director Since 1997

Experience, Qualifications, Attributes, or Skills

In June 2010, Ms. Pepper retired as the President of the Pennsylvania Horticultural Society (PHS), a non-profit organization, and America’s first horticultural society.

Ms. Pepper received undergraduate and graduate degrees from the University of Delaware.

Ms. Pepper brings a diverse set of experiences to our Board, beginning with her management experience at the PHS. For 30 years, Ms. Pepper led this Philadelphia-based organization, supervising over 100 employees, and executing a strategic plan with a vision of sustainability and community impact. Beyond this leadership, the Board appreciates her insights as PNC continues to expand our own environmentally conscious initiatives.

Ms. Pepper brings additional regulatory and banking industry experience to our Board, having formerly served as a director and the Chairwoman of the Federal Reserve Bank of Philadelphia.

PNC Board Committee Memberships

Risk Committee

Special Compliance Committee

Public Company Directorships

None

James E. Rohr

Age 64

Director Since 1990

Experience, Qualifications, Attributes, or Skills

Mr. Rohr is the Chairman and Chief Executive Officer of PNC. He joined the company in 1972.

Mr. Rohr received an undergraduate degree from the University of Notre Dame and a master’s degree in business administration from The Ohio State University.

The Board believes that the current CEO should also serve as a director. Under the leadership structure discussed elsewhere in this proxy statement, a CEO-director acts as a liaison between directors and management, and assists the Board in its oversight of the company. Mr. Rohr’s breadth of experiences, tenure and strong leadership provide unparalleled insights into the history, current operation, and strategic vision of PNC.

PNC Board Committee Memberships

Executive Committee

Risk Committee

Public Company Directorships

Allegheny Technologies Incorporated

BlackRock, Inc.

EQT Corporation

Donald J. Shepard

Age 66

Director Since 2007

Experience, Qualifications, Attributes, or Skills

Mr. Shepard is the retired Chairman of the Executive Board and Chief Executive Officer of AEGON N.V., a large life insurance and pension company.

Mr. Shepard received a master’s degree in business administration from the University of Chicago.

Mr. Shepard joined our Board following PNC’s acquisition of Mercantile Bankshares Corporation. He joined the Mercantile Board of Directors in 1992.

Mr. Shepard’s service as the CEO of a large, international public company, particularly a company in the financial services sector, gives him insights into many issues facing PNC, and supports the Board’s ability to oversee complex and dynamic issues. Mr. Shepard’s duties and experiences at AEGON also assist our Board with its oversight of financial and risk issues. Our Board also values Mr. Shepard’s experience on the board of a public company in the banking business and his involvement in the Baltimore community.

PNC Board Committee Memberships

Executive Committee

Audit Committee

Risk Committee (Chairman)

Basel Subcommittee (Chairman)

Technology Subcommittee

Public Company Directorships

CSX Corporation

The Travelers Companies, Inc.

Mercantile Bankshares Corporation (until 2007)

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   14

Back to Contents

Lorene K. Steffes

Age 67

Director Since 2000

Experience, Qualifications, Attributes, or Skills

Ms. Steffes is an independent business advisor with executive, business management and technical expertise in the telecommunications and information technology industries. She formerly served as Vice President and General Manager, Global Electronics Industry, for IBM, an information technology company. Ms. Steffes also served as the President and Chief Executive Officer of Transarc Corporation, a software development firm, which was later acquired by IBM.

Ms. Steffes received undergraduate and master’s degrees from Northern Illinois University.

Our Board values Ms. Steffes’s managerial experiences throughout the technology industry, including as a chief executive. Her wide array of experiences in this industry and her understanding of operational and technological issues assist the Board in its oversight of technological issues, which have become increasingly important for large, complex banking organizations.

PNC Board Committee Memberships

Risk Committee

Basel Subcommittee

Technology Subcommittee (Chair)

Public Company Directorships

RadiSys Corporation

Dennis F. Strigl

Age 66

Director Since 2001

Experience, Qualifications, Attributes, or Skills

Mr. Strigl served as the President and Chief Operating Officer of Verizon Communications Inc., one of the world’s leading providers of communications services, until his retirement in December 2009. Prior to that, he was the President and Chief Executive Officer of Verizon Wireless, a joint venture controlled by Verizon.

Mr. Strigl received an undergraduate degree from Canisius College and a master’s degree in business administration from Fairleigh Dickinson University.

Our Board values Mr. Strigl’s service as a senior executive at a large public company, and his former executive management expertise as the CEO of Verizon Wireless. His management of a large workforce at Verizon informs his judgment as the Chair of our Personnel and Compensation Committee and gives him a strong understanding of human resources and compensation matters. Mr. Strigl’s additional responsibility for internal functional services, such as finance and real estate, adds depth and experience to the Board’s ability to oversee the operations of our company.

PNC Board Committee Memberships

Executive Committee

Nominating and Governance Committee

Personnel and Compensation Committee (Chairman)

Public Company Directorships

ANADIGICS, Inc. (until 2007; 2010-Present)

Eastman Kodak Company

Tellabs, Inc.

Thomas J. Usher

Age 70

Director Since 1992

Experience, Qualifications, Attributes, or Skills

Mr. Usher is the non-executive Chairman of Marathon Petroleum Corporation, a transportation fuels refining company, which began as an independent company on July 1, 2011. Until July 2011 he served as the non-executive Chairman of Marathon Oil Corporation, an integrated international energy company. He formerly served as the Chairman, Chief Executive Officer, and President of United States Steel Corporation, an integrated international steel producer, until his retirement in 2004. He served as the Chairman of the Board of U.S. Steel until 2006.

Mr. Usher received an undergraduate degree, master’s degree, and Ph.D. from the University of Pittsburgh.

Our Board values Mr. Usher’s extensive executive management experience, including as the CEO of a public company, and significant involvement throughout the Pittsburgh community. In his duties as the Board’s Presiding Director, and as Chairman of the Nominating and Governance Committee, Mr. Usher can draw from a diverse set of leadership experiences and governance perspectives at large public companies, having served as a CEO, a non-executive Chairman, and an independent director.

PNC Board Committee Memberships

Presiding Director

Executive Committee (Chairman)

Nominating and Governance Committee (Chairman)

Personnel and Compensation Committee

Public Company Directorships

H.J. Heinz Company

Marathon Petroleum Corporation (Non-Executive Chairman)

PPG Industries, Inc.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   15

Back to Contents

George H. Walls, Jr.

Age 70

Director Since 2006

Experience, Qualifications, Attributes, or Skills

General Walls was the Chief Deputy Auditor for the State of North Carolina from 2001 to 2004. His responsibilities included oversight of the statewide operations of audit, administrative, and support staff.

General Walls served on active duty for over 28 years in the United States Marine Corps, retiring at the rank of Brigadier General in 1993.

General Walls received an undergraduate degree from West Chester State College and a master’s degree from North Carolina Central University.

General Walls is a National Association of Corporate Directors Governance Fellow.

Our Board values the financial and managerial experiences that General Walls brings to his duties as a director, both as the former Chief Deputy Auditor of North Carolina, and as displayed by the missions he led during an esteemed military career. These experiences show a strong fiscal management and operations experience, as well as valuable perspectives in human resources and internal audit.

PNC Board Committee Memberships

Audit Committee

Risk Committee

Special Compliance Committee

Public Company Directorships

Lincoln Electric Holdings, Inc.

Helge H. Wehmeier

Age 70

Director Since 1992

Experience, Qualifications, Attributes, or Skills

Mr. Wehmeier retired as the Vice Chairman of Bayer Corporation in 2004. He had served in that capacity since 2002, and was President and Chief Executive Officer since 1991. Bayer Corporation is the U.S. subsidiary of Bayer Group of Germany, an international life sciences, polymers, and specialty chemicals company.

Mr. Wehmeier is an alumnus of the International Management Development Institute in Lausanne, Switzerland and the Institut European d’Administration des Affaires in Fontainebleau, France.

Our Board values Mr. Wehmeier’s executive management experience and, in particular, his extensive experiences with merger integration activities at Bayer, which contributes to the Board’s oversight of our operations and acquisition integrations.

PNC Board Committee Memberships

Nominating and Governance Committee

Public Company Directorships

Owens-Illinois, Inc.

Terex Corporation (until 2010)

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   16

Back to Contents

CORPORATE GOVERNANCE

This section highlights some of our corporate governance policies and practices. Please see www.pnc.com/corporategovernance for additional information about corporate governance at PNC, including:

•

Corporate governance guidelines

•

By-laws

•

Board committee charters

•

Corporate values

•

Code of ethics

To receive free, printed copies of any of these documents, please send a request to:

Corporate Secretary

The PNC Financial Services Group, Inc.

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

or corporate.secretary@pnc.com

This proxy statement is also available at

www.pnc.com/proxystatement

Our Board’s Nominating and Governance Committee reviews the corporate governance guidelines at least once a year. The guidelines address important principles adopted by the Board, including:

•

The qualifications that we want to see in a director

•

What we expect the lead independent director to do

•

How the Board committees serve to support the Board’s duties

•

A description of ordinary course relationships that will not impair a director’s independence

•

The importance of meeting in executive session without management

•

The importance of having access to management

•

The mandatory director retirement age (72)

•

How the Board evaluates our CEO’s performance

•

How the Board considers management succession planning

•

Our views on directors holding outside board positions

•

How the Board continually evaluates its own performance

•

Our approach to director education

Our Board leadership structure

2012 ANNUAL MEETING VOTING RESULTS
Eligible Votes (millions)	527.4
Total Voted (millions)	455.3 (86.3%)
Broker Non-Votes (millions)	42.2 (8.0%)

Proposal	Votes “For”
Director Elections - Average	96.6%
Richard O. Berndt	98.7%
Charles E. Bunch	95.7%
Paul W. Chellgren	95.8%
Kay Coles James	97.8%
Richard B. Kelson	96.2%
Bruce C. Lindsay	97.3%
Anthony A. Massaro	98.6%
Jane G. Pepper	97.8%
James E. Rohr	87.0%
Donald J. Shepard	98.7%
Lorene K. Steffes	97.5%
Dennis F. Strigl	96.1%
Thomas J. Usher	95.5%
George H. Walls, Jr.	98.8%
Helge H. Wehmeier	97.4%
Ratification of Auditors – For	99.5%
Say-on-Pay – For	96.0%

Based on an assessment of its current needs and the composition, skills, and qualifications of the directors, the Board believes that the appropriate leadership structure should include the following attributes:

•

A substantial majority of independent directors

•

A lead independent director with specific duties

•

Regular executive sessions of all independent directors without management present

The Board’s current leadership structure includes all three attributes. We have not adopted a policy with respect to separating the Chairman and CEO positions. The Board believes that the leadership structure should be flexible enough to accommodate different approaches based on an evaluation of relevant facts and circumstances. The Board considers its structure and leadership each year. The Personnel and Compensation Committee discusses whether to separate the positions of Chairman and CEO as part of its ongoing evaluation of management succession plans.

James E. Rohr, our current CEO, also serves as the Chairman of the Board. On February 14, 2013, we announced that William S. Demchak would succeed Mr. Rohr as CEO, effective at the annual meeting on April 23. Mr. Rohr will assume the new position of Executive Chairman of PNC on that date, and we expect him to serve in that capacity for one year.

Thomas J. Usher, the Board’s Presiding Director, serves as our lead independent director. We describe his duties in more detail below.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   17

Back to Contents

In connection with the evaluation of annual performance and decisions regarding compensation, the Personnel and Compensation Committee typically reviews the performance of the CEO in the first quarter of the year. The Committee performs this review in its own committee meeting in executive session and in a follow-up session with all independent directors of the Board.

The Board most recently reviewed Mr. Rohr’s performance at a meeting held on February 14, 2013. This evaluation helped to inform the Personnel and Compensation Committee’s compensation decisions for Mr. Rohr. These decisions are discussed in more detail in the Compensation Discussion and Analysis section, which begins on page 34. This discussion of CEO performance in a full Board session also helps to inform the Board’s oversight of the execution of PNC’s strategic objectives.

The Board continues to value Mr. Rohr’s substantial experience at PNC, his leadership in growing PNC and delivering value over a volatile period, and his extensive industry knowledge and insights. The Board also values Mr. Usher’s experience as the Presiding Director and his fulfillment of the duties of the position. Based on a review of the skills, qualifications, and experience of Mr. Rohr, Mr. Demchak and Mr. Usher, and to help facilitate the transition from Mr. Rohr to Mr. Demchak as CEO, the Board believed that it was appropriate for Mr. Rohr to serve as Executive Chairman for one year.

Substantial majority of independent directors. We have long maintained a Board with a substantial majority of directors who are not PNC employees. The NYSE requires at least a majority of our directors to be independent from management.

As executive officers of PNC, Mr. Rohr and Mr. Demchak are the only two directors who are not independent under NYSE’s “bright-line” rules. The Board has affirmed the independence of each of our other 14 nominees for director. Please see Director and Executive Officer Relationships on pages 27 and 28 for a description of how we evaluate independence.

Lead independent director duties. As the Presiding Director, Mr. Usher is the lead independent director for our Board. The Board’s independent and non-management directors selected him for this role. The Board approved the following duties for the Presiding Director:

•

Preside at meetings of the Board of Directors if the Chairman is unavailable

•

Convene executive sessions of the Board’s independent directors

•

Preside at executive sessions of the Board’s independent directors and communicate any discussions to the Chairman, as appropriate

•

Act as the principal liaison between the Chairman and the Board’s independent directors

•

Be available for confidential discussions with any director

•

Advise the Chairman regarding the Board’s agendas, meeting schedule, and flow of information

•

Participate with management in meetings with stakeholders, as necessary or appropriate

•

Be available to receive direct communications from shareholders

•

Discharge such other responsibilities as the Board’s independent directors may assign from time to time

During the course of the year, the Presiding Director discusses agenda items with the Chairman, and may suggest additional agenda items for the Board meetings. In between meetings, each director is encouraged to raise any topics or issues with the Presiding Director to be discussed among the independent directors. The Presiding Director will raise any such matter in an executive session of the Board, without identifying the source of the request, unless the director asks to be identified.

The Presiding Director also chairs our Board’s Nominating and Governance Committee. As the chair of that committee, Mr. Usher leads the annual self-evaluation process for the Board and committees and the evaluation of Board independence. That committee also reviews significant developments in corporate governance and reports the developments to the full Board.

Regular executive sessions of independent directors. Our directors have met and will continue to meet in regularly scheduled executive sessions without management present. The NYSE requires our independent directors to meet once a year. Under our Board’s own policy, our independent directors meet by themselves at least quarterly. Our Presiding Director leads these executive sessions.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   18

Back to Contents

Communicating with our Board

If you want to communicate directly to our directors, please mail your communication to the following address:

Presiding Director

The PNC Financial Services Group, Inc.

Board of Directors

P.O. Box 2705

Pittsburgh, Pennsylvania 15230-2705

If you follow this process, your communication will not be opened or screened by a PNC employee. The Presiding Director will receive the communication and determine how to respond. Depending on the content, he may forward the communication to a PNC employee, a director or Board committee, or a third party.

If you send a communication to a PNC location or by electronic mail to a PNC employee, we will evaluate it based on a process established by our Board’s independent directors. Under this process, PNC employees will determine how to respond and what to communicate to directors.

If you are a shareholder and want to recommend a candidate for our Board, please follow the instructions on page 22.

If you are a shareholder and want to submit a proposal at an annual meeting or include a proposal in our proxy materials next year, please follow the instructions on page 88.

Our code of ethics

PNC has adopted a Code of Business Conduct and Ethics that applies to all employees and directors.

Our code of ethics addresses these important topics, among others:

•

Our commitment to ethics and values

•

Fair dealing with customers, suppliers, competitors, and employees

•

Conflicts and potential conflicts of interest

•

Self-dealing and outside employment

•

Insider trading and other trading restrictions, including prohibitions on transactions in any derivative of PNC securities, including buying and writing options

•

Transactions with PNC

•

Gifts and entertainment

•

Creating business records, document retention, and protecting confidential information

•

Protection and proper use of our assets, including intellectual property and electronic media

•

Communicating with the public

•

Political contributions and fundraising

•

Compliance with laws and regulations

•

Protection from retaliation

The code of ethics is available on our website (www.pnc.com/corporategovernance). Any shareholder may also request a free print copy by writing to our Corporate Secretary at the address given on page 17. We intend that this code satisfies the SEC’s requirement to adopt a code that applies to a company’s CEO and senior financial officers. Our Board’s Audit Committee must approve any waivers or exceptions to code provisions for our directors or executive officers. We will post on our website any future amendments to, or waivers from, a provision of the code of ethics that applies to our directors or executive officers (including our Chairman and CEO, CFO, and Controller).

Board committees

Our Board currently has five standing committees. Four of these committees—Audit, Nominating and Governance, Personnel and Compensation, and Risk—meet on a regular basis. The Executive Committee meets as needed and is composed of our Chairman and CEO, and the chairs of our other four primary committees. The Executive Committee may act on behalf of the Board and reports regularly to the full Board. Our Presiding Director chairs the Executive Committee, which did not meet in 2012.

Our By-laws authorize the Board to create other committees. Each committee may form and delegate authority to subcommittees of one or more committee members. Our Board created a Special Compliance Committee to assist the Board in its oversight and reporting responsibilities in connection with relevant provisions of the consent orders entered into between the PNC and banking regulators related to certain residential mortgage matters. Our Risk Committee has formed two sub-committees to facilitate Board-level oversight of: our enterprise-wide efforts related to the framework adopted by the Basel Committee on Banking Supervision (the Basel Subcommittee); and enterprise-wide technology risk (the Special Technology Subcommittee).

Each committee operates under a written charter approved by the Board. Each committee annually reviews and reassesses its charter.

Each committee also performs an annual self-evaluation to determine whether the committee is functioning effectively and fulfilling its charter duties.

We describe the main responsibilities of the Board’s four principal standing committees below. The descriptions of the committee functions in this proxy statement are qualified by reference to the charters and our relevant By-law provisions. The charters for the four Board committees discussed in this section are all available on our website at www.pnc.com/corporategovernance.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   19

Back to Contents

Audit Committee
Chair Paul W. Chellgren	Other members: Richard O. Berndt Richard B. Kelson Bruce C. Lindsay Donald J. Shepard George H. Walls, Jr

The Audit Committee consists entirely of independent directors. When our Board meets on April 23, 2013, only independent directors will be appointed to the committee.

Acting on the recommendation of the Nominating and Governance Committee, the Board of Directors determined that Mr. Chellgren and Mr. Kelson are each an “audit committee financial expert,” as that term is defined by the SEC.

Our Board most recently approved the charter of the Audit Committee on February 14, 2013, and it is available on our website.

The Audit Committee satisfies the requirements of SEC Rule 10A-3, which includes the following topics:

•

The independence of committee members

•

The responsibility for selecting and overseeing our independent auditors

•

The establishment of procedures for handling complaints regarding our accounting practices

•

The authority of the committee to engage advisors

•

The determination of appropriate funding for payment of the independent auditors and any outside advisors engaged by the committee and for the payment of the committee’s ordinary administrative expenses.

The Audit Committee’s primary purposes are to assist the Board by:

•

Monitoring the integrity of our consolidated financial statements

•

Monitoring compliance with legal and regulatory requirements and with our code of ethics

•

Evaluating and monitoring the qualifications and independence of our independent auditors

•

Evaluating and monitoring the performance of our internal audit function and our independent auditors

The Audit Committee’s responsibility is one of oversight. Our management is responsible for preparing our consolidated financial statements, for maintaining internal controls, and for our compliance with laws and regulations, and the independent auditors are responsible for auditing our consolidated financial statements.

The Committee typically reviews the internal and external audit plans. The Committee is directly responsible for the appointment, compensation and oversight of our independent auditors (including the resolution of any disagreements between management and the auditors regarding financial reporting if disagreements occur) for the purpose of preparing or issuing an audit report or related work. For work performed by the independent auditors, the Committee must pre-approve all audit engagement fees and terms, as well as all permitted non-audit engagements. The Committee pre-approves all audit services and permitted non-audit services. The Committee considers whether providing non-audit services will impair the auditors’ independence. We describe the Committee’s procedures for the pre-approval of audit and permitted non-audit services on page 78.

The Committee has the authority to retain independent legal, accounting or other advisors. The Committee regularly holds private sessions with our management, internal auditors, and independent auditors. The independent auditors report directly to the Committee. The Committee reviews the performance and approves the compensation of our General Auditor, who leads PNC’s internal audit function and reports directly to the Committee.

Under our corporate governance guidelines, Audit Committee members may only serve on three public company audit committees, including PNC’s.

The Audit Committee must also prepare the report required to be included in this proxy statement. The Audit Committee has approved that report, which is on page 79.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   20

Back to Contents

Nominating and Governance Committee
Chair Thomas J. Usher	Other members: Charles E. Bunch Anthony A. Massaro Dennis F. Strigl Helge H. Wehmeier

The Nominating and Governance Committee consists entirely of independent directors. When our Board meets on April 23, 2013, only independent directors will be appointed to the Committee.

Our Board most recently approved the charter of the Nominating and Governance Committee on February 14, 2013, and it is available on our website.

The primary purpose of our Nominating and Governance Committee is to assist our Board in promoting the best interests of PNC and its shareholders through the implementation of sound corporate governance principles and practices. The Committee also assists the Board by identifying individuals qualified to become Board members. The Committee recommends to the Board the director nominees for each annual meeting, and may also recommend the appointment of qualified individuals as directors between annual meetings.

In addition to the annual self-evaluation that all committees perform, the Nominating and Governance Committee also oversees the annual evaluation of the performance of the Board and all committees and reports to the Board on the evaluation results, as necessary or appropriate. The Committee annually reviews and recommends any changes to the Executive Committee charter.

How we evaluate directors and candidates. At least once a year, the Committee assesses the skills, qualifications and experience of our directors and recommends a slate of nominees to the Board. From time to time, the Committee also evaluates changes to the composition of our Board.

In evaluating existing directors or new candidates, the Committee assesses the needs of the Board and the qualifications of the individual. Please see the discussion on pages 12 to 16 for more information on each of our current director nominees.

Our Board must satisfy SEC, NYSE, and other banking regulatory standards. At least a majority of our directors must be independent under the NYSE standards. We require a sufficient number of independent directors to satisfy the membership needs of committees that also require independence. Our Audit Committee must include independent, financially literate directors with accounting or related financial management expertise.

Beyond that, the Nominating and Governance Committee expects directors to understand our strategic vision, our mix of businesses, and the bank regulatory environment and material requirements. The Board must possess a mix of qualities and skills to address the various risks facing PNC and understand how PNC manages risk. For a discussion of our Board’s oversight of risk, please see the section entitled Risk Committee, on page 26.

To assist the Committee in its identification of qualified directors, the Board has approved criteria that include:

•

A sustained record of high achievement, manifest competence, and integrity

•

A strong commitment to the ethical and diligent pursuit of shareholders’ best interest

•

The strength of character necessary to challenge management’s recommendations and actions when appropriate and to confirm the adequacy and completeness of management’s responses to such challenges to his or her satisfaction

•

Our Board’s strong desire to maintain its diversity in terms of race and gender

•

Personal qualities that will help to sustain an atmosphere of mutual respect and collegiality among the members of our Board

The Committee does not have minimum qualifications for director candidates. Each year, the Committee assesses our current directors for possible nomination and re-election. In doing so, it considers the factors listed above. The Committee generally considers the needs of the Board, the independence of directors from PNC, a director’s meeting attendance and participation, and the value of a director’s contributions to the effectiveness of our Board and its committees.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   21

Back to Contents

Although the Board has not adopted a formal policy on diversity, the Committee considers the diversity of directors in the context of the Board’s overall needs. The Committee evaluates diversity in a broad sense, recognizing the benefits of demographic diversity, but also considering the breadth of diverse backgrounds, skills, and experiences that directors may bring to our Board.

How we identify new directors. The Nominating and Governance Committee may identify potential directors in a number of ways. The Committee may consider recommendations made by current or former directors or members of executive management. We may also identify potential directors through contacts in the business, civic, academic, legal and non-profit communities. When appropriate, the Committee may retain a search firm to identify candidates.

In addition, the Committee will consider director nominees recommended by our shareholders. In order for the Committee to consider a nominee for election, the shareholder must submit a written proposal recommending the candidate to the office of the Corporate Secretary at our principal executive offices. Each submission must include the information required by our By-laws and corporate governance guidelines, both of which can be found on our website.

The Committee will evaluate candidates recommended by a shareholder in the same manner as candidates recommended by the Committee. The Committee has the right to request any additional information it may deem appropriate or desirable to evaluate the candidate. The Committee will not consider any candidate with an obvious impediment to serving as one of our directors. Shareholders who wish to nominate directors directly at an annual meeting in accordance with the procedures in our By-laws should follow the instructions in the section entitled General Information—Shareholder proposals for 2014 annual meeting—Advance notice procedures on page 88.

The Committee will meet to consider relevant information regarding a director candidate, in light of the evaluation criteria and needs of our Board. If the Committee does not recommend a candidate for nomination or appointment, or for more evaluation, no further action is taken. The chair of the Committee will later report this decision to the full Board. For shareholder-recommended candidates, the Corporate Secretary will communicate the decision to the shareholder.

If the Committee decides to recommend a candidate to our Board as a nominee for election at an annual meeting of shareholders or for appointment by our Board, the chair of the Committee will report that decision to the full Board at its next meeting. Before that meeting, each of the other directors will receive the same biographical and other background information about the candidate that the Committee considered.

After allowing for a discussion, the full Board will vote on whether to nominate the candidate for election or appoint the candidate to the Board. The Board may postpone this vote if it needs more information or deliberation, including additional evaluations regarding independence.

Potential candidates may be informally approached by Mr. Usher, as Presiding Director and chair of the Committee, or Mr. Rohr, as Chairman of PNC. As our corporate governance guidelines describe, invitations to join the Board should come from the chair of the Nominating and Governance Committee and PNC’s Chairman, jointly acting on behalf of our Board.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   22

Back to Contents

Personnel and Compensation Committee
Chair Dennis F. Strigl	Other members: Charles E. Bunch Paul W. Chellgren Richard B. Kelson Thomas J. Usher

The Personnel and Compensation Committee consists entirely of independent directors. The Committee membership is intended to satisfy the independence standards established by applicable federal income tax and securities laws, as well as NYSE standards. When our Board meets on April 23, 2013, only independent directors will be appointed to the Committee.

Kay Coles James was a member of the Committee in 2012, but ended her service with the Committee during the first quarter of 2013. She remains a director of PNC and continues to serve on our Board’s Risk Committee.

Our Board most recently approved the charter of the Committee on February 9, 2011, and it is available on our website.

The Committee’s principal purpose is to discharge our Board’s oversight responsibilities relating to the compensation of our executive officers and other designated employees. The Committee may also evaluate and approve, or recommend for approval, benefit, incentive compensation, severance, equity-based or other compensation plans, policies, and programs.

The Committee has the authority to retain independent legal, compensation, accounting, or other advisors. The charter provides the Committee with the sole authority to retain and terminate a compensation consultant acting on the Committee’s behalf, and to approve the consultant’s fees and other retention terms. The Committee retained an independent compensation consultant in 2012 and prior years. See Role of compensation consultants below.

The Committee also reviews the Compensation Discussion and Analysis (CD&A) section of the proxy statement with management. See the Compensation Committee Report on page 50. The CD&A begins on page 34. The Committee reviews the aggregate risk impact of our incentive compensation programs and plans. See Compensation and Risk on pages 51 and 52.

The Committee has responsibility for reviewing and evaluating the development of an executive management succession plan and for reviewing our progress on diversity. The Committee reviews a detailed succession planning report at least annually. The materials typically include a discussion of the individual performance of executive officers as well as succession plans and development initiatives for other high potential employees. These materials provide necessary background and context to the Committee, and give each member a familiarity with the employee’s position, duties, responsibilities, and performance.

How the committee makes decisions. The Committee meets at least six times a year. Before each meeting, the chair of the Committee reviews the agenda, materials, and issues with members of our management and the Committee’s independent executive compensation consultant, as appropriate. The Committee may invite legal counsel or other external consultants to advise the Committee during meetings and preparatory sessions.

The Committee regularly meets in executive sessions without management present. At each in-person meeting of our full Board, the chair of the Committee presents a report of the items discussed and the actions approved at previous meetings. The chair provides these reports during an executive session of the Board. The Committee consults with independent directors before approving the CEO’s compensation.

The Committee adopted guidelines for information that will be presented to the Committee. The guidelines contemplate, among other things, that any major changes in policies or programs be considered over the course of two separate Committee meetings, with any vote occurring at the later meeting.

The Committee reviews all of the elements of the compensation programs periodically and adjusts those programs as appropriate. Each year, the Committee makes decisions regarding the amount of annual compensation and equity-based or other longer-term compensation for our executive officers, corporate executive group, and a designated group of other individuals. For the most part, these decisions are made in the first quarter of each year, following the evaluation of the prior year’s performance. The Committee reviews aspects of our post-employment compensation programs annually, but does not necessarily adjust them each year.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   23

Back to Contents

Delegations of authority. In November 2012, the Committee updated the authority delegated to management to make certain decisions or to take certain actions with respect to compensation or benefit plans or arrangements (other than those that are solely or predominantly for the benefit of executive officers).

For employee benefit, bonus, incentive compensation, severance, equity-based and other compensation or incentive plans and arrangements, the Committee delegated to our Chief Human Resources Officer (or her designee) the ability to adopt a new plan or arrangement or amend an existing one if:

•

the decision is not expected to result in a material increase in incremental expense to PNC, defined as an expense that exceeds 5% of the relevant expense for that plan category, or

•

the change is of a technical nature or is otherwise not material.

This delegation also includes authority to take certain actions to implement, administer, interpret, construe or make eligibility determinations under the plans and arrangements.

For grants of equity or equity-based awards, the Committee has delegated to our Chief Human Resources Officer (or her designee) the responsibility to make decisions with respect to equity grants for individuals who are not designated by the Committee as executives, including the determination of participants and grant sizes, allocation of the pool from which grants will be made, establishment of the terms of such grants, approval of amendments to outstanding grants and exercise of any discretionary authority pursuant to the terms of the grants.

Management’s role in compensation decisions. Our executive officers, including our CEO and our Chief Human Resources Officer, often review information with the Committee during meetings and may present management’s views or recommendations. The Committee evaluates these recommendations, generally in consultation with an independent compensation consultant retained by the Committee, who attends each meeting.

The chair of the Committee typically meets with management and an independent compensation consultant before each Committee meeting to discuss agenda topics, areas of focus, or outstanding issues. The chair generally schedules other meetings with the Committee’s compensation consultant without management present. Occasionally, management will schedule meetings with each Committee member to discuss substantive issues. For more complicated issues, these one-on-one meetings provide a dedicated forum for Committee members to ask questions outside of the meeting environment.

During Committee meetings, the CEO often reviews corporate and individual performance as part of the compensation discussions, and other members of executive management may be invited to speak to the Committee about specific performance or risk management. The Committee reviews any compensation decisions for the Chief Human Resources Officer and CEO in executive session, without either officer present for the discussion of their compensation. Any recommendations for CEO compensation are also discussed with the full Board, with no members of management present for the discussion.

Role of compensation consultants. The Committee has the sole authority to retain and terminate any compensation consultant directly assisting it. The Committee also has the sole authority to approve fees and other engagement terms. The Committee receives comparative compensation data from our management, from proxy statements and other public disclosures, and through surveys and reports prepared by compensation consultants.

The Committee retained Meridian Compensation Partners as its independent compensation consultant for 2012. In this capacity, Meridian reports directly to the Committee. In 2012, one or more representatives attended all of the in-person and telephonic meetings of the Committee, and met regularly with the Committee without members of management present. Meridian also reviewed meeting agendas.

Meridian and members of management assisted the Committee in its review of proposed compensation packages for our executive officers. For the 2012 performance year, Meridian prepared all discussion materials for the compensation of the CEO, which were reviewed in executive session without any members of management present. Meridian also prepared competitive pay analyses and other benchmarking reviews for the committee. PNC did not pay any fees to Meridian in 2012 other than in connection with work for the Committee.

The Committee evaluated whether the work of Meridian raised any conflict of interest. The Committee considered various factors, including the six factors mandated by the SEC rules, and determined that no conflict of interest was raised by the work of Meridian described in this proxy statement.

Our management retains other compensation consultants for its own use. In 2012, our management retained McLagan to provide certain market data in the financial services industry. It also uses Towers Watson, a global professional services firm, as its principal compensation advisor. Towers Watson provides various actuarial and management consulting services to us, including:

•

Analyzing the competitiveness of specific compensation programs, such as executive retirement benefits or change in control arrangements

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   24

Back to Contents

•

Preparing specific actuarial calculations on values under our retirement plans

•

Preparing surveys of competitive pay practices

•

Analyzing our director compensation packages and providing reports to our management and the Board’s Nominating and Governance Committee

•

Updating management on the effect of relevant laws and regulations

Reports prepared by Towers Watson and McLagan that relate to executive compensation may also be shared with the Committee.

Additionally, management retained Exequity in 2012 to assist in the development of its approach to evaluate pay for performance.

Compensation committee interlocks and insider participation. None of the current members of the Personnel and Compensation Committee are officers or former officers of PNC or any of our subsidiaries. No PNC executive officer served on the compensation committee of another entity that employed an executive officer who also served on our Board. No PNC executive officer served as a director of an entity that employed an executive officer who also served on our Personnel and Compensation Committee.

Certain members of the Personnel and Compensation Committee, their immediate family members, and entities with which they are affiliated, were our customers or had transactions with us (or our subsidiaries) during 2012. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Please see Director and Executive Officer Relationships—Related person transactions policies and procedures—Regulation O policies and procedures, which begins on page 30, for more information.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   25

Back to Contents

Risk Committee
Chair Donald J. Shepard	Other members: Richard O. Berndt Kay Coles James Bruce C. Lindsay Anthony A. Massaro	Jane G. Pepper James E. Rohr Lorene K. Steffes George H. Walls, Jr.

The Board performs its risk oversight function primarily through the Risk Committee, which includes both independent and management directors.

Our Board most recently approved the charter of the committee on August 18, 2011, and it is available on our website.

The Committee’s purpose is to provide oversight of our enterprise-wide risk structure and the processes established to identify, measure, monitor, and manage our credit risk, market and liquidity risk, and operating risk (including technology, operational, compliance, and fiduciary risk). The Committee serves as the primary point of contact between our Board and the management-level committees dealing with strategy and risk management. The Committee’s responsibility is one of oversight, and the Committee has no duty to assure compliance with laws and regulations.

The Committee receives regular reports on enterprise-wide risk management, credit risk, market and liquidity risk, operating risk, and capital management.

The Committee may also form sub-committees from time to time. It has formed a joint sub-committee with the Audit Committee to provide oversight of PNC’s implementation efforts related to the framework adopted by the Basel Committee on Banking Supervision. It has also formed a sub-committee to assist the Risk Committee in fulfilling its oversight responsibilities with respect to technology risk matters.

The Risk Committee, along with the Personnel and Compensation Committee, each review the risk components of our incentive compensation plans. For a discussion of the relationship between compensation and risk, please see Compensation and Risk, beginning on page 51.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   26

Back to Contents

Board meetings in 2012

The table below shows the names of our directors as of December 31, 2012. The Board elected Mr. Demchak as a director of PNC on February 14, 2013. The table also shows the number of Board committee meetings held in 2012, and the members and chairs of each committee. We also identify each director who has been designated by our Board as an “audit committee financial expert,” as defined under SEC regulations.

Our Board held 10 meetings in 2012. Each director attended at least 75% of the combined total number of meetings of the Board and all committees on which the director served. Our Board has adopted a policy that strongly encourages each director to attend the annual meeting in person. We remind each director of this policy before the date of the annual meeting. All of our directors attended PNC’s 2012 annual meeting of shareholders.

	Richard O. Berndt	Charles E. Bunch	Paul W. Chellgren	Kay Coles James	Richard B. Kelson	Bruce C. Lindsay	Anthony A. Massaro	Jane G. Pepper	James E. Rohr	Donald J. Shepard	Lorene K. Steffes	Dennis F. Strigl	Thomas J. Usher	George H. Walls, Jr.	Helge H. Wehmeier	Meetings Held
			(1)		(1)				(2)				(3)
Audit																12
Nominating and Governance																5
Personnel and Compensation																7
Risk																8
Chair (1) Designated as “audit committee financial expert” under SEC regulations (2) Non-independent director (3) Presiding director (lead independent director)

DIRECTOR AND EXECUTIVE OFFICER RELATIONSHIPS

This section discusses relationships between PNC (or affiliated entities) and our directors, executive officers, immediate family members, or certain affiliated entities. These relationships include transactions that we analyzed to determine the independence of our directors.

In this section, we describe the NYSE independence standards for directors, our Board-adopted independence guidelines, and our policies and procedures governing related person transactions.

Director independence

To be independent under NYSE rules, our Board must affirmatively determine that a director does not have a “material relationship” with PNC. A material relationship between a director and PNC could also include a relationship between PNC and an organization affiliated with a director.

NYSE rules describe specific relationships that will always impair independence. The absence of one of these “bright-line” relationships does not mean that a director is automatically independent. The Board must consider all relevant facts and circumstances in determining whether a material relationship exists.

Material relationships that we may consider include commercial, industrial, banking, consulting, legal, accounting, charitable, and family relationships. The ownership of a significant amount of PNC stock, by itself, will not prevent a finding of independence under NYSE rules.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   27

Back to Contents

The NYSE bright-line independence tests. Each of the following relationships will automatically impair a director’s independence under the NYSE’s “bright-line” tests:

•

A director employed by PNC

•

A director whose immediate family member is a PNC executive officer

•

The director’s receipt of more than $120,000 a year in direct compensation from PNC, except for certain permitted payments (such as director fees)

•

Certain relationships with PNC’s external or internal auditors

•

A director (or immediate family member) who has been an executive officer of a company where a PNC executive officer serves or served on that company’s compensation committee

•

Business relationships involving companies that make payments to, or receive payments from, PNC in excess of certain amounts

An employee-director of PNC (or a director with an immediate family member who is a PNC executive officer) will not be independent until three years after the employment relationship ends. The other bright-line tests will impair independence if they existed at any time within the past three years.

For more information about the NYSE’s bright-line director independence tests, including the commentary explaining the application of the tests, please go to the NYSE’s website at www.nyse.com.

Our Board guidance on independence. To help assess whether a material relationship exists, our Board adopted certain guidelines that describe four categories of relationships that will not be considered material. If a relationship meets the criteria outlined in this guidance, it will not be deemed to be a material relationship. This guidance can be found in our Corporate Governance Guidelines on our website at www.pnc.com/corporategovernance. The Board may then affirm a director’s independence without further analysis of this relationship, provided that the director otherwise meets the other relevant independence tests.

The four categories of relationships described in this guidance include:

•

Ordinary course business relationships, such as lending, deposit, banking, or other financial service relationships involving the provision of products or services on substantially the same terms as would be available to similarly situated customers between PNC or its subsidiaries and a director, his or her immediate family members, or a company or charitable organization of which the director or an immediate family member is a partner, shareholder, officer, employee, or director

•

Other relationships with entities where the director is an investor such as a shareholder, member or partner

•

Contributions made by PNC, its subsidiaries, or a PNC sponsored foundation to a charitable organization in which a director or an immediate family member is an executive officer, director, or trustee

•

Relationships involving a director’s relative who is not an immediate family member

These guidelines also allow investors to assess the quality of a Board’s independence determinations.

In applying this guidance, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

If a director has a relationship that would be deemed non-material under our guidelines for independence, but crosses one of the NYSE’s bright-line tests, the NYSE test governs and the director will not be treated as independent.

Our Board’s independence determinations. At a meeting held on February 14, 2013, the Board made an independence determination for each of our 16 director nominees. Each nominee currently serves as a director.

In making these determinations, our Board relied on the evaluation and recommendations made by the Nominating and Governance Committee. The Board considered relevant facts and circumstances when making these determinations, including an evaluation of the relationships described below.

Our Board based the independence decisions on information known as of February 14, 2013, and each director has been asked to provide updates on changes that could impact the director’s status as an independent director. The Nominating and Governance Committee and Board will consider information throughout the year that may impact independence.

Non-independent directors. Our Board affirmatively determined that Mr. Rohr and Mr. Demchak are the only non-independent directors. Each meets the NYSE’s bright-line relationship test as an executive officer of PNC.

Independent directors. Our Board affirmatively determined that each of the directors listed below has no material relationship with PNC under the NYSE corporate governance listing standards. These determinations were based, in part, on an evaluation of the facts and circumstances of relevant relationships in light of PNC’s own independence guidelines. In some cases, the relationships that we analyzed include relationships that a director has as a partner, shareholder or officer of an organization that has a relationship with PNC. They may also include relationships between directors and immediate family members.

Based on these evaluations, our Board affirmatively determined that each of these directors qualifies as independent under the NYSE’s corporate governance listing standards: Richard O. Berndt, Charles E. Bunch, Paul W. Chellgren, Kay Coles James, Richard B. Kelson, Bruce C. Lindsay, Anthony A. Massaro, Jane G. Pepper, Donald J. Shepard, Lorene K. Steffes, Dennis F. Strigl, Thomas J. Usher, George H. Walls, Jr., and Helge H. Wehmeier.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   28

Back to Contents

Transactions with directors

This chart reflects relationships between PNC and the director, the director’s spouse, the director’s immediate family members, or a company or charitable organization of which the director or the director’s spouse is, or was during 2012, a partner, officer, employee, or in which the director or the director’s spouse holds a significant ownership position (an affiliated entity). All of these transactions meet our Board guidance on independence.

		Richard O. Berndt	Charles E. Bunch	Paul W. Chellgren	Kay Coles James	Richard B. Kelson	Bruce C. Lindsay	Anthony A. Massaro	Jane G. Pepper	James E. Rohr	Donald J. Shepard	Lorene K. Steffes	Dennis F. Strigl	Thomas J. Usher	George H. Walls, Jr.	Helge H. Wehmeier
Personal or Family Relationships	Deposit, Wealth Management and Similar Banking Products(1)
Credit Relationships(2)
Charitable Contributions(3)
Affiliated Entity Relationships	Deposit, Wealth Management and Similar Banking Products(1)
Credit Relationships or Commercial Banking Products(4)

(1)

Includes deposit accounts, certificates of deposit, safe deposit boxes, workplace banking, or wealth management products.

(2)

Includes extensions of credit, including mortgages, commercial loans, home equity loans, credit cards, or similar products, as well as credit and credit-related products.

(3)

Includes both charitable contributions made to entities affiliated with directors, as well as matching gifts provided to charities personally supported by the director, although under our Board guidance matching gifts are not a “material relationship” and not included in considering the value of contributions against our guidance.

(4)

Includes extensions of credit, including commercial loans, credit cards, or similar products, as well as credit, credit-related products, and other commercial banking products, including treasury management, foreign exchange, and global trading services.

Customer relationships. We provide financial services to most of our directors. We also provide financial services to some of their immediate family members and affiliated entities. We offer these services in the ordinary course of our business. We provide the services on substantially the same terms and conditions, including price, as we provide to other similarly situated customers.

We also extend credit to some of our directors and their immediate family members and affiliated entities. Federal banking law (Regulation O) governs these extensions of credit. We discuss the impact of Regulation O and our process for managing these extensions on credit on pages 30 and 31.

Business relationships. We also enter into other business relationships with entities affiliated with our directors or their immediate family members. These relationships are in the ordinary course of business.

Mr. Kelson’s son and daughter-in-law are each partners in law firms. PNC did not engage Mr. Kelson’s son’s firm in 2012. PNC engaged Mr. Kelson’s daughter-in-law’s firm for a portion of 2012 in relation to ongoing matters. As of April 24, 2012, PNC adopted a policy providing that it will not engage the son’s or daughter-in-law’s law firm as its counsel, as long as one of Mr. Kelson’s family members continues to have a relationship with the firm, or as long as Mr. Kelson serves on the Audit, Nominating and Governance, or Personnel and Compensation Committees of our Board of Directors. The law firm may continue to provide services with respect to matters involving an estate, trust, or other traditional fiduciary account where PNC serves as an executor, trustee, or in another traditional fiduciary capacity, as long as an independent third party initially selected the law firm to provide services with respect to the estate, trust, or account. In accordance with this policy, PNC transferred all other active matters from the daughter-in-law’s firm to other law firms or internal counsel, as appropriate, on or before April 24, 2012.

The Board evaluated the remaining relationship between PNC and the daughter-in-law’s firm through April 24, 2012, but did not consider it to be a material relationship for the following reasons, among others: PNC had engaged the law firm for various services prior to Mr. Kelson joining the Board in 2002 and prior to the daughter-in-law joining the firm; the daughter-in-law provided no legal services personally to PNC; the daughter-in-law does not receive compensation based on the services that the firm provides or has provided to PNC; and the fees paid to the law firm represented less than .1% of the firm’s disclosed gross revenues for 2012, and less than 1% of PNC’s overall outside counsel expense for 2012.

Certain charitable contributions. We make contributions to charitable organizations where our directors serve as directors or trustees, but not as executive officers. We also match charitable contributions made by our directors. We describe this matching gift program on page 32.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   29

Back to Contents

Related person transactions policies and procedures

Code of ethics. Our Code of Business Conduct and Ethics contains several provisions that regulate related person transactions. The Code of Business Conduct and Ethics applies generally to all employees, including our executive officers and directors.

Doing business with PNC. An employee or an immediate family member may want to engage in a business arrangement, such as the sale or lease of property or the provision of services, with PNC. For these transactions, we require prior approval from a supervisor and our Corporate Ethics Office. If a director desires to engage in a business arrangement with PNC, approval is required from the Corporate Ethics Office and from a Board committee or the independent directors.

Financial services to employees. Our employees and their extended families are encouraged to use PNC for their personal financial services. Any services must be provided on the same terms as are available to the general public, all employees in a market or business, or all similarly situated employees.

Transacting PNC business. We prohibit directors and employees from transacting business on behalf of PNC with a supplier or customer in which the director, employee, or extended family member has a significant personal or financial interest. We also prohibit directors and employees from transacting business on behalf of PNC with respect to their own accounts, extended family member accounts, or accounts for anyone whose close relationship may reasonably be viewed as creating a conflict of interest. Our phrase “extended family member” is similar to the SEC’s definition of “immediate family member” in Item 404(a) of Regulation S-K. We have established procedures in certain of our businesses to permit employees to transact business with family members, subject to appropriate oversight and compliance with applicable laws and regulations, including Regulation O.

Employing relatives. We employ relatives of executive officers and may employ relatives of directors, in some cases under circumstances that constitute related person transactions. See Family relationships on page 31. We track the employment and compensation of relatives of executive officers and directors. We have policies that restrict special treatment in the hiring or compensation of a relative of an executive officer or director. Our employment of a director’s relative would be a factor in the determination of the director’s independence under NYSE rules and our own adopted guidelines for director independence. See Director and Executive Officer Relationships—Director independence, which begins on page 27.

Waivers. Under the Code of Business Conduct and Ethics, employees may generally request waivers or exceptions from our Corporate Ethics Office. In the case of directors and executive officers, any proposed waiver or exception must be approved by both the Corporate Ethics Office and the appropriate committee of our Board. In 2012, no directors or executive officers requested an exemption under any of the provisions described above.

Ethics guidelines for directors. During 2011 the Nominating and Governance Committee adopted Ethics Guidelines for Directors that contain comprehensive guidance regarding the various PNC policies that govern the conduct of our directors, to supplement and assist directors in understanding these policies. The guidelines include reference to our policies and procedures applicable to directors, including our Code of Business Conduct and Ethics, Related Person Transactions Policy and Regulation O policies and procedures, each described in more detail below, as well as our Director Pre-Clearance of Securities Policy, and our Anti-Corruption Policy.

Related person transactions policy. In 2011, we adopted a new policy for the consideration and approval of related person transactions. This policy was most recently amended on August 16, 2012. This policy provides guidance on the framework for reviewing, approving, or ratifying related person transactions, and establishes our Presiding Director as the individual who decides how transactions should be evaluated. In general, a potential related person transaction that involves a director would be reviewed by our Nominating and Governance Committee, as the transaction could also impact independence. A transaction involving an executive officer would generally be reviewed by the Audit Committee. Under this policy, our Audit Committee will receive reports of approved related person transactions, and the Board will also receive reports on transactions.

Under the policy, a permitted related person transaction must be considered in, or not inconsistent with, the best interest of PNC and its shareholders. A related person transaction is generally any transaction in which PNC or its subsidiaries is or may be a party, in which the amount involved exceeds $120,000, and a director (or nominee), executive officer, or family member may be deemed to have a direct or indirect material interest.

Regulation O policies and procedures. We design additional policies and procedures to help ensure our compliance with Regulation O. This regulation imposes various conditions on a bank’s extension of credit to directors and executive officers. Any extensions of credit must comply with our own Regulation O policies and procedures. This includes a separate review by our designated Regulation O credit officer. A director can only meet our guidelines for independence for extensions of credit if the credit complied with Regulation O at the time PNC extended it.

Our Regulation O policies and procedures require:

•

Extensions of credit to covered individuals or entities must be made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with those who are not covered. For credit extensions under a benefit or compensatory program widely available to all employees, we may not give preference to any covered individual.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   30

Back to Contents

•

The covered extension of credit be made following credit underwriting procedures no less stringent than those prevailing at the time for comparable transactions with non-covered individuals or entities. The extension of credit may not involve more than the normal risk of repayment or present other unfavorable features.

•

The amount of covered extensions of credit do not exceed individual and aggregate lending limits, depending on the identity of the borrower and the nature of the loan.

Our subsidiary bank, PNC Bank, National Association, designates a Regulation O Credit Officer to review extensions of credit to determine our compliance with these policies. If an extension of credit would result in an aggregate credit extension of more than $500,000, the bank’s Board of Directors must approve it. The bank’s Board of Directors receives a report of all extensions of credit made to executive officers under Regulation O.

All loans to directors and executive officers:

•

complied with our Regulation O policies and procedures;

•

were made in the ordinary course of business;

•

were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to PNC; and

•

did not involve more than the normal risk of collectibility or present other unfavorable features.

Family relationships

No family relationship exists between any of our directors or executive officers and any of our other directors or executive officers. There are family relationships between certain directors and executive officers and some of the approximately 56,000 PNC employees. These employees participate in compensation and incentive plans or arrangements on the same basis as other similarly situated employees.

Indemnification and advancement of costs

We indemnify directors, officers and, in some cases, employees and agents, against certain liabilities. The covered person may have incurred a liability as a result of service on our behalf or at our request. On behalf of a covered person, we may also advance the costs of certain claims or proceedings. If we advance costs, the person agrees to repay us if it is determined that the person was not entitled to indemnification. The insurance policies we maintain for our directors and executive officers also provide coverage against certain liabilities.

The indemnification provisions, the advancement of costs, and our insurance coverage may provide benefits to our directors and executive officers. During 2012, we advanced costs of less than $5,000 with respect to pending litigation on behalf of our CEO.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934 requires persons who own more than ten percent of a registered class of our equity securities (currently, none) and our directors and executive officers to file with the SEC initial reports of ownership and reports in changes in ownership of any PNC equity securities. To the best of our knowledge all forms were filed on a timely basis during 2012 except for the following. Saiyid Naqvi, one of our executive officers, had a late Form 4 filing related to the redemption by us on July 30, 2012 of all of the outstanding PNC Capital Trust E Trust Preferred Securities. The redemption triggered the filing obligation as he was a beneficial owner of those securities; even though the redemption was not a voluntary action on the officer’s part. The information was not processed on a timely basis. The Form 4 was filed on January 30, 2013. Mr. Naqvi also did not file a Form 5 related to a gift of shares made to an irrevocable trust on December 26, 2012. A Form 4 related to this gift was filed on March 5, 2013. Additionally, Mr. Lindsay, one of our directors, did not file a Form 5 related to a gift of shares to a charitable foundation on December 26, 2012. A Form 4 related to this gift was filed on March 8, 2013. In making this statement, we have relied in part on the written representations of our directors and executive officers and on copies of the reports provided to us.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   31

Back to Contents

DIRECTOR COMPENSATION

Our Board’s Nominating and Governance Committee reviews all elements of non-employee director compensation, explained below, and makes an annual compensation recommendation to the Board. In addition to annual compensation, the Committee may approve special compensation to a director for extraordinary service. The primary objectives of the Committee’s annual review are to confirm continued alignment with business and shareholder interests, evaluate the competitiveness of our director compensation program relative to the peer group, and identify and respond to continued changes in director compensation in light of the competitive environment. The Nominating and Governance Committee conducted its annual compensation review for 2012 on April 24, 2012. The Committee did not utilize a compensation consultant in connection with this review.

Mr. Rohr and Mr. Demchak receive no additional compensation for serving as a PNC director.

 The following table describes the components of director compensation in 2012:

Annual Retainer
Each Director	$55,000
Presiding Director	$20,000
Additional retainer for Chairs of Audit, Risk, and Personnel and Compensation Committees	$20,000
Additional retainer for Chair of Nominating and Governance Committee	$10,000
Meeting Fees (Board)
Each meeting (except for quarterly scheduled telephonic meetings)	$1,500
Each quarterly scheduled telephonic meeting	$750
Meeting Fees (Committee/Subcommittee)
First six meetings	$1,500
All other meetings	$2,000
Equity-Based Grants
Value of 1,830 deferred stock units awarded as of April 24, 2012	$119,993

Deferred compensation plans. Our non-management directors may choose to defer the compensation they receive from meeting fees and retainers under our Directors Deferred Compensation Plan. Our Outside Directors Deferred Stock Unit Plan provides for automatic deferrals of any stock units that we may award from time to time. For compensation deferred under these plans:

•

The deferred compensation account tracks the price of PNC common stock (the Directors Deferred Compensation Plan allows a director to track an interest rate option instead). We do not pay above-market or preferential earnings on any director compensation that is deferred.

•

The director may choose the payout date and beneficiary (the stock unit plan does not allow a payout date until retirement or age 72).

•

The payouts will be made in cash.

Other director benefits. We generally limit the benefits that we provide to our directors, but we regularly provide the following:

•

Charitable matching gifts. We will match a director’s personal gifts to qualifying charities up to a limit of $5,000 a year. Mr. Rohr and Mr. Demchak are only eligible to participate in our employee matching gift program ($2,500 annual limit).

•

Insurance policies. We pay for various insurance policies that protect directors and their families from personal loss connected with Board service.

•

Benefits related to Board service. We pay for expenses connected with our directors’ Board service, including travel on private or commercial aircraft, lodging, meals, and incidentals. We may also provide other incidental benefits to our directors from time to time, including tickets to cultural, social, sporting or other events and small gifts for holidays, birthdays, or special occasions. We may also provide travel for directors on corporate aircraft for personal purposes in limited circumstances, such as a family emergency or when a seat is available on a previously scheduled flight. We determine the value of these benefits based on the incremental cost to PNC, as described on pages 48 and 49 and we include the amount in the “All Other Compensation” column below.

Director stock ownership requirement. Our Board has adopted a common stock purchase guideline for our non-management directors. Under this guideline, each director must own at least 5,000 shares of PNC common stock (including phantom stock units). Until a director meets this ownership level, he or she must purchase or acquire common stock or stock units that equal at least 25% of the annual retainer for that year. A director may satisfy this requirement through open market purchases, or by deferring compensation into stock units under the Directors Deferred Compensation Plan. As of December 31, 2012, the minimum ownership threshold for directors was valued at $291,550, and all of our directors satisfied the ownership guideline.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   32

Back to Contents

Director compensation in 2012

For the fiscal year 2012, we provided the following compensation to our directors:

Director Name	Fees Earned(a)	Stock Awards(b)	All Other Compensation(c)	Total
Richard O. Berndt	$115,500	$119,993	$21,124	$256,617
Charles E. Bunch	$87,000	$119,993	$16,124	$223,117
Paul W. Chellgren	$128,000	$119,993	$78,977	$326,970
Kay Coles James	$85,000	$119,993	$22,171	$227,164
Richard B. Kelson	$100,500	$119,993	$31,337	$251,830
Bruce C. Lindsay	$108,500	$119,993	$46,070	$274,563
Anthony A. Massaro	$100,000	$119,993	$24,325	$244,318
Jane G. Pepper	$102,500	$119,993	$34,625	$257,118
Donald J. Shepard	$139,500	$119,993	$34,019	$293,512
Lorene K. Steffes	$98,500	$119,993	$37,631	$256,124
Dennis F. Strigl	$105,500	$119,993	$54,909	$280,402
Thomas J. Usher	$127,000	$119,993	$68,439	$315,432
George H. Walls, Jr.	$125,500	$119,993	$43,190	$288,683
Helge H. Wehmeier	$76,000	$119,993	$53,223	$249,216

(a)

This column includes the annual retainers, additional retainers for Chairs of standing committees and meeting fees earned for 2012. The amounts in this column also include the fees voluntarily deferred by the following directors under our Directors Deferred Compensation Plan, a non-qualified defined contribution plan: Paul W. Chellgren ($128,000); Kay Coles James ($21,250); Jane G. Pepper ($13,750); Donald J. Shepard ($139,500); Lorene K. Steffes ($34,475); and Dennis F. Strigl ($105,500).

(b)

The dollar values in this column include the grant date fair value, under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, of 1,830 deferred stock units awarded to each director’s account under our Outside Directors Deferred Stock Unit Plan as of April 24, 2012, the date of grant. The closing stock price of PNC on the date of grant was $65.57 a share. See Note 16 in our Annual Report on Form 10-K for the year ended December 31, 2012 for more information.

(c)

This column includes income under the Directors Deferred Compensation Plan, the Outside Directors Deferred Stock Unit Plan, and the Mercantile Bankshares Corporation Deferred Compensation Plan (for Mr. Shepard only) as follows: Richard O. Berndt ($16,124) Charles E. Bunch ($16,124); Paul W. Chellgren ($78,977); Kay Coles James ($22,171); Richard B. Kelson ($31,337); Bruce C. Lindsay ($46,070); Anthony A. Massaro ($24,325); Jane G. Pepper ($34,625); Donald J. Shepard ($34,019); Lorene K. Steffes ($34,691); Dennis F. Strigl ($49,909);Thomas J. Usher ($68,439); George H. Walls, Jr. ($33,889); Helge H. Wehmeier ($48,043). This column also includes the dollar amount of matching gifts made by us in 2012 to charitable organizations and the value of other incidental benefits described above. For one director the 2012 matching gift amount included above exceeds $5,000 because a 2011 director donation was matched in 2012.

As of December 31, 2012, the non-employee directors listed in the table below had outstanding stock units and stock options in the following amounts:

Director Name	Stock Units	Stock Options
Richard O. Berndt	11,461	-
Charles E. Bunch	11461	-
Paul W. Chellgren	53,456	6,000
Kay Coles James	15,551	-
Richard B. Kelson	21,434	2,000
Bruce C. Lindsay	22,496	-
Anthony A. Massaro	16,837	6,000
Jane G. Pepper	23,587	6,000
Donald J. Shepard	16,066	-
Lorene K. Steffes	21,809	4,000
Dennis F. Strigl	23,088	6,000
Thomas J. Usher	45,755	6,000
George H. Walls, Jr.	21,358	-
Helge H. Wehmeier	32,385	-
No stock options have been granted to any non-employee director since 2005. None of our non-employee directors had any unvested stock awards as of December 31, 2012.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   33

Back to Contents

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section (the CD&A), and the tables that follow, we describe how we compensate our executives, including the following named executive officers (NEOs):

Name	Title
James E. Rohr	Chairman and Chief Executive Officer
Richard J. Johnson	Executive Vice President and Chief Financial Officer
William S. Demchak	President
Joseph C. Guyaux	Senior Vice Chairman and Chief Risk Officer
Michael P. Lyons	Executive Vice President, Head of Corporate and Institutional Banking
E. William Parsley, III	Executive Vice President, Chief Investment Officer and Treasurer

Table of contents

Page
Significant compensation decisions	35
PNC performance during 2012	36
Compensation philosophy and principles	38
Compensation program – summary	39
Total compensation targets	39
Performance based compensation	40
Other compensation and benefits	41
Compensation program – decisions	41
Impact of 2012 “say-on-pay” vote	41
2012 review process	41
2012 performance - key metrics	41
2012 performance - other considerations	41
2012 performance - corporate performance factor	42
Individual compensation decisions	43
Regulatory-driven changes	43
Annual incentive awards	44
Long-term incentive awards	44
Compensation policies and practices	47
Compensation and risk	47
Retaining an independent compensation consultant	47
Selecting a peer group	47
Clawback of prior compensation	48
Shareholder approval of severance agreements	48
Consideration of tax deductibility	48
Limiting perquisites	49
Guidelines on the use of discretion	49
Executive stock ownership and retention	49

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   34

Back to Contents

Significant compensation decisions

Our Board’s Personnel and Compensation Committee made the following significant compensation decisions related to the 2012 performance year:

•

Approved a total compensation target for each NEO, with at least 50% of the target amount (60% for Mr. Rohr, Mr. Demchak, and Mr. Lyons) being delivered in equity-based awards that will only pay out, if at all, over multiple years

•

Approved a corporate performance factor for senior executives that paid out at 90% of target (which was a reduction from last year’s factor, which paid out at 105% of target)

•

Considered the results of the 2012 “say-on-pay” vote, which exceeded 96% support from shareholders (PNC has averaged 96% support over the past four years)

•

Continued to strengthen the alignment of performance, risk management and incentive compensation by:

–

Granting, in 2013, the long-term incentive award for the 2012 performance year in the following equity-based instruments, which together make up at least half of the target compensation for each NEO:

(1)

50% in a restricted share unit grant that will take four years to vest in full, and may increase or decrease based on our annual total shareholder return

(2)

50% in an incentive performance unit opportunity that will pay out, if at all, based on three years of performance against our peers and internal performance goals, with a total potential payout of 125% of the target amount (reduced from 200% in prior years)

–

Requiring PNC to exceed a regulatory capital threshold before vesting any of the long-term incentive award

–

Requiring a discretionary review of the long-term incentive award – with the potential to eliminate the entire grant – if our return on economic capital does not exceed our cost of capital for the year

•

Enhanced our use of risk management evaluations in making compensation decisions

•

Continued to exercise strong oversight of compensation policies and practices by:

–

Approving revisions to our executive compensation philosophy

–

Strengthening our existing “clawback” policy

–

Enhancing our policy on how we use discretion in incentive compensation decisions

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   35

Back to Contents

PNC performance during 2012

PNC is one of the largest diversified financial services companies in the United States. We have businesses engaged in retail banking, corporate and institutional banking, asset management, and residential mortgage banking. As of December 31, 2012, we had more than 56,000 employees providing products and services throughout our primary geographic markets located in 17 states and the District of Columbia. We also provide many of our products and services nationally.

2012 performance highlights

•

In 2012, we performed well in a highly challenging environment and continued to grow customers, revenues, loans, and deposits.

•

We further strengthened our balance sheet and remained a core-funded bank.

•

We continued to make strategic investments to grow PNC’s franchise for sustainable long-term growth.

•

We successfully integrated RBC Bank (USA), giving us access to the southeastern United States, a highly desirable market.

•

While the current environment remains challenging, with low interest rates and slow economic growth, we recognize that we operate in a cyclical business and have made strategic investments and used capital to grow our franchise for the long-term.

•

We managed risk throughout the enterprise, with improving credit quality.

•

We have entered the Basel parallel run process and are well-positioned to achieve regulatory capital goals.

•

We increased our dividend again in 2012 and generated a positive total shareholder return for the year.

•

We earned record employee engagement scores and we were recognized as a Gallup Great Workplace winner.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   36

Back to Contents

Based on this performance, and other criteria discussed in this CD&A, our Board’s Personnel and Compensation Committee (the Committee) approved an incentive pool in the first quarter of 2013 that was based on 90% of the target incentive amounts determined at the beginning of 2012. We refer to this as the “corporate performance factor,” which is what we use to determine the baseline incentive compensation for each executive before we make any individual adjustments. This year’s factor of 90% compared to 105% for the 2011 performance year, and over 135% for the 2010 performance year.

For purposes of this chart, we calculated the CEO performance year compensation on an annualized basis, by adding the base salary for each of the three years, and the incentive compensation amounts awarded for performance during that year.

For each year of the three-year period, as shown in the Summary compensation table on page 54, we added the amounts included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for that year to the amount included in the “Stock Awards” column for the following year. For 2010 and 2011, the amounts include the grant date fair value of the incentive performance units and performance-based restricted share units granted in the first quarter of the following year, including the special performance-based restricted share unit award granted in 2011. For 2012, we used the total incentive compensation awarded amount ($6,428,000) shown on page 44.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   37

Back to Contents

Compensation philosophy and principles

A well-designed compensation program provides incentives to achieve desired results, helps to retain and attract talent, and discourages excessive risk-taking. This section talks about how we view compensation, and why we make the decisions that we do. Our Committee relies on several key principles to help guide its compensation decisions:

COMPENSATION PRINCIPLES
1. Pay for performance
2. Align executive compensation with long-term shareholder value creation
3. Provide competitive compensation opportunities to attract, retain, and motivate executives
4. Encourage the focus on the long-term success of PNC and discourage excessive risk-taking

The Committee believes that the successful application of these principles requires a thoughtful program design, blending the clarity provided by performance metrics with the thoughtful application of discretion. The Committee believes that discretion, flexibility, and judgment are critical to its ability to deliver incentive compensation that reflects near-term performance results and progress toward longer-term objectives that enhance PNC’s ability to continue to create value for our shareholders.

WHAT WE DO
Pay for performance

Most executive pay is at risk and not guaranteed. We set clear financial goals that help us assess corporate performance and we differentiate based on individual achievement. We include performance-based vesting conditions on the equity-based awards that we grant.

Discourage excessive risk-taking

We discourage excessive risk-taking by executives in many ways, including our balanced program design, multiple performance measures, clawback and retention provisions, and robust Board and management processes to identify risk. We do not believe that any of our compensation programs create risks that are reasonably likely to have a material adverse impact on the company, which we validate through our risk assessment of incentive-based compensation plans.

Engage with shareholders	We actively engage with our shareholders on governance and compensation issues.
Require strong ownership and retention of equity

We have adopted strong share ownership guidelines, and all of our NEOs currently comply with those guidelines. Executives also have additional ongoing retention requirements as they receive new equity grants.

Clawback

We enhanced our existing clawback policy to allow PNC to recapture prior incentive compensation awarded based on materially inaccurate performance metrics and cancel all or a portion of long-term incentive awards based on performance against risk metrics, risk-related actions or detrimental conduct.

Limit perquisites	We believe that perquisites should promote modest business-related benefits and we limit them to $10,000 in value. Executives must reimburse the value of perquisites over that amount.
Provide reasonable post-employment benefits

We have closed legacy supplemental defined benefit plans to new entrants and we require shareholder approval on change in control benefits above a certain level. We therefore believe that our post-employment benefits and change in control provisions are reasonable.

Retain an independent compensation consultant	The Personnel and Compensation Committee retains an independent compensation consultant that provides no other services to PNC.
WHAT WE DON’T DO
No tax gross-ups	Since 2009, we have not entered into any new agreements that permit excise tax gross-ups upon a change in control. We also do not provide tax gross-ups on our perquisites.
No change in control agreements without shareholder approval	We will not enter into new change in control arrangements with our executives that would pay more than 2.99 times base and bonus in the year of termination unless we get shareholder approval.
No option repricing	We will not reprice stock options that are out-of-the-money.
No hedging or short sales	We do not permit any of our employees or directors to hedge PNC securities, or sell PNC securities short.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   38

Back to Contents

Compensation program—summary

The Committee reviews and approves the compensation to be paid to our CEO, our other executive officers, and our Corporate Executive Group (CEG), a group of senior leaders that includes all of our NEOs. Our compensation program strives to balance multiple objectives and address the concerns of a variety of stakeholders.

As a bank holding company, we must also comply with various regulatory requirements. The Board of Governors of the Federal Reserve (Federal Reserve) regulates PNC as a bank holding company. As part of an ongoing review of incentive compensation programs at large financial institutions, the Federal Reserve has provided guidance and set expectations with respect to our current compensation program, and we expect that the Federal Reserve will continue to be involved in compensation matters.

We strive for clarity and transparency in our compensation structure, utilizing features to design a balanced program. While we try to reflect the expectations of shareholders and regulators, we want our compensation program to achieve multiple objectives, which include:

•

Paying for performance while managing risk

•

Rewarding measurable financial achievements (earnings per share, return on equity) as well as more qualitative strategic objectives (successful acquisitions, investments in future growth, risk management discipline, talent development)

•

Rewarding performance while encouraging retention

•

Providing a mixture of short-term and long-term rewards, including payouts based on PNC equity as well as in cash

•

Encouraging desired behavior with clearly communicated objectives

Taken as a whole, our program provides incentives for performance over the short and long-term, rewards achievement against measurable goals and qualitative objectives, considers market data, formulas, and discretion, and uses cash today as well as equity deferred into the future. The Committee reviews the operation of our compensation program to help ensure that our objectives continue to be met.

Total compensation targets. We set total compensation targets in the first quarter of the year, or when an executive assumes a new role with PNC. After the end of the year, the Committee evaluates performance to determine whether we performed at, above, or below target, and determines whether pay for the year should be at, above, or below target. For NEOs, our total direct compensation targets generally fall near the median compensation for peers, as adjusted for PNC’s size.

The Committee approves a total compensation target for each NEO that includes the following components:

•

A base salary, paid in cash, which is intended to compensate an executive officer fairly for the responsibilities of the position held. In 2012, base salaries represented 14% of the aggregate total compensation targets for our NEOs.

•

A total incentive compensation target, which includes an annual incentive award, generally paid in cash, and a long-term incentive award, which is equity-based and deferred over multiple years. In 2012, the total incentive compensation target represented 86% of the aggregate total compensation targets for our NEOs. For each NEO, at least 50% of the incentive compensation target was tied to PNC equity and deferred over the long term. For Mr. Rohr, Mr. Demchak and Mr. Lyons, this percentage was 60%.

The following charts show the percentage of compensation at risk for the CEO and all other NEOs, on average.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   39

Back to Contents

Performance-based compensation. For members of the CEG, including all NEOs, the Committee approves a corporate performance factor, expressed as a percentage of target incentive compensation. While the corporate performance factor may be derived, in large part, from quantifiable financial performance, the Committee believes that it is essential to retain discretion to increase or decrease the formulaic factor and resulting incentive pool size. This discretion may be used to reflect important performance considerations or external events that are not fully captured by other metrics.

Compensation for each individual may be further increased or decreased based on additional criteria that the Committee considers appropriate in providing a balanced view of individual performance.

In determining individual awards, the Committee may take into account criteria that it deems relevant, including risk management discipline and performance, business unit performance (if applicable), the executive’s scope of responsibility and value to PNC, the ability of the executive to help execute the strategic plan, leadership and teamwork, talent development, and any concerns related to retention and succession planning.

The following chart shows how a total compensation target relates to the compensation that we actually award. This chart shows how the Committee uses the following elements to assist it in its decisions:

•

market-driven total compensation targets

•

a corporate performance factor that reflects the Committee’s evaluation of measurable performance metrics, both absolute and relative, as well as its assessment of management’s performance against strategic goals

–

the corporate performance factor helps to determine the total incentive pools available for all eligible participants

•

once the Committee determines the total available incentive pool, the Committee considers each individual NEO’s performance and makes discretionary adjustments, as appropriate, to determine the individual award

2012 COMPENSATION PROCESS

Compensation Target (Market-Driven)
Compensation Awarded (Performance-Driven)
Base Salary
Base Salary
x Corporate Performance Factor
Incentive Compensation Target
+/- Individual Adjustments
Incentive Compensation Awarded
Annual Incentive Award
Deferred Long-Term Incentive Award
Incentive Performance Units
Performance-Based Restricted Share Units

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   40

Back to Contents

Other compensation and benefits. In addition to the components included in the total compensation target outlined above, our executive compensation program also includes the following components:

•

Perquisites, which are intended to provide modest, business-related benefits and are limited to $10,000 in value, with no tax gross-ups permitted.

•

Change in control arrangements, which are discussed in more detail on pages 69 and 70, and are intended to provide continuity of management in anticipation of, and through, a change in control including by providing compensation in connection with an executive officer’s involuntary termination of employment following a change in control.

•

Health benefits and retirement plans, which are intended to promote health and wellness and to help employees achieve financial security after retirement.

Compensation program—decisions

Impact of 2012 “say-on-pay” vote. In 2012, our shareholders voiced substantial support for the compensation of our NEOs, with more than 96% of the votes cast approving the “say-on-pay” advisory vote on executive compensation. This was the fourth year in a row that we provided a “say-on-pay” vote to our shareholders, and we have received support that averaged 96% over those four years. In 2011, our shareholders recommended that we hold an annual “say-on-pay” vote.

As a result of this support in 2012, the Committee did not believe that any significant changes to the compensation program were needed to address shareholder concerns. The Committee considered the results of this vote as one factor in its compensation decisions, among the other factors discussed in this CD&A.

2012 review process. At the beginning of 2012, the Committee reviewed available market data and approved the total compensation targets for each NEO and each other member of the CEG. After the end of the year, the Committee determined the corporate performance factor based on its review of PNC’s performance against pre-established goals on key metrics, as well as other considerations.

2012 performance - key metrics. The Committee evaluated several important metrics of absolute and relative performance. The absolute performance metrics included adjusted pre-tax, pre-provision net income (PPNI), EPS, and return on common equity, excluding goodwill (ROCE), while the relative metrics included adjusted EPS growth and ROCE. The Committee believes these metrics collectively represent an appropriate measure of corporate performance.

The evaluation focused equally on absolute and relative performance and translated the average of the metrics into a percentage of target—from 0 to 150%.

Overall, the Committee believed that PNC’s solid financial performance in 2012 occurred amidst a challenging environment, and that PNC’s leaders had executed exceptionally well on key strategic objectives, including making new acquisitions in desirable markets, continuing to attract customers, and positioning for long-term growth. In addition, the Committee believed that PNC continued to make progress against significant regulatory requirements in 2012, including the entry into the Basel “parallel run” process, capital management and related regulatory submissions regarding capital planning, and mortgage-related regulations.

The Committee believed that PNC’s performance in 2012 against the measures selected to help benchmark our relative performance was not as strong as our relative performance in 2011. PNC’s adjusted ROCE exceeded our 2012 budget, but actual performance placed us below the peer median (9th out of 13). We achieved positive adjusted EPS growth over 2011, which placed us at 9th in the peer group. Without considering other criteria, the performance metrics translated to a corporate performance factor of 71.9% of target. For the reasons described below, the Committee did not believe that this factor appropriately reflected 2012 performance.

2012 performance – other considerations. In addition to an assessment of absolute and relative performance, the Committee looked at other performance measures, using judgment and discretion to approve a final corporate performance factor. The Committee believes that it is important to retain discretion to allow for adjustments to formula-driven results that might otherwise lead to potential windfalls or excessive penalties. This factor reflects the Committee’s view of PNC’s overall performance and how that performance translates into our short-term results and prospects for longer-term success.

The Committee first took into account the additional provision for residential mortgage repurchase obligations, with $746 million (out of $761 million for the year) primarily related to loans originated from National City Corporation from 2004 through 2008 in agency securitizations. PNC acquired National City in 2008 and the Committee considered this provision to be unrelated to PNC’s core operating results for 2012, as it stemmed from a change in behavior and demand patterns of two government-sponsored enterprises (Fannie Mae and Freddie Mac). Excluding the effect of the $746 million provision, the factor would have increased the performance factor from 71.9% to 88.9% of target.

The Committee also looked at the performance of PNC and the peer group over a multi-year period. While PNC has achieved positive adjusted EPS and EPS growth since 2008, the Committee noted that several peers that had higher EPS growth than PNC in 2012 also had negative earnings in one or more of the previous four years, or had not yet returned to the level of earnings that they had achieved before the financial crisis began.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   41

Back to Contents

During this extended period of volatility, the Committee continued to believe that it was important to take into account the sustainability and stability of financial performance, and whether a bank lost money, eroded shareholder value, or otherwise failed to return to its level of pre-crisis performance. As a result, the Committee considered the financial performance, overall health, and future prospects of PNC and its peer group. The Committee believes that, for some peers, the unprecedented volatility of the past several years resulted in strong annual EPS growth that did not reflect true earnings strength compared to PNC.

In arriving at the final corporate performance factor for 2012 performance, the Committee also considered the significant qualitative performance objectives that PNC had achieved, including ongoing risk management, substantial increases in new customers, expansion into attractive markets, and the overall strategic positioning for the future.

2012 performance – corporate performance factor. As a result of this process, the Committee approved a total incentive compensation pool that equaled 90% of the target incentive compensation amount, which was significantly less than the amount that the Committee approved for last year (105% of target). This reflected PNC’s solid overall performance for 2012, which the Committee believed was good, but ultimately below target.

The following chart shows the performance metrics and how PNC compared to both internal goals set at the beginning of 2012, as well as peer performance throughout the year.

2012 CORPORATE PERFORMANCE FACTOR
Absolute metric (2012 goal)	Actual performance, as adjusted	Actual performance, as adjusted, as % of goal	Payout %	Payout grid(e)
				% of goal	Payout %
PPNI ($5.642 billion)(a)	$5.492 billion	97%	96%	>=120%	150%
				110%	125%
				100%	100%
EPS ($6.24)(b)	$5.99	96%	94%	90%	85%
				80%	70%
				50%	40%
ROCE (12.51%)(c)	12.76%	102%	105%	20%	10%
				10%	0%
				<10%	0%
Relative metric	Actual performance, as adjusted	Rank, out of 13 peers(d)	Payout %	Payout grid(e)
				Peer rank	Payout %
EPS Growth	2.4%	9th	41%	1 st	150%
				2 nd	140%
				3 rd	130%
ROCE(c)	12.76%	9th	50%	4 th	120%
				5 th	110%
				6 th	100%
Peer Group (including PNC)				7 th	80%
BB&T Bank of America Capital One Comerica Fifth Third JPMorgan Chase		KeyCorp M&T Bank Regions Financial SunTrust U.S. Bancorp Wells Fargo		8 th	60%
				9 th	40%
				10 th	20%
				11 th	0%
				12 th	0%
				13 th	0%

Absolute metrics (average)				98.3%
Relative metrics (average)				45.5%
All metrics (average)				71.9%
Final corporate performance factor, after adjustment for factors described above				90%

(a)

PPNI, a non GAAP financial measure, equals, net income adjusted for income taxes, provision for credit losses, and certain items approved by our Board’s Personnel and Compensation Committee. For 2012, these items included $267 million of integration costs and $295 million of expenses associated with the redemption of trust preferred securities. Please see Annex A for a reconciliation of PPNI to net income, which is the most directly comparable GAAP financial measure.

(b)

EPS, as adjusted, is equal to EPS adjusted for those items described in (a) on an after-tax per share basis. Please see Annex A for a reconciliation of EPS, as adjusted, to EPS, the most directly comparable GAAP financial measure.

(c)

ROCE equals net income attributable to common shareholders divided by average common shareholders’ equity. ROCE, as adjusted, a non GAAP financial measure, is equal to net income attributable to common shareholders, as adjusted for those items described in (a) on an after-tax basis divided by average common shareholders’ equity, as adjusted to exclude average goodwill. We adjust the peer group calculation as well. Please see Annex A for a reconciliation of the components of ROCE to the most directly comparable GAAP financial measures.

(d)

In ranking EPS Growth, the two peers with one unprofitable year (in either 2011 or 2012), were ranked below peers that were profitable in both years.

(e)

We calculate the payout percentage by interpolating percentages between the relevant payout grid ranks, based on how close PNC is to the rank above and below.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   42

Back to Contents

Individual compensation decisions. After establishing the corporate performance factor of 90%, the Committee evaluated the performance of each of the NEOs. The Board of Directors also evaluated the performance of the CEO in an executive session of the independent directors, with no members of management present.

Based on these evaluations, the Committee granted the following incentive compensation awards to each NEO based on the individual performance and risk management achievements in 2012.

James E. Rohr. Under Mr. Rohr’s leadership, PNC achieved strong financial, operational, and organizational results despite a challenging economic environment. We continue to grow customers. Our balance sheet remained core-funded with a loans-to-deposits ratio of 87%. We continued to grow loans and improved credit quality. In determining Mr. Rohr’s compensation, the Committee also noted the substantial progress that PNC made to accomplish the strategic initiatives, including but not limited to a successful integration and conversion of RBC.

Richard J. Johnson. During 2012, Mr. Johnson continued his leadership as CFO in maintaining strong financial control and discipline, assisting in managing our interaction with regulatory and supervisory authorities, and collaborating with our business leaders to drive business performance, growth, efficiency and returns. Mr. Johnson is also responsible for maintaining contact with investors, analysts and ratings agencies and in helping to communicate the strategic direction of PNC.

William S. Demchak. As the President, Mr. Demchak is responsible for the performance of all lines of business. Mr. Demchak is very focused on business performance with strong risk management discipline. Under his leadership, all businesses continued the momentum to grow customers and revenue during 2012. The overall business performance exceeded the budget despite a non-budgeted mortgage repurchase reserve of $761 million.

Joseph C. Guyaux. Mr. Guyaux became the Chief Risk Officer in the first quarter of 2012. Mr Guyaux delivered outstanding performance in 2012, strengthening the risk management culture and discipline throughout PNC. Under Mr. Guyaux’s leadership, PNC continues to operate within accepted risk parameters and our overall risk profile remained stable despite the increasingly complex regulatory and legislative environment. Mr. Guyaux is also responsible for enterprise-wide compliance.

Michael P. Lyons. Mr. Lyons joined PNC in 2011 and serves as the head of our Corporate & Institutional Banking (C&IB) business segment, the largest of our four business segments by earnings, revenue, and assets in 2012. During 2012, C&IB made solid progress against the strategic priorities, delivered record net income of $2.3 billion (on revenue of $5.7 billion), controlled risk, and added significant customers.

E. William Parsley, III. As the Treasurer and Chief Investment Officer of PNC, Mr. Parsley is responsible for Capital Markets, Asset & Liability Management, Alternative Investment Portfolio Management, Asset Resolution, Balance Sheet Management, and other businesses. In addition to his leadership in driving outstanding core business performance for 2012, Mr. Parsley continued to partner closely with Mr. Guyaux, Chief Risk Officer, to further strengthen our risk management capabilities. He also provided superior leadership in our capital management and planning activities in 2012.

Regulatory-driven changes. As discussed elsewhere in this CD&A, the Committee continues to review and adjust the executive compensation program based, in part, on ongoing regulatory feedback. Following several discussions between management and the Federal Reserve, the Committee reduced the traditional maximum potential payout for the three-year incentive performance units from 200% to 125%. The Federal Reserve expressed a concern that a payout of 200% could encourage executives to take on undue risk in order to achieve an above-target payout. The reduced payout schedule took effect for the grants made in 2013, which were based on 2012 performance.

The maximum payout of 200% has been a part of this particular long-term award since 2006. This change will result in a smaller payout to executives if PNC performs well against its peers over a three-year period. The Committee considered this change to the program, and reviewed the potential impact to executives, looking at both historical and projected payouts.

After considering estimates for the expected loss, and recognizing that the change took effect after the end of the performance year on which the grants were based, the Committee approved an additional pool of compensation, totaling $2 million, to be divided among the executives who received 2013 long-term incentive award grants based on 2012 performance. The Committee intended this pool to serve as a one-time transition to the new grant structure, offsetting the change that reduced compensation opportunity for top performance.

Each executive received a one-time adjustment, in proportion to the size of his or her original target grant. The adjustment was made in a mixture of cash and equity, consistent with how that executive received other incentive compensation.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   43

Back to Contents

The table below shows the value of the incentive compensation awards for 2012 – the annual incentive award paid in cash or stock and the aggregate value of the two long-term incentive awards granted on February 14, 2013.

NEO	Incentive compensation target	Incentive compensation awarded (excluding one-time adjustment)	One-time adjustment for reduction to incentive performance unit grant	Total incentive compensation awarded	Form of total incentive compensation awarded
					Cash	Equity
James E. Rohr	$6,500,000	$6,098,000	$330,000	$6,428,000	0%	100%
Richard J. Johnson	$2,500,000	$2,400,000	$107,300	$2,507,300	40%	60%
William S. Demchak	$6,000,000	$5,400,000	$289,600	$5,689,600	32%	68%
Joseph C. Guyaux	$2,480,000	$2,480,000	$110,800	$2,590,800	38%	62%
Michael P. Lyons	$4,800,000	$4,320,000	$236,000	$4,556,000	0%	100%
E. William Parsley, III	$5,000,000	$4,800,000	$89,400	$4,889,400	14%	86%

In light of PNC’s solid, but ultimately below target, performance, the Committee awarded all of Mr. Rohr’s 2012 annual incentive in the form of an equity-based award. This continued to strengthen the alignment between the interests of long-term shareholders and Mr. Rohr.

Mr. Lyons joined PNC in 2011. Unlike other NEOs with longer tenures, Mr. Lyons does not have as significant an equity position in PNC. The Committee awarded all of Mr. Lyons’ 2012 annual incentive in the form of an equity-based award. This shift in the mix of compensation for 2012 will strengthen Mr. Lyons’s alignment with long-term shareholders and facilitate faster compliance with our strong stock ownership guidelines.

For both Mr. Rohr and Mr. Lyons, the annual incentive award was granted in the form of a three-year restricted stock award. The award has no service requirement, but is subject to transfer and other restrictions that expire on the respective first, second and third anniversaries of the date of the award.

Annual incentive awards. The Committee had prevously approved the eligibility of Mr. Rohr and the next three highest-paid NEOs to receive annual incentive awards under the 1996 Executive Incentive Award Plan, a shareholder-approved plan that allows PNC to receive a tax deduction for certain compensation. At that time the Committee also established the maximum amount that each executive could receive.

Under this 1996 plan, no eligible participant may receive an annual incentive award that exceeds 0.2% of PNC’s “Incentive Income” for the year—defined as our consolidated net income, with certain adjustments. Once the year ends, the Committee decides whether to make a downward adjustment from the maximum annual incentive award amount for each participant. In February 2013, the Committee made a downward adjustment from the maximum amount, taking into account the same types of performance factors it used in making compensation decisions for the executive officers who do not participate in the 1996 plan. For more information on this plan and the process for establishing maximum amounts, please see footnote (a) of the Grants of plan-based awards in 2012 table on page 56, and Consideration of tax deductibility on page 48.

Long-term incentive awards. In February 2013, the Committee awarded two separate long-term incentive awards to each NEO. These awards consisted of performance-based restricted share units and incentive performance unit opportunities. The grant value of the overall long-term incentive award was divided evenly between the performance-based restricted share units and the incentive performance units. As in prior years, the Committee granted Mr. Parsley an additional incentive performance unit opportunity tied to the performance of the Asset & Liability Management (ALM) unit that he manages.

The Committee made each of these long-term incentive awards under PNC’s shareholder-approved 2006 Incentive Award Plan. Each of these awards are equity-based and the material features are summarized below:

Equity-based award	Performance conditions and risk-based adjustments	Deferral period	Amount at risk
Performance-based restricted share units	• Units will vest in each of the four years – only if PNC exceeds a designated capital ratio for that year • Units that otherwise vest will be adjusted based on PNC’s total shareholder return for the year – from 75% to 125% of the amount that would otherwise vest • Units that otherwise vest may be reduced or eliminated if PNC’s return on economic capital does not exceed the cost of capital for the year	4 years	100%
Incentive performance units	• Performance measured over a three-year period – PNC’s return on common equity without goodwill and performance against peers in earnings per share growth • Potential payout ranges from 0% to 125% (reduced from 200%) • Units may be reduced or eliminated if PNC’s return on economic capital does not exceed the cost of capital for the year • If PNC does not exceed a designated capital ratio for the year, performance for that year will be 0%	3 years	100%
ALM incentive performance units	• Performance measured over a three-year period – and based on the performance of PNC’s Asset and Liability Management unit against a benchmark index • Potential payout ranges from 0% to 200% in each of the three years	3 years	100%

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   44

Back to Contents

Performance-based restricted share units. Based on the corporate performance factor and individual adjustments, we granted performance-based restricted share units (RSUs) to our NEOs in 2013. The RSUs will vest in four equal annual installments.

The number of RSUs that vest in a year will be adjusted by PNC’s total shareholder return (TSR) for the prior year, which helps to align the interests of our executives and long-term shareholders. TSR measures the total return of a share of PNC common stock by measuring the change in stock price, plus the reinvestment of any dividends. For any tranche of RSUs, our TSR performance will increase or decrease the vested amount by no more than 25% (75% to 125% of the original amount).

As an example, if an executive receives an initial grant of 10,000 RSUs, he or she will be eligible to receive 2,500 RSUs in each of the four years. The TSR adjustment for each tranche will result in potential payouts between 1,875 RSUs (75% of the initial amount) and 3,125 RSUs (125% of the initial amount).

The Committee believed that this range of adjustment would reward decisions that provide value to our long-term shareholders while discouraging the taking of excessive risks. The TSR adjustment penalizes underperformance and rewards strong performance, but avoids the potential for an unlimited increase that could encourage imprudent short-term risk-taking.

In order to vest, the RSUs require the achievement of risk-based performance goals. If we satisfy the conditions, the performance RSUs will vest in four equal annual installments.

In each of the four years, PNC must meet or exceed the required Tier 1 capital ratio for well-capitalized institutions, as established by our primary banking regulator. We use Tier 1 capital as a threshold performance metric due to its risk-based nature, and the regulatory importance of the measure in assessing the capital adequacy of a financial institution.

The vesting performance condition applies separately to each of the four years—if we do not meet or exceed the capital ratio in a given year, the executive forfeits the installment for that year. Future installments may vest if we meet or exceed the capital requirement at that time.

In addition, for the 2013 grant, if our return on economic capital does not exceed our cost of capital the Committee will not rely solely on a formulaic adjustment but will also perform a second level of review. The purpose of this review is to determine if the performance resulted from reasons that should be deemed as being appropriately beyond management’s control or responsibility. These could include things such as the impact of an acquisition that was otherwise deemed to be in the best interests of shareholders, or external events that we could not have reasonably anticipated.

Economic capital attempts to measure the potential impact of an unexpected loss and helps us assess the appropriate capital levels for our firm. If an unlikely event occurs, economic capital represents how much capital we think we would need. Our federal banking regulators require us to measure economic capital. We also use economic capital to set limits on risk-taking activities throughout PNC.

If the Committee determines that a risk-based adjustment is appropriate, the Committee may reduce or eliminate the number of units that would have otherwise been received. The Committee also retains discretion to exempt individuals from this reduction.

Overall, the Committee believes that a combination of these risk-focused design elements—the Tier 1 capital ratio, return on economic capital review, and a TSR adjustment—helps to balance the overall incentive compensation program and objectives.

Performance RSUs will have no voting rights, but dividends will be deemed to accrue. If an installment vests, the recipient will receive shares of PNC common stock. The deemed dividends for that installment will be paid out in cash at the time of vesting.

Incentive performance units. Also based on the corporate performance factor and individual adjustments, we granted incentive performance unit opportunities to our NEOs in 2012 and 2013. These grants will pay out if PNC achieves certain performance objectives over the relevant three-year period (2012 – 2014 and 2013 – 2015).

In both cycles, the objectives include relative earnings per share (EPS) growth. In 2012, the second measure was relative return on common equity, excluding goodwill (ROCE). In 2013, the second measure was return on common equity, excluding goodwill compared to our cost of common equity. For PNC and, where applicable, its peers adjustments will be made on an after-tax basis, for the impact of several items, which are discussed in more detail in footnote (b) of the Grants of Plan-Based Awards in 2012 table on page 56.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   45

Back to Contents

For the grants made in 2012, the potential payout percentage may range from 0 to 200%, with 100% representing the target grant amount. See page 46 for the payout scale for our relative performance. Payouts up to 100% of the target amount will be made in PNC common stock, with any excess (up to 200%) payable in cash. The Committee retains the discretion to reduce, but not increase, a payout calculated by the formula. Incentive performance units will have no voting rights, but dividends will be deemed to accrue and be reinvested. Amounts in respect of deemed dividends will be paid out in cash if the final payout is greater than 100% of the target amount.

Under either grant, 100% of the payout is at risk. The 2013 award is also subject to the Tier 1 Capital requirement described earlier. In addition, both grants are subject to a risk-based trigger that looks at whether our return on economic capital (ROEC) exceeds the cost of our capital, as described earlier.

For the grants made in 2012 and 2013, ROEC will be calculated as annualized earnings for the period, divided by the average economic capital for the year. Earnings will be PNC’s publicly-reported earnings adjusted, on an after-tax basis, for the impact of the same items described in footnote (b) of the Grants of Plan-Based Awards in 2012 table on page 56.

The cost of capital will include a performance expectation for a reasonable rate of return on goodwill, and will be approved by the Committee. For 2012, the cost of capital was 11.3% and for 2013, the cost of capital is 8.4% and the cost of common equity is 7.9%.

INCENTIVE PERFORMANCE UNITS – METRICS AND PAYOUT
Metric	Purpose	Grant year	Payout grid for relative measures
			Peer rank	2012 Grant Payout %	2013 Grant Payout %
Relative earnings per share (EPS) growth	A common metric that impacts stock price – showing growth rates allows for industry comparisons	2012 and 2013	1 st	200%	125%
			2 nd	183%	125%
			3 rd	167%	125%
			4 th	150%	125%
Relative return on average common equity without goodwill (ROCE)	Shows how efficiently we are creating shareholder returns, when compared to peers	2012 only	5 th	133%	116.7%
			6 th	117%	108.3%
			7 th	100%	100%
			8 th	80%	90%
			9 th	60%	80%
			10 th	40%	60%
			11 th	0%	40%
			12 th	0%	0%
			13 th	0%	0%
			Payout grid for absolute measures
Metric	Purpose	Grant year	ROCE as % of COCE	Payout %
ROCE compared to the cost of common equity (COCE)	Shows the level of returns that we are generating in excess of expected shareholder returns	2013 only	>=110%	125%
			105%	100%
			100%	75%
			75%	50%
			<=50%	0%

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   46

Back to Contents

ALM incentive performance units. For the grants made to Mr. Parsley in 2012 and 2013, the ALM incentive performance unit opportunities will pay out based on the investment performance of PNC’s ALM unit compared to a benchmark performance index for the relevant three-year performance period (2012 – 2014 and 2013 – 2015).

The grant has a maximum award size at the end of the performance period of 200% of the target units. Any awarded performance units will be paid in cash.

At the end of the relevant performance period, the Committee will decide whether to exercise negative discretion. In doing so, the Committee expects to take into account such factors as absolute ALM unit financial performance, absolute proprietary trading results, cumulative performance relative to the benchmark, adherence to risk parameters, and contributions to the success of our other businesses. Unlike the other incentive performance units, these units will not be adjusted for the value of any “deemed” dividends accrued.

ALM INCENTIVE PERFORMANCE UNITS – METRICS AND PAYOUT
Metric	Purpose	Payout grid
		Annual Performance Relative to Benchmark Index	Grant Payout %
Asset and Liability Management Performance	This measures performance of the asset and liability management unit against a benchmark index	+40 basis points or higher	200%
		+20 basis points	150%
		0 to -25 basis points	100%
		-35 basis points	40%
		-40 basis points or below	0%

For a discussion of the performance achieved under these awards, and the payouts awarded to NEOs, please read the introduction to the Outstanding Equity Awards at 2012 Fiscal Year-End tables, beginning on page 57.

Compensation policies and practices

The Committee adopts policies and procedures to assist in the fulfillment of its duties, and reviews these from time to time. We describe some of the significant policies and procedures in this section.

Compensation and risk. The Committee evaluates the risks inherent in the incentive compensation program. For a detailed discussion of how the Committee evaluates risk, please see Compensation and Risk, which begins on page 51.

In addition to formal policies and procedures, the Committee has several practices that it follows in the fulfillment of its duties and responsibilities. Some of these practices are described below.

Retaining an independent compensation consultant. The Committee retains Meridian Compensation Partners, LLC as its independent compensation consultant. For a discussion of this relationship and the considerations that the Committee takes into account when determining independence, please see pages 24 and 25.

Selecting a peer group. The Committee selects a peer group each year. We use this group to measure relative performance (as part of our corporate performance factor) and to determine our incentive performance unit payouts. We also use this group for general compensation comparisons.

In approving a peer group, the Committee analyzes several factors, including the mix and complexity of businesses, the markets being served, market capitalization, asset size, and changes resulting from mergers or shifts in strategic direction. We also look at the companies with whom we compete for talent.

For 2012 and 2013, the Committee discussed the composition of the peer group with management and its independent consultant. The following peer group for 2013 remains unchanged from the prior year:

Peer	Ticker Symbol

Bank of America Corporation

BB&T Corporation

Capital One Financial Corporation

Comerica Incorporated

Fifth Third Bancorp

JPMorgan Chase & Co.

KeyCorp

M&T Bank Corporation

Regions Financial Corporation

SunTrust Banks, Inc.

U.S. Bancorp

Wells Fargo & Company

BAC BBT COF CMA FITB JPM KEY MTB RF STI USB WF

The Committee believes that this peer group provides a balanced mix of institutions in light of our size, mix and scope of businesses, products and services, and sources of executive talent. PNC is positioned between the median and the 75th percentile of the peer group, based on total assets, revenue, and market capitalization.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   47

Back to Contents

Peer	Assets* ($ billions)	Peer	Revenue* ($ billions)	Peer	Market Capitalization* ($ billions)
JPM	$2,359,141	JPM	$97,031	WFC	$180,003
BAC	$2,209,974	WFC	$86,086	JPM	$167,256
WFC	$1,422,968	BAC	$83,334	BAC	$125,136
USB	$353,855	COF	$21,396	USB	$59,710
COF	$312,918	USB	$20,064	COF	$33,727
PNC	$305,107	PNC	$15,512	PNC	$30,788
BBT	$183,872	STI	$10,475	BBT	$20,369
STI	$173,442	BBT	$9,677	STI	$15,279
FITB	$121,894	FITB	$6,651	FITB	$13,409
RF	$121,347	RF	$5,398	MTB	$12,627
KEY	$89,236	MTB	$4,266	RF	$10,077
MTB	$83,009	KEY	$4,231	KEY	$7,795
CMA	$65,359	CMA	$2,546	CMA	$5,712
* The peer group data is presented as of December 31, 2012

Clawback of prior compensation. In January 2011, the Committee approved a “clawback” policy that applies to all of our NEOs, as well as other senior executives. This policy, which supplements our existing clawback policies, applies to grants made on or after January 1, 2011. Under the policy, any incentive compensation provided to the affected executives will be subject to clawback if the amount of compensation was based on a performance metric that was materially inaccurate.

For these purposes, performance metrics include any metric, including corporate financial results, used directly or indirectly to determine whether or not incentive compensation is to be provided to an executive (or group of executives) or to determine the amount of any such compensation.

The portion of the incentive compensation that represents the excess over what would have been provided if there had been no material inaccuracy in the performance metric will be subject to clawback. The Committee retains discretion to determine that it would not be in PNC’s best interests to seek to enforce the clawback.

In order to strengthen PNC’s policies and processes in evaluating adverse performance or risk events and determining appropriate incentive compensation adjustments, we made several key enhancements to our clawback policy in 2012. Approved enhancements include:

•

An expansion of the clawback provision related to materially inaccurate performance metrics used directly or indirectly to determine compensation amounts; and

•

An introduction of a new clawback provision for senior leaders, including all of our NEOs, for risk-related actions that result in or are reasonably expected to result in a material adverse impact to PNC or a business unit

The expansion of the clawback for materially inaccurate performance metrics ensures that we are appropriately able to impact compensation awarded to senior leaders below the executive level as a result of materially inaccurate performance metrics. In addition, by adding the risk-related action clawback, PNC is able to recoup unvested equity awards from senior leaders whose inappropriate risk-taking activities have resulted in or are expected to result in a material adverse impact to PNC in the future. By doing so, PNC is able to add further risk-balancing to our incentive arrangements by accounting for both forward- and backward-looking risk adjustments.

These changes were made effective for incentive compensation awards made on or after January 1, 2013.

Shareholder approval of severance agreements. On February 9, 2011, our Board adopted, at the recommendation of the Committee, a Policy Regarding Shareholder Approval of Future Severance Arrangements. This policy applies to future severance arrangements with executive officers. Under this policy, PNC will not enter into an arrangement with an executive officer that provides for additional severance benefits in an amount exceeding 2.99 times the sum of the executive officer’s annual base salary and target bonus for the year of termination, unless the future severance arrangement is approved by the affirmative vote of a majority of votes cast by shareholders on the matter.

The policy applies only to future severance arrangements. Future severance arrangements do not include existing severance agreements or agreements to which PNC becomes obligated in connection with an acquisition, unless in each case the severance agreement is modified to materially increase benefits that would be considered additional severance benefits. Our Board retains the right to amend, terminate or waive the policy and will promptly disclose any such change. We have made this policy available at www.pnc.com/corporategovernance.

Since 2009, no new change-in-control agreement has included an excise tax gross-up. For a more detailed discussion on change in control arrangements, please see Change in control agreements on pages 69 and 70.

Consideration of tax deductibility. Section 162(m) of the Internal Revenue Code does not generally allow a company to deduct compensation over $1 million paid to certain executive officers. Under current SEC and tax rules, there is a substantial overlap between the NEOs, including the CEO, and the executive officers whose compensation is subject to Section 162(m).

One exception to this disallowance applies to performance-based compensation paid under shareholder-approved plans. Awards made under our shareholder-approved plans—the 1996 Executive Incentive Award Plan (annual incentive awards) and the 2006 Incentive Award Plan (other equity-based awards)—are intended to be eligible for the performance-based exception and therefore, deductible by PNC for federal income tax purposes.

Although the Committee considers the desirability of limiting PNC’s non-deductible expenses when it makes compensation decisions, the Committee believes in maintaining the flexibility and competitive effectiveness of the executive compensation program. Tax deductibility, while an important consideration, is analyzed as one component of the overall program.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   48

Back to Contents

Limiting perquisites. The Committee believes in limiting the amount of perquisites provided to our executives. Since 2009, each executive officer receives a $10,000 allowance for perquisites. If the executive exceeds this allowance, the executive must reimburse PNC for the excess. We consider a benefit to be a perquisite or personal benefit unless its purpose is clearly and exclusively business related. We value perquisites based on their incremental cost to us. The Committee adopted a policy prohibiting executive officers from receiving tax “gross-ups” on any perquisites.

The principal perquisites that we may provide to some or all of our executive officers include: financial consulting and tax preparation services; occasional personal use of corporate aircraft, as approved by our CEO; incidental costs of medical examinations not covered by health insurance; and costs related to home security services. We may provide additional perquisites to an executive officer from time to time.

James E. Rohr, Richard J. Johnson, Joseph C. Guyaux, and William S. Demchak have access to our corporate aircraft for personal flights, but each of these individuals is required to pay PNC for the incremental cost of all such flights, as contemplated under the terms of lease (“time-sharing”) agreements between PNC and the executive. During 2012, each of these four executives paid for all personal usage of the aircraft under the terms of these agreements.

The Committee previously approved the time-sharing agreements in order to comply with Federal Aviation Administration (FAA) rules and regulations that would otherwise prohibit executives from reimbursing PNC for the incremental cost of personal flights.

Due to certain operational restrictions and administrative efficiencies, we operate our corporate aircraft under FAA rules and regulations that limit our ability to accept reimbursement for personal aircraft usage. These lease agreements provide a mechanism to obtain reimbursement from the executive. The costs paid by our executive officers under the terms of the agreements include certain incremental costs (such as fuel and pilot expenses), as well as a federal excise tax and other fees. For flights subject to these time sharing agreements, the officer is required to pay us the maximum amount permissible under FAA regulations.

Guidelines on the use of discretion. In 2011, the Committee adopted guidelines regarding the use of discretion in incentive compensation plans. Under these guidelines, the use of discretion will be exercised so that incentive compensation awards are reasonably aligned with risk-adjusted performance, so that higher risk-adjusted performance leads to higher incentive compensation (and lower risk-adjusted performance leads to lower incentive compensation).

The guidance provides, among other things, that discretionary increases in compensation should be based on behaviors, actions, or results that are deemed to be extraordinary, exceed expectations, or provide meaningful direct or indirect benefits to PNC or businesses. At the same time, discretionary reductions in compensation should be based on behaviors, actions, or results that fail to meet expectations or negatively impact our performance, reputation, or work environment.

PNC made several modifications to our guiding principles in 2012 to further strengthen the link between risk-taking behaviors and outcomes and the practical application and documentation of related incentive compensation decisions.

Modifications to the guiding principles on discretion include:

•

Enhancing the guidelines to specifically address the need to evaluate both inappropriate risk-taking behaviors in the current year, as well as the outcome of prior inappropriate risk-taking behaviors, when making discretionary incentive compensation decisions; and

•

Guidance that, where appropriate, managers will be required to document how discretion was applied to compensation recommendations considering risk taking behaviors in the performance year relative to PNC’s risk appetite or defined risk limits, as well as risk-related outcomes.

Executive stock ownership and retention. Our executive officers historically have held a significant portion of their personal wealth in the form of our common stock (or other equity that reflects the performance of our common stock). The Committee believes it is important to require most of our executive officers, including all of the NEOs, to meet minimum stock ownership guidelines.

Our policy denominates the ownership requirement in shares, and each executive officer and other key employees are also subject to additional ownership requirements, even after the original ownership target is met. The ownership requirements increase the number of PNC shares that an individual needs to own over time. The increased ownership amounts are calculated using a percentage of future equity grants. As new awards vest, designated employees need to retain more shares of stock, which they must then hold until they retire or leave PNC. This ownership policy reflects compensation awards over an executive’s career, and also ties an executive’s personal wealth closely to the performance of PNC and the interests of our long-term shareholders.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   49

Back to Contents

Equity interests that count toward satisfaction of the ownership guidelines include shares owned outright by the officer, or his or her spouse and dependent children, restricted shares (subject to vesting requirements), and shares or stock units held in a benefit plan. The guidelines are as follows:

Officer/Category	Share ownership (base requirement)	Ongoing retention requirement (as shares vest)
Chairman and CEO	125,000	33%
Senior Vice Chairman	50,000	33%
President	50,000	33%
Management Executive Committee Member*	25,000	25%
Other Corporate Executive Group (CEG) Members	25,000	25%
Controller	5,000	10%
* Includes other executive officers, including all of our other NEOs.

Over time, the guidelines will link additional stock ownership to compensation awards, rather than stock price volatility. For the NEOs, the required stock ownership levels are as follows: James E. Rohr (125,000 shares); Richard J. Johnson (25,000 shares); William S. Demchak (50,000 shares); Joseph C. Guyaux (50,000 shares); E. William Parsley, III (25,000 shares); and Michael P. Lyons (25,000 shares). Newly hired or promoted employees who become subject to these guidelines will have up to six years to satisfy the guidelines. The Committee monitors compliance with these stock ownership guidelines and has determined that our NEOs currently satisfy the guidelines or, in the case of Mr. Lyons, are within the six-year compliance period. All other employees subject to the guidelines either satisfy the guidelines or are within the compliance period.

Timing of equity grants. The Committee has adopted a policy for making equity compensation grants. This policy formalizes the practices that we generally use to grant stock options and other equity awards to all employees, including our NEOs. The Committee believes that making equity grants as of specifically identified dates improves transparency and reduces risk. The Committee also seeks the flexibility to make all of its principal compensation decisions (salary, annual incentive, equity-based grants) on one specific date. We have not granted any stock options to our NEOs since 2010.

Generally, the Committee delegates to management the opportunity to grant equity-based awards to non-executive employees out of a pool of units established by the Committee for each year. The policy for these grants is otherwise the same as the policy applicable to grants to executive officers and other members of senior executive management. Most of these grants are awarded to non-executive employees as part of the annual performance and compensation review process, with the same grant date as the one used for the executive officers and other members of senior executive management. To the extent that units remain in the pool after the annual performance review period, management may grant additional units later in the year, with any stock options being granted two business days after the first quarterly earnings release following the grant decision date.

Restrictions on trading and hedging. We have a policy that prohibits certain employees, including all executive officers, from purchasing or selling our securities beginning 15 days before the end of each calendar quarter until the second business day after we release our earnings for that quarter. We may also impose additional trading restrictions on our executive officers due to the availability of material, non-public information regarding PNC or our securities. In addition, we require certain employees, including all executive officers, to pre-clear personal investments (other than in specified types of securities) made by the individual or any immediate family members.

Our Code of Business Conduct and Ethics and related policies, which apply to all of our employees, have for many years included anti-hedging provisions that prohibit all employees from day trading or short selling PNC securities and prohibit all employees from engaging in transactions in any derivative of PNC securities (other than securities issued under a PNC compensation plan), including buying and writing options.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with PNC’s management, and based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Personnel and Compensation Committee of the Board of Directors of The PNC Financial Services Group, Inc.

Dennis F. Strigl, Chairman

Charles E. Bunch

Paul W. Chellgren

Richard B. Kelson

Thomas J. Usher

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   50

Back to Contents

COMPENSATION AND RISK

This section explains how we consider risk at PNC, and the relationship between risk management, performance, and compensation. We also discuss the risk reviews presented to our Board’s Personnel and Compensation Committee, and the methodology we use to assess the potential risks in our incentive compensation plans.

Risk management at PNC

We cannot avoid risk. The successful execution of our strategy requires effective management of the risks we decide to take.

Our risks may be internal or external, within our control or not, but we do not attempt to eliminate all risk. Instead, we want to understand, assess and manage the risk. We want our decisions to reflect a defined risk appetite and a moderate risk philosophy. It is our responsibility to establish an enterprise risk management framework that facilitates risk management for the benefit of our shareholders.

We strive to embed a culture of risk management throughout PNC. With each of our employees, we reinforce the importance of managing risks in executing on our strategic objectives. We set expectations by focusing on risk management and this, together with other risk management tools, helps to create risk-sensitive incentive compensation programs.

We have adopted and implemented a risk philosophy with a goal of managing to an overall moderate level of risk to capture opportunities and optimize shareholder value.

We actively support a risk management culture that promotes communication, teamwork, and our governance structure to help us manage our risks in the best interests of our business and shareholders. We dynamically set our strategies and make distinct risk taking decisions with consideration for the impact to our aggregate risk position.

We set limits on the transactions that may be taken by employees in a line of business. In managing the risks we encounter, we employ the following accepted guiding principles to establish boundaries for the risks which we are willing to accept in the course of doing business. These include being able to effectively:

•

identify and understand risks and returns

•

make balanced risk decisions

•

monitor and manage risks

Our key risk policies are approved at the Board level. We discuss our risk management approach beginning on page 83 of this year’s Annual Report on Form 10-K.

We intend that the incentives we build into our executive compensation structure support our risk appetite and that these incentives, when viewed in total, should not encourage our employees to take unnecessary or excessive risks.

Compensation and risk

Our compensation philosophy supports and reflects PNC’s risk management culture. Our risk policies and procedures guide our management decisions, including how we compensate employees. By setting and communicating our risk tolerances in advance, we seek to manage and control the risks that employees can take, consistent with their roles and responsibilities. All employees have performance goals that are specifically tied to risk management. We then evaluate employee performance against goals, including how they manage risks throughout the year. We base our incentive compensation decisions on performance throughout the year, on a risk-adjusted basis.

Our compensation program is designed to encourage management of risk and discourage inappropriate risk-taking by granting a diverse portfolio of incentive compensation awards to our executives and other senior employees that is expected to reward desired behavior over time.

Specifically, we balance our portfolio of awards between fixed and variable compensation; cash and equity-based compensation; and annual and long-term compensation. We base awards on the Committee’s assessment of a variety of quantitative and qualitative performance measurements, both on an absolute and a relative basis. Compensation decisions also rely on discretion to consider other factors, such as effective risk management, compliance with controls and ethical duties, competition for top talent, market-based pay levels, and the need to attract, develop, grow, and retain the leadership team.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   51

Back to Contents

Risk review of compensation plans

We have previously performed a detailed analysis of our material incentive compensation plans at PNC — plans that covered 85% of the population eligible to receive incentive compensation awards – and have completed design assessments of these plans. To do this, we relied on work from cross-functional teams that included business unit leaders, and senior executives from our risk management, finance, and human resources functions. We looked at how plan participants could earn incentives under the plan, and evaluated plan design and plan decisions to understand the overall risks, as well as the duration of those risks.

We added several design features to the plans to help balance compensation and risk. These features typically included the addition of a risk-based metric or the introduction of a deferred payout. We also enhanced the documentation regarding how we use discretion in making decisions under these plans, and we modified our performance evaluation process for all of our employees to reflect specific risk considerations.

In addition, we implemented a deferral program for approximately 120 senior leaders to help ensure that their incentive compensation awards reflect risk-adjusted performance outcomes that would pay out, if at all, over a four-year period. This group of senior learders will receive a portion of their incentive compensation in deferred equity-based awards that are subject to risk-based adjustments, effective with incentive compensation related to 2012 performance.

We also completed our identification of individuals — or groups of employees — who could potentially expose us to material financial loss, either individually or a collective group. As with our incentive compensation plan assessment, we also established a cross-functional team to help identify these individuals or groups. We developed systems to help us track the compensation for these employees.

We also continue to refine a framework to help validate the work of our design assessment team and to backtest, on an ongoing basis, our material incentive compensation plans. Developing this framework will help ensure that incentive compensation does not drive or influence excessive risk taking on behalf of the plan participants.

In 2012, our Chief Risk Officer continued to make regular reports (at least quarterly) to our Board’s Personnel and Compensation Committee to discuss risk management and reinforce the connection between effective risk management and incentive compensation. Our Chief Risk Officer also presented the Committee with a risk assessment for each of our principal business units as well as a collective assessment of staff functions including finance, human resources, technology, and operations. In addition, throughout 2012, we had at least one director who was a member of both the Personnel and Compensation and Risk Committees.

This helps to strengthen the linkage between the work that these committees do.

As discussed in our CD&A, the long-term incentive program includes grants to our NEOs and certain other executives that include risk-based metrics. Payouts under these grants could be reduced or eliminated if we do not meet specific risk criteria over the vesting period.

Based on our approach to enterprise risk management, the comprehensive risk review of our incentive compensation plans, our risk assessments for significant businesses and staff functions, and the addition of risk-based metrics to long-term incentive compensation programs, we believe that the risks arising from our compensation plans, policies, and practices are not reasonably likely to have a material adverse effect on PNC.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   52

Back to Contents

COMPENSATION TABLES

Summary compensation table

Name & Principal Position	Year	Salary ($)(a)	Stock Awards ($)(b)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(e)	All Other Compensation ($)(f)	Total ($)
James E. Rohr Chairman and CEO	2012	$1,200,000	$4,922,847	-	-	$2,684,484	$135,475	$8,924,806
	2011	$1,169,231	$8,861,121	-	$2,010,000	$4,369,782	$197,016	$16,607,150
	2010	$1,557,692	$2,420,100	$5,325,750	$2,170,000	$4,968,783	$158,468	$16,600,793
Richard J. Johnson Chief Financial Officer	2012	$500,000	$1,597,424	-	$1,003,650	$208,116	$40,638	$3,349,828
	2011	$496,154	$1,997,864	-	$1,062,500	$155,973	$45,493	$3,757,984
	2010	$603,365	$510,910	$1,124,325	$750,000	$169,031	$40,382	$3,198,013
William S. Demchak President	2012	$750,000	$4,416,686	-	$1,825,840	$473,720	$58,894	$7,525,140
	2011	$750,000	$5,903,515	-	$2,130,000	$428,617	$80,830	$9,292,962
	2010	$1,168,269	$3,306,663	$1,775,250	$2,710,000	$404,041	$58,766	$9,422,989
Joseph C. Guyaux Chief Risk Officer	2012	$620,000	$3,610,221	-	$985,400	$706,775	$21,438	$5,943,834
	2011	$620,000	$2,758,081	-	$955,000	$738,476	$39,284	$5,110,841
	2010	$867,308	$806,700	$1,775,250	$1,037,000	$853,263	$28,418	$5,367,939
Michael P. Lyons Head of Corporate & Institutional Banking	2012	$700,000	$5,982,880	-	-	$11,448	$336,352	$7,030,680

E. William Parsley, III Treasurer & Chief Investment Officer	2012	$484,615	$4,380,190	-	$694,700	$148,751	$12,762	$5,721,018
	2011	$400,000	$3,984,997	-	$950,000	$176,214	$39,967	$5,551,178
	2010	$1,115,385	$268,900	-	$3,700,000	$253,227	$6,654	$5,344,166

(a)

The “Salary” column includes amounts paid in cash, and for 2010 only, amounts paid in stock units.

The “Salary” column also includes any salary amounts deferred by an NEO under qualified (ISP) or non-qualified (SISP, DCP and DCIP) benefit plans. We describe these PNC plans on page 65. Please also see the Non-qualified deferred compensation in fiscal 2012 table on page 66 for the aggregate deferrals during 2012.

(b)

The amounts in the “Stock Awards” column reflect the grant date fair value of stock awards. The grant date fair values are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). See Note 16 in our Annual Report on Form 10-K for the year ended December 31, 2012 (10-K Note 16) for more information. In 2012, stock awards were granted on February 7, 2012 consisting of long-term incentive performance units and performance-based restricted share units, and for Mr. Parsley, a grant of ALM incentive performance units. In connection with Mr. Lyons joining PNC he was granted restricted shares on January 20, 2012 based on the NYSE closing price on that day of $59.63. In connection with Mr. Guyaux assuming the role of Chief Risk Officer he was granted restricted shares on February 15, 2012 based on the NYSE closing price on that day of $59.51. The grant date fair value of the incentive performance units and the ALM incentive performance units is calculated using the target number of units underlying the award and a per share value based on the NYSE closing price of our common stock on February 7, 2012 of $60.70. The grant date fair value of the performance-based restricted share units is calculated using the target number of units underlying the award and a grant date fair value per unit of $63.42. If PNC’s performance during the applicable measurement period results in the maximum number of units vesting, our executives would each be entitled to receive a maximum award with a grant date fair value of the maximum award as follows:

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   53

Back to Contents

NEO	Grant Date Fair Value of Maximum Award
	Incentive Performance Units	Performance-Based Restricted Share Units
James E. Rohr	$4,814,967	$3,144,205
Richard J. Johnson	$1,562,418	$1,020,269
William S. Demchak	$4,319,898	$2,820,922
Joseph C. Guyaux	$1,574,922	$1,028,435
Michael P. Lyons	$3,299,895	$2,154,853
E. William Parsley, III*	$1,349,968	$881,538

*

The grant date fair value of Mr. Parsley’s ALM grant at the maximum value is $5,999,952.

See the Grants of plan-based awards in 2012 table on pages 55 and 56 for more information regarding the grants we made in 2012, the Outstanding equity awards at 2012 fiscal year-end table on pages 59 to 61 for more information regarding options and other awards outstanding at December 31, 2012, and the Option exercises and stock vested in fiscal 2012 table on page 62 for more information regarding stock vesting during 2012.

(c)

There were no stock option grants to the NEOs during 2012 or 2011.

(d)

Our NEOs received an annual incentive award for each of 2011 and 2010 performance that we paid entirely in cash in the first quarter of the following year. For 2012, performance, Mr. Demchak, Mr. Guyaux, Mr. Johnson and Mr. Parsley each received an annual incentive award paid entirely in cash in the first quarer of 2013. Mr. Rohr and Mr. Lyons did not receive a cash award, but were awarded restricted shares on February 14, 2013 as discussed on page 44.

(e)

The dollar amounts in this column include the increase in the actuarial value of our Cash Balance Pension Plan, Excess Pension Plan and Supplemental Executive Retirement Plan, as measured from the plan measurement date used for our 2011 audited consolidated financial statements to the plan measurement date used for our 2012 audited consolidated financial statements. We describe these plans on page 63. The amounts include both (1) the increase in value due to an additional year of service, compensation increases and plan amendments (if any) and (2) the change in value attributable to interest.

We do not pay above-market or preferential earnings on any compensation that is deferred on a basis that is not tax-qualified, including such earnings on non-qualified defined contribution plans. For an additional explanation on how we calculate the earnings on our deferred compensation plans, see the 2012 rates of return chart in the Non-qualified deferred compensation in fiscal 2012 table on page 67.

(f)

The amounts in this column include, for all NEOs, net of any reimbursements to PNC: (1) the dollar value of matching contributions made by us to the ISP; (2) the net insurance premiums paid by us in connection with our Key Executive Equity Program; (3) the executive long-term disability premiums paid by us; and (4) for 2011 and 2010, the dividends that had accrued on the 2010 and 2009 base salary paid in stock units. For Mr. Lyons, the 2012 amount includes taxable reimbursement for relocation expenses in connection with his move to Pittsburgh, as well as the incremental cost of certain flights on our corporate aircraft in connection with the relocation. None of our NEOs received perquisites with a value that exceeded $10,000, after giving effect to any reimbursements made by executives in accordance with our policy. Our Personnel and Compensation Committee prohibits reimbursements for taxes in connection with perquisites and personal benefits.

All other compensation for 2012 consisted of the following:

NEO	Relocation	Perquisites and Other Personal Benefits	Registrant Contributions to Defined Contribution Plans	Insurance Premiums*	Total to Summary Compensation Table
James E. Rohr		-	$10,000	$125,475	$135,475
Richard J. Johnson		-	$10,000	$30,638	$40,638
William S. Demchak		-	$10,000	$48,894	$58,894
Joseph C. Guyaux		-	$10,000	$11,438	$21,438
Michael P. Lyons	$336,352	-	-	-	$276,975
E. William Parsley, III		-	$12,762	-	$12,762

*

We pay premiums for most of the NEOs, in connection with our Key Executive Equity Program, a split-dollar insurance arrangement. However, new participants have not been permitted in this program since 2007. In addition, we pay long-term disability premiums on behalf of most of our NEOs. The dollar amounts under the “Insurance Premiums” column include the 2012 net premiums we paid in connection with our Key Executive Equity Program on behalf of James E. Rohr ($114,579); Richard J. Johnson ($20,400); William S. Demchak ($40,534); and Joseph C. Guyaux ($353). These net premiums represent the full dollar amounts we paid for both the term and non-term portions of this plan, after any officer contributions. The amounts under this column also include the long-term disability premiums we paid on behalf of James E. Rohr ($10,896); Richard J. Johnson ($10,238); William S. Demchak ($8,360); and Joseph C. Guyaux ($11,085).

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   54

Back to Contents

Grants of plan-based awards in 2012

Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards ($)(d)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James E. Rohr
Annual Incentive Award	February 6, 2012	-	$1,880,000	$8,806,000
Incentive Performance Units	February 7, 2012				-	39,662	79,324			$2,407,483
Performance-Based Restricted Share Units	February 7, 2012				-	39,662	49,577			$2,515,364
Richard J. Johnson
Annual Incentive Award	February 6, 2012	-	$1,000,000	$$1,500,000
Incentive Performance Units	February 7, 2012				-	12,870	25,740			$781,209
Performance-Based Restricted Share Units	February 7, 2012				-	12,870	16,087			$816,215
William S. Demchak
Annual Incentive Award	February 6, 2012	-	$1,950,000	$8,806,000
Incentive Performance Units	February 7, 2012				-	35,584	71,168			$2,159,949
Performance-Based Restricted Share Units	February 7, 2012				-	35,584	44,480			$2,256,737
Joseph C. Guyaux
Annual Incentive Award	February 6, 2012	-	$930,000	$8,806,000
Incentive Performance Units	February 7, 2012				-	12,973	25,946			$787,461
Performance-Based Restricted Share Units	February 7, 2012				-	12,973	16,216			$822,748
Restricted Share Award	February 15, 2012							33,608		$2,000,012
Michael P. Lyons
Annual Incentive Award	February 6, 2012	-	$1,500,000	$8,806,000
Incentive Performance Units	February 7, 2012				-	27,182	54,364			$1,649,947
Performance-Based Restricted Share Units	February 7, 2012				-	27,182	33,977			$1,723,882
Restricted Share Award	January 20, 2012							43,754		$2,609,051

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   55

Back to Contents

Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards ($)(d)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
E. William Parsley, III
Annual Incentive Award	February 6, 2012	-	$750,000	$1,125,000
Incentive Performance Units	February 7, 2012				-	11,120	22,240			$674,984
ALM Incentive Performance Units	February 7, 2012				-	49,423	98,846			$2,999,976
Performance-Based Restricted Share Units	February 7, 2012				-	11,120	13,900			$705,230

(a)

The amounts listed in the “Target” column relate to the target annual incentive award for the 2012 performance year. Annual incentive awards for 2012 were paid in 2013. The “Target” column lists the target annual incentive award included in the total compensation target approved by our Board’s Personnel and Compensation Committee for each NEO as of the date listed. For NEOs who are covered employees under §162(m) of the Internal Revenue Code of 1986, as amended, the calculation of the “Maximum” amount was approved by the Personnel and Compensation Committee on February 29, 2012, based on 0.2% of our “Incentive Income,” an adjusted net income metric that is defined in the 1996 Executive Incentive Award Plan. At the time the “Maximum” amount is set, the Committee uses a budgeted amount for 2012, which is included as $8,806,000 in the “Maximum” column. For Mr. Johnson and Mr. Parsley, the “Maximum” amount consists of the target annual incentive multiplied by 150% - the maximum amount comtemplated by the payout grid on page 42. In the aggregate, the annual incentive awards paid to the NEOs are limited by the incentive compensation pool that the Committee approves. Subject to that overall limitation, the Committee could exercise its discretion to provide an annual incentive award that exceeds 150% of target, but the table shows the maximum amount that could be provided by relying solely on the formula.

(b)

The amounts listed in these columns include the incentive performance unit grants and the performance-based restricted share unit grants, as further described on pages 44 to 46. As there is no guaranteed minimum payout for these awards and, in the case of the incentive performance unit grants, the Personnel and Compensation Committee has discretion to decrease any award otherwise payable, we have not included a “Threshold” amount in this column. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 200% of the grant for the incentive performance units and 125% of the grant for the performance-based restricted share units. For the incentive performance unit grants, the performance period began on January 1, 2012 and will end on December 31, 2014. For the performance-based restricted share unit grants, the performance period began on January 1, 2012 and will end on December 31, 2015 with vesting opportunities for a portion of the grant on each of the four applicable grant date anniversaries.

In addition, for Mr. Parsley the amounts also include an ALM incentive performance unit grant as described in footnote (b) to the Summary compensation table on page 53. For a discussion of the terms, conditions and performance goals related to this incentive performance unit grant, see page 47. As there is no guaranteed minimum payout for Mr. Parsley’s award, and the Personnel and Compensation Committee has the discretion to decrease any award otherwise payable, we have not included a “Threshold” amount in this column for this award. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 200% of that grant. For this grant, the performance period began on January 1, 2012 and will end on December 31, 2014.

In determining the payout for regular grants of incentive performance units made in 2012, adjustments will be made on an after-tax basis for the impact of:

•

any extraordinary items (as such term is used under GAAP)

•

items resulting from a change in tax law

•

discontinued operations

•

acquisition costs and merger integration costs

•

any costs or expense arising from specified Visa litigation and any other gains recognized on redemption or sale of Visa shares as applicable

•

in PNC’s case, the net impact on PNC of significant gains or losses related to BlackRock transactions

•

acceleration of the accretion of any remaining issuance discount in connection with the redemption of any preferred stock

•

any other charges or benefits related to the redemption of trust preferred or other preferred securities

(c)

The amounts listed in this column for Mr. Guyaux and Mr. Lyons include a restricted share grant as described in footnote (b) to the Summary compensation table on page 53.

(d)

The grant date fair values for incentive performance units and performance-based restricted share units are all calculated in accordance with FASB ASC Topic 718. See 10-K Note 16 for more information. The grant date fair values for incentive performance units and ALM incentive performance units represent the closing price for our common stock on February 7, 2012 of $60.70. The grant date fair values for the performance-based restricted share units are based on the ASC 718 grant date fair value per unit of $63.42. The grant date fair values for incentive performance units and performance-based restricted share units represent the target amount of units in the grant. The grant date fair value for the restricted share award to Mr. Guyaux represents the closing price for our common stock on February 15, 2012 of $59.51. The grant date fair value for the restricted share award to Mr. Lyons represents the closing price for our common stock on January 20, 2012 of $59.63.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   56

Back to Contents

Outstanding equity awards at 2012 fiscal year-end

The following tables show, for each NEO, the outstanding equity awards as of December 31, 2012. These awards include the following:

•

Grants of stock options exercisable over time

•

Grants of stock options exercisable over time that require PNC’s stock price reaching a 20% premium over the exercise price

•

Grants of restricted stock

•

Grants of incentive performance unit opportunities, specifically:

–

Regular units granted in 2010, 2011 and 2012 that may pay out if PNC achieves specific performance criteria as measured against a peer group and for 2012 grants, a risk metric measured against our cost of capital

–

In recognition of Mr. Demchak’s oversight of the asset and liability management (ALM) function at PNC during 2010, Mr. Demchak was granted units that will only pay out if our ALM unit outperforms a benchmark index during the 2010 to 2012 performance period

–

In recognition of Mr. Parsley’s management responsibilities regarding the ALM function at PNC during 2011 and 2012, Mr. Parsley was granted units in 2011 and 2012 that will only pay out if our ALM unit outperforms a benchmark index during the 2011 to 2013, or 2012 to 2014 performance period, respectively

•

Grants of performance-based restricted share units, specifically:

–

Annual long-term incentive awards, each granted in 2011 and 2012, and a special achievement award granted in 2011, each that will pay out if PNC meets the minimum well-capitalized Tier 1 capital ratio established by our primary regulator; payout may be adjusted by 25% up or down based on TSR in each year

With respect to the following three forms of equity-based awards included in the table, the Committee made performance-based or risk-based determinations in the first quarter of 2013, as described in more detail below:

Performance-based restricted share units

The performance-based restricted share units are included in the following table as of December 31, 2012. At a meeting held on January 28, 2013, our Board’s Personnel and Compensation Committee certified the levels of performance achieved for the 2012 tranche of each of the 2011 regular and special achievement grants and the 2012 grants and determined the payout level. The Committee certified that the required Tier 1 capital ratio of 6% established by our primary regulator had been achieved. The Committee then determined the size of the payout, which could range from 75% to 125% of the target number of units based on TSR. The Committee approved a payout at 103.66% for the applicable tranche of each of the 2011 and 2012 grants.

2011 and 2012 grants
Metric	Status
Tier 1 risk-based capital ratio at least 6%	11.7% (exceeded)
Total shareholder return (TSR)	103.66% (Target + 3.66% TSR for 2012)

Incentive performance units

The 2010 grants of incentive performance units are included in the following table as of December 31, 2012. At a meeting held on January 28, 2013, our Board’s Personnel and Compensation Committee certified the levels of performance achieved for the April 1, 2010 to December 31, 2012 performance period and determined the payout level. The units provided an opportunity for the executive to receive a payout after the end of the performance period based on our earnings per share growth (EPS growth) and return on average common shareholders’ equity (ROCE) performance, each adjusted as defined in the grants, relative to our peers. The Committee approved a payout at 89.85% for these awards.

2010 grants (based on April 1, 2010-December 31, 2012 performance period)
	Payout % (PNC Ranking out of 13 Companies)						Overall Payout Percentage
	2010		2011		2012
EPS Growth	176	% (2)	40	% (10)	47	% (10)	89.85%
ROCE	145	% (4)	108	% (7)	57	% (9)

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   57

Back to Contents

ALM incentive performance units

The ALM-based incentive performance unit grant made to Mr. Demchak in 2010 was outstanding as of December 31, 2012 and is included in the following tables. At a meeting on January 28, 2013, our Board’s Personnel and Compensation Committee certified the levels of performance achieved under Mr. Demchak’s ALM-based grant and determined the final award. The maximum potential payout percentage was 200%. The maximum permitted payout for these units is generated by applying the performance factor to the number of target share units of 46,485. The Committee approved payout at the maximum payout permitted for the performance achieved, resulting in 92,970 units. In accordance with the terms of this grant, the ALM-based units awarded to Mr. Demchak paid out entirely in cash share equivalents.

2010 grant (based on April 1, 2010-December 31, 2012 performance period)
Metric	Payout Percentage
	2010	2011	2012	Overall
Performance of ALM unit against benchmark index	200%	200%	200%	200%

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   58

Back to Contents

Option Awards						Stock Awards
Grant Date or Performance Period(a)	No. of Securities Underlying Unexercised Options (#) Exercisable (b)	No. of Securities Underlying Unexercised Options (#) Unexercisable (b)	Option Exercise Price ($)		Option Expiration Date	Grant Date or Performance Period (a)	No. of Shares or Units of Stock That Have Not Vested (#)(c)	Market Value of Shares or Units of Stock That Have Not Vested ($)(d)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)(e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
James E. Rohr
Options Exercisable Over Time						Performance-Based Restricted Share Units
January 25, 2005	247,000		$53.50		January 25, 2015	Jan. 1, 2011–Dec. 31, 2014			32,849	$1,915,425
January 23, 2006	275,000		$65.45		January 23, 2016	Jan. 1, 2011–Dec. 31, 2014			35,468	$2,068,139
November 17, 2006	64,313		$69.38		January 3, 2013	Jan. 1, 2012–Dec. 31, 2015			40,024	$2,333,799
January 25, 2007	203,500		$72.65		January 25, 2017	Incentive Performance Units
May 17, 2007	206,507		$74.65		January 6, 2014	Apr. 1, 2010–Dec. 31, 2012			47,344	$2,760,629
January 22, 2008	242,000		$57.21		January 22, 2018	Jan. 1, 2011–Dec. 31, 2013			45,227	$2,637,186
February 12, 2009	290,400		$31.07		February 12, 2019	Jan. 1, 2012–Dec. 31, 2014			40,444	$2,358,290
February 12, 2009	400,000		$31.07		February 12, 2019
April 26, 2010	150,000	75,000	$66.77		April 26, 2020
Options with Additional Performance Criteria
July 21, 2008		350,000	$63.69	(f)	July 21, 2018
Richard J. Johnson
Options Exercisable Over Time						Performance-Based Restricted Share Units
January 25, 2005	20,000		$53.50		January 25, 2015	Jan. 1, 2011–Dec. 31, 2014	7,719	$450,095
July 22, 2005	10,000		$55.37		July 22, 2015	Jan. 1, 2011–Dec. 31, 2014	7,389	$430,853
January 23, 2006	49,500		$65.45		January 23, 2016	Jan. 1, 2012–Dec. 31, 2015	12,987	$757,272
January 25, 2007	44,000		$72.65		January 25, 2017	Incentive Performance Units
January 22, 2008	60,500		$57.21		January 22, 2018	Apr. 1, 2010–Dec. 31, 2012	9,994	$582,750
February 12, 2009	72,600		$31.07		February 12, 2019	Jan. 1, 2011–Dec. 31, 2013	10,626	$619,602
February 12, 2009	90,000		$31.07		February 12, 2009
April 26, 2010	31,666	15,834	66.77		April 26, 2020
Options with Additional Performance Criteria
July 21, 2008		83,000	$63.69	(f)	July 21, 2018

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   59

Back to Contents

Option Awards					Stock Awards
Grant Date or Performance Period(a)	No. of Securities Underlying Unexercised Options (#) Exercisable (b)	No. of Securities Underlying Unexercised Options (#) Unexercisable (b)	Option Exercise Price ($)	Option Expiration Date	Grant Date or Performance Period (a)	No. of Shares or Units of Stock That Have Not Vested (#)(c)	Market Value of Shares or Units of Stock That Have Not Vested ($)(d)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)(e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
William S. Demchak
Options Exercisable Over Time						Performance-Based Restricted Share Units
January 23, 2006	110,000		$65.45		January 23, 2016	Jan. 1, 2011–Dec. 31, 2014	23,393	$1,364,046
February 16, 2006	40,110*		$69.66		January 3, 2013	Jan. 1, 2011–Dec. 31, 2014	20,690	$1,206,434
February 27, 2006	10,000*		$70.90		January 3, 2013	Jan. 1, 2012–Dec. 31, 2015	35,909	$2,093,854
November 7, 2006	28,512*		$69.67		January 3, 2013	Incentive Performance Units
January 25, 2007	82,500		$72.65		January 25, 2017	Apr. 1, 2010–Dec. 31, 2012	15,781	$920,190
October 29, 2007	57,861*		$71.81		January 6, 2014	Apr. 1, 2010–Dec. 31, 2012	92,970	$5,421,081
January 22, 2008	93,500		$57.21		January 22, 2018	Jan. 1, 2011–Dec. 31, 2013	32,207	$1,877,990
February 12, 2009	112,200		$31.07		February 12, 2019	Jan. 1, 2012–Dec. 31, 2014	36,286	$2,115,837
February 12, 2009	180,000		$31.07		February 12, 2019
April 26, 2010	50,000	25,000	$66.77		April 26, 2020
Options with Additional Performance Criteria
July 21, 2008		138,000	$63.69	(f)	July 21, 2018
Joseph C. Guyaux
Options Exercisable Over Time						Restricted Share Award
January 23, 2006	121,000		$65.45		January 23, 2016	February 15, 2012	33,608	$1,959,682
January 25, 2007	88,000		$72.65		January 25, 2017	Performance-Based Restricted Share Units
August 21, 2007	30,720*		$72.71		January 6, 2014	Jan. 1, 2011–Dec. 31, 2014			11,187	$652,314
January 22, 2008	99,000		$57.21		January 22, 2018	Jan. 1, 2011–Dec. 31, 2014			9,162	$534,236
February 12, 2009	118,800		$31.07		February 12, 2019	Jan. 1, 2012–Dec. 31, 2015			13,091	$763,336
February 12, 2009	180,000		$31.07		February 12, 2019	Incentive Performance Units
April 26, 2010	50,000	25,000	$66.77		April 26, 2020	Apr. 1, 2010–Dec. 31, 2012			15,781	$920,190
Options with Additional Performance Criteria						Jan. 1, 2011–Dec. 31, 2013			15,402	$898,091
July 21, 2008		142,000	$63.69	(f)	July 21, 2018	Jan. 1, 2012–Dec. 31, 2014			13,229	$771,383

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   60

Back to Contents

Option Awards					Stock Awards
Grant Date or Performance Period(a)	No. of Securities Underlying Unexercised Options (#) Exercisable (b)	No. of Securities Underlying Unexercised Options (#) Unexercisable (b)	Option Exercise Price ($)	Option Expiration Date	Grant Date or Performance Period (a)	No. of Shares or Units of Stock That Have Not Vested (#)(c)	Market Value of Shares or Units of Stock That Have Not Vested ($)(d)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)(e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
Michael P. Lyons
Restricted Share Award
January 20, 2012	43,754	$2,551,296
Performance-Based Restricted Share Units
Jan. 1, 2012–Dec. 31, 2015			27,430	$1,599,443
Incentive Performance Units
Jan. 1, 2012–Dec. 31, 2014			27,718	$1,616,237
E. William Parsley, III
Options Exercisable Over Time				Performance-Based Restricted Share Units
December 18, 2003	25,000	$53.41	December 18, 2013	Jan. 1, 2011–Dec. 31, 2014	11,964	$697,621
January 6, 2004	75,000	$54.04	January 6, 2014	Jan. 1, 2011–Dec. 31, 2014	7,389	$430,853
January 25, 2005	75,000	$53.50	January 25, 2015	Jan. 1, 2012–Dec. 31, 2015	11,221	$654,297
July 21, 2008	25,000	$63.69	July 21, 2018	Incentive Performance Units
February 12, 2009	50,000	$31.07	February 12, 2019	Apr. 1, 2010–Dec. 31, 2012	5,260	$306,711
				Jan. 1, 2011–Dec. 31, 2013	16,472	$960,482
				Jan. 1, 2011–Dec. 31, 2013(g)	38,934	$2,270,242
				Jan. 1, 2012–Dec. 31, 2014	11,339	$661,177
				Jan. 1, 2012–Dec. 31, 2014(g)	98,846	$5,763,710

*

With respect to these options, the officer exercised a previously granted option with a “reload” feature and received a new stock option grant, shown in this table, as the result of “reloading” the previously granted option. In 2004, the Committee decided to eliminate the “reload” feature from future option grants. Options with this feature could only be reloaded once; the reload options cannot be replaced when they are exercised.

(a)

This column shows the grant dates of stock options and restricted stock, and the performance period for the regular and ALM incentive performance units and the performance-based restricted share units.

(b)

The vesting schedule for the stock option grants listed in this column is as follows:

Option grants that have been “reloaded” – vest 100% on the anniversary of the original grant date.

Option grants on July 21, 2008 – 3-year cliff vesting, if the performance criterion in footnote (f) below has been achieved.

Option grants on February 12, 2009 related to the National City integration vested on February 12, 2012 based on meeting the performance criteria.

All other options – 1/3 vesting each year, beginning on the anniversary of the grant date.

(c)

This column reflects grants of restricted shares to Mr. Guyaux and Mr. Lyons. Mr. Lyons’ award vests 1/3 each year, beginning on the anniversary of the grant date. Mr. Guyaux’s award vests 1/3 each year on January 2, 2013, 2014 and 2015 if the requisite service conditions are met.

(d)

The market value of these awards is calculated using our common stock closing price of $58.31 a share on December 31, 2012.

(e)

This column reflects the incentive performance unit opportunities granted in 2010, 2011 and 2012, and the ALM incentive performance unit opportunities granted to Mr. Demchak in 2010 and to Mr. Parsley in 2011 and 2012. This column also includes the performance-based restricted share units granted in 2011 and 2012.

For the regular incentive grants, this column reflects the target amounts that could be paid under the 2010, 2011 and 2012 grants. These amounts also include deemed dividends accrued and reinvested as units through the end of 2012. As discussed above, the actual payout for the 2010 grant was at 89.85%. Actual payouts, if any, for the 2011 grants will not be determined until early 2014 and until early 2015 for the 2012 grants, and could differ from the amounts listed.

For Mr. Demchak, this column reflects the maximum amount that could be paid under the 2010 ALM incentive performance unit grant. His grant does not provide for any deemed dividends to be accrued and reinvested. As discussed above, the actual payout for Mr. Demchak’s 2010 ALM incentive performance unit grant was at the maximum.

For Mr. Parsley, this column reflects the maximum amount that could be paid under the 2011 and 2012 ALM incentive performance unit grants. These grants do not provide for any deemed dividends to be accrued and reinvested. The actual payout for Mr. Parsley’s 2011 ALM incentive performance unit grant will not be determined until early 2014 and until early 2015 for the 2012 grant, and could differ from the amount listed.

For the performance-based restricted share units granted in 2011 and 2012 this column reflects 103.66% of the target amounts for the 2012 tranche and the target amounts for each of the remaining tranches from 2013 through 2014 for the 2011 grants and from 2013 through 2015 for the 2012 grants. These grants do not provide for reinvestment of any deemed dividends. As discussed above, the actual payout for the 2012 tranche of each of the 2011 and 2012 grants was 103.66% based on PNC’s total shareholder return for 2012.

(f)

Since July 21, 2011, the options granted on July 21, 2008 can become exercisable in their entirety if PNC stock closes at or above 120% of the exercise price for the five trading days before the vesting date. Based on an exercise price of $63.69, these options will not be exercisable until the PNC stock price closes above $76.428 a share.

(g)

These ALM incentive performance unit grants were awarded to Mr. Demchak in 2010 and Mr. Parsley in 2011 and 2012 and are described in footnote (e) above.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   61

Back to Contents

Option exercises and stock vested in fiscal 2012

NEO	Option Awards		Stock Awards(b)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(a) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James E. Rohr	418,475	$1,396,256	112,052	$6,688,238
Richard J. Johnson	11,000	$120,175	28,095	$1,676,337
William S. Demchak	-		240,462	$14,338,545
Joseph C. Guyaux	138,724	$1,244,397	45,081	$2,688,681
Michael P. Lyons	-		-	-
E. William Parsley, III	-		149,526	$8,898,719

(a)

The dollar amount in this column includes the value realized upon the exercise of various options throughout 2012. This amount was computed by determining the difference between the average of the high and low sales prices of our common stock on the date of exercise (as reported in The Wall Street Journal), less the exercise price.

(b)

These columns include the vesting of shares of restricted stock granted previously, as well as the total units approved for payout in connection with previously granted performance based restricted share unit opportunities. The value realized for restricted stock includes cash paid for fractional shares as follows: Mr. Rohr $(94), Mr. Johnson $(48), Mr. Demchak $(49), Mr. Guyaux $(57); and Mr. Parsley $(60). The columns also include shares that vested but were withheld for tax purposes.

For Mr. Demchak, the columns also include 150,608 ALM incentive performance units granted in 2009 that were paid out in cash of $8,978,496 in 2012 at 200% of target, adjusted for TARP forfeitures. For Mr. Parsley, the columns also include 81,092 restricted stock units that were paid out in cash of $4,820,717.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   62

Back to Contents

Pension benefits at 2012 fiscal year-end

The principal elements of our post-employment compensation are a qualified defined benefit cash balance pension plan, a non-qualified excess cash balance pension plan and a non-qualified supplemental executive retirement plan, as well as a qualified defined contribution savings plan, and a non-qualified deferred compensation and incentive plan.

Cash balance pension plan. We maintain a pension plan for most of our full-time employees. The pension plan is a defined benefit cash balance pension plan under the Employee Retirement Income Security Act of 1974, as amended (ERISA), and is intended to be qualified under Section 401(a) of the Internal Revenue Code. Each calendar quarter, eligible participants receive “earnings credits” based on a percentage of covered earnings in accordance with a schedule based on the participant’s age and years of credited service. Earnings credit percentages for plan participants on December 31, 2009 are frozen at their level earned to that point. Earnings credits for all employees who become participants on or after January 1, 2010 are a flat 3% of covered earnings.

The plan defines “covered earnings” as regular earnings plus eligible variable compensation, such as paid annual incentives. Covered earnings do not include deferred payments of annual incentives; these are instead taken into account under our excess pension plan described below. We generally limit eligible variable compensation for a plan year to a total of 100% of the first $25,000 plus 50% of the next $225,000.

For participants who had accrued benefits prior to 1999 under the pension plan formula then in effect, an initial cash balance “account” was established based on the present value of the accrued benefits at the time of the conversion to the current program. Employees who were at least age 40 and had at least 10 years of credited service as of January 1, 1999 were awarded additional “Transitional Earnings Credits” under the plan for up to 10 years.

Employees already participants at December 31, 2009 generally receive quarterly “interest credits” at a rate of one-fourth of the annual interest rate on 30-year Treasury securities, with a minimum interest credit. New participants on or after January 1, 2010 are not subject to this minimum interest credit.

At the end of 2008, the cash balance pension plan previously sponsored by National City Corporation was merged into this plan. Earnings and interest credits for National City participants are as noted above for former employees generally.

We contribute to the plan an actuarially determined amount necessary to fund the total benefits payable to participants. Actuaries calculate total contributions instead of contributions for each individual participant.

Excess pension plan. We maintain an ERISA excess pension plan, which is a supplemental non-qualified pension plan. The excess benefits under this plan equal the difference, if any, between a participant’s benefit under the qualified pension plan computed without regard to applicable Internal Revenue Code limits and taking into account bonus amounts deferred under the deferred compensation plan, and the participant’s actual benefit under the qualified pension plan.

Supplemental executive retirement plan. We maintain a supplemental executive retirement plan for certain executive officers. As part of its ongoing review of compensation practices, the Committee decided in 2007 to eliminate future plan participation for new executive officers. This plan provides earnings credits based on a percentage of annual incentives awarded under eligible executive bonus plans in accordance with a schedule based on the participant’s age and years of credited service. This plan also provides quarterly interest credits that mirror the interest credits under the qualified pension plan.

Executive officers who participated in the supplemental executive retirement plan on December 31, 1998 and who were at least age 50 with five or more years of credited service receive grandfathered benefits based on the pension formula in effect prior to 1999. For executive officers at or above a certain organizational level who participated on December 31, 1998, but who did not meet the requirements for grandfathered benefits, we doubled the earnings credit percentages in order to mitigate the effect of the transition to the cash balance pension formula.

James E. Rohr received the credits and benefits provided in connection with the transitional provisions of the cash balance pension plan and the supplemental executive retirement plan.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   63

Back to Contents

NEO	Plan Name (a)	Number of Years Credited Service (#) (b)	Present Value of Accumulated Benefit ($) (c)
James E. Rohr	Qualified Pension Plan	40	$1,487,971
	ERISA Excess Pension Plan	40	$6,932,745
	Supplemental Executive Retirement Plan	40	$33,199,211
	Total		$41,619,927
Richard J. Johnson	Qualified Pension Plan	10	$147,784
	ERISA Excess Pension Plan	10	$328,876
	Supplemental Executive Retirement Plan	10	$396,975
	Total		$873,635
William S. Demchak	Qualified Pension Plan	10	$139,873
	ERISA Excess Pension Plan	10	$801,190
	Supplemental Executive Retirement Plan	10	$1,130,715
	Total		$2,071,778
Joseph C. Guyaux	Qualified Pension Plan	40	$1,092,404
	ERISA Excess Pension Plan	40	$2,175,149
	Supplemental Executive Retirement Plan	40	$4,759,506
	Total		$8,027,059
Michael P. Lyons	Qualified Pension Plan	1	$5,743
	ERISA Excess Pension Plan	1	$5,705
	Supplemental Executive Retirement Plan	NA	-
	Total		$11,448
E. William Parsley, III	Qualified Pension Plan	9	$116,243
	ERISA Excess Pension Plan	9	$542,387
	Supplemental Executive Retirement Plan	NA	-
	Total		$658,630

(a)

None of the NEOs received payments under any of these plans during fiscal 2012.

(b)

To compute the number of years of service we use the same plan measurement date that we use for our 2012 audited consolidated financial statements. Credited service is equal to actual service; however, for purposes of determining the level of benefits earned in the Qualified Pension Plan and ERISA Excess cash balance plans service has been frozen as of December 31, 2009. As of that date, the NEOs had the following years of credited service: Mr. Rohr 37, Mr. Johnson 7, Mr. Demchak 7, and Mr. Parsley 6.

(c)

We compute the present values shown here as of December 31, 2012 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715, Compensation—Retirement Benefits (“FASB ASC Topic 715”), as specified in the SEC regulations. The amounts do not necessarily reflect the amounts to which the executive officers would be entitled under the terms of these plans as of December 31, 2012.

We calculate the present values for the plans by projecting the December 31, 2012 account balances to an assumed retirement age of 65, using an interest crediting rate of 4.40% for all participants with the exception of Mr. Lyons, and 2.55% for Mr. Lyons, as legacy PNC participants have a minimum annual interest crediting rate of 4.40%, while participants hired on or after January 1, 2010 have no minimum rate. We then apply a discount rate of 3.80% for the Qualified Pension Plan and 3.50% for the other plans to discount the balances back to December 31, 2012.

The present value for the grandfathered Supplemental Executive Retirement Plan, for which Mr. Rohr is the only eligible NEO, equals the present value of his December 31 accrued benefit. Since Mr. Rohr is currently eligible for an unreduced retirement, no early retirement reductions apply.

See Note 15 in our Annual Report on Form 10-K for the year ended December 31, 2012 for more information on the discount rates and other material assumptions.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   64

Back to Contents

Non-qualified deferred compensation in fiscal 2012

Incentive savings plan (ISP) and supplemental incentive savings plan (SISP). We maintain an incentive savings plan in which most of our employees can participate after they meet certain age and service requirements. The ISP is a defined contribution 401(k) plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code. During 2012, Participants could elect to contribute between 1% and 20% of compensation to the plan each year as pre-tax elective deferrals, subject to Internal Revenue Code limits. Participants who are age 50 or older may contribute additional pre-tax amounts called “catch-up contributions” each year. For 2012, we made employer matching contributions on behalf of eligible participants equal to 100% of elective deferrals up to 4% of compensation. Matching contributions were made in cash. Participants direct the investment of their accounts among the investment options offered under the plan and their account balances are adjusted for gains or losses resulting from those investment directions. Prior to 2012, we also offered a non-qualified supplemental incentive savings plan for certain designated employees who exceeded a compensation threshold. Effective January 1, 2012, the SISP was frozen to new participants and to the deferral of amounts earned on and after January 1, 2012. Participants with existing account balances can direct the investment of their accounts among the hypothetical investment alternatives made available under the plan and their accounts are adjusted for deemed investment gains or losses resulting from such investment directions.

ISP and SISP participants have the same investment options. The employee directs investment of contributions under either plan. Investment options include several publicly available mutual funds (including BlackRock mutual funds), a proprietary PNC investment fund, and a PNC common stock fund. We no longer permit new funds to be contributed or transferred into the PNC common stock fund. SISP investments are invested on a phantom basis and are considered “deemed” investments.

Deferred compensation plan (DCP) and deferred compensation and incentive plan (DCIP). Prior to 2012, we offered a non-qualified deferred compensation plan (DCP) for certain designated employees who exceeded a compensation threshold. Effective January 1, 2012, the DCP was frozen to new participants and to the deferral of amounts earned on and after January 1, 2012. Distributions from this plan are paid in cash in accordance with the participant’s election. Participants with existing account balances can direct the investment of their accounts among the hypothetical investment alternatives made available under the plan and their accounts are adjusted for deemed investment gains or losses resulting from such investment directions.

As of December 31, 2012 we also maintained a non-qualified deferred compensation and incentive plan (DCIP) for certain designated employees who exceeded a compensation threshold. Participants could elect to defer up to 20% of base salary and/or up to 75% of eligible short-term incentive pay earned with respect to a plan year. The DCIP’s plan year is the calendar year and the DCIP’s first plan year began January 1, 2012.

DCP and DCIP participants currently have many of the same investment options available to ISP and SISP participants. DCP and DCIP participants also have additional investment options, consisting of BlackRock mutual funds. DCP and DCIP investments are invested on a phantom basis and are considered “deemed” investments.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   65

Back to Contents

NEO	Name of Plan	Executive Contributions in Last FY ($)	Registrant Contri- butions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)
		(a)		(b)	(c)	(d)
James E. Rohr	Supplemental Incentive Savings Plan	-	-	$228,001	-	4,575,230
	Deferred Compensation & Incentive Plan	-	-	-	-
	Deferred Compensation Plan	-	-	$62,580	-	$1,726,374
	Total	-	-	$290,581	-	$6,301,604
Richard J. Johnson	Supplemental Incentive Savings Plan	-	-	$72,767	-	$634,381
	Deferred Compensation & Incentive Plan	-	-	-	-
	Deferred Compensation Plan	-	-	$40,605	-	$546,539
	Total	-	-	$113,372	-	1,180,920
William S. Demchak	Supplemental Incentive Savings Plan			$77,216		$677,964
	Deferred Compensation & Incentive Plan	$150,000		$8,914		$158,914
	Deferred Compensation Plan	$745,500		$439,362	$(818,887)	$4,005,621
	Total	$895,500		$525,492	$(818,887)	$4,842,499
Joseph C. Guyaux	Supplemental Incentive Savings Plan	-	-	$174,788	-	$1,246,755
	Deferred Compensation & Incentive Plan	-	-	-	-	-
	Deferred Compensation Plan	-	-	$53,438	-	$2,694,371
	Total	-	-	$228,226	-	$3,941,126
Michael P. Lyons	Supplemental Incentive Savings Plan	-	-	-	-	-
	Deferred Compensation & Incentive Plan	-	-	-	-	-
	Deferred Compensation Plan	-	-	-	-	-
	Total	-	-	-	-	-
E. William Parsley, III	Supplemental Incentive Savings Plan	-	-	$219,255		$1,313,680
	Deferred Compensation & Incentive Plan	-	-	-	-	-
	Deferred Compensation Plan	-	-	$295,400	$(449,211)	$2,962,097
	Total	-	-	$514,655	$(449,211)	$4,275,777

(a)

Amounts in this column have been reported in the Summary compensation table on page 53.

(b)

No amounts in this column have been reported in the Summary compensation table on page 53 as none of our NEOs received above-market preferential earnings.

(c)

Mr. Demchak and Mr. Parsley elected to take distributions from the Deferred Compensation Plan in 2012.

(d)

We calculate the dollar amounts in this column by taking the aggregate balance at the end of fiscal year 2011 and then adding the totals in the other columns to that balance. The aggregate balance at the end of fiscal year 2012 includes any unrealized gains and losses on investments.

In previous years, some executive officers have deferred receipt of restricted stock. Any amounts deferred as restricted phantom stock units are included in the amounts under this column.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   66

Back to Contents

The following table shows the 2012 investment options for the ISP, SISP, DCP and DCIP, along with annual rates of return. See page 65 for an explanation of our ISP, SISP, DCP and DCIP. Ticker symbols are listed for investment options available to the general public.

Fund	Ticker Symbol	DCP	DCIP	ISP/SISP	2012 Annual Rate of Return
Am Beacon Sm Cp Value Inst	AVFIX	X	X	X	16.52%
Am EuroPacific Growth R5	RERFX	X	X	X	19.26%
BlackRock Asset Allocation Instl.	PBAIX	X			12.27%
BlackRock Core Bond Fund1	BFMCX	X			7.37%
BlackRock Core Fixed Income Index			X	X	4.27%
BlackRock High Yield BR	BRHYX	X	X	X	17.15%
BlackRock Intermediate Government Instl. (PNIGX)	PNIGX	X			2.69%
BlackRock Inflation Protected Bond Instl. (BPRIX)	BPRIX	X			6.95%
BlackRock International Bond Instl.	CINSX	X			3.02%
BlackRock International Index			X	X	18.57%
BlackRock International Opportunities Instl. (BISIX)	BISIX	X			18.38%
BlackRock US Opportunities Instl.	BMCIX	X			10.90%
BlackRock Large Cap Core Instl.	MALRX	X			14.74%
BlackRock Large Cap Index Fund			X	X	16.04%
BlackRock LifePath 2015 Fund			X	X	9.64%
BlackRock LifePath 2020 Fund			X	X	11.00%
BlackRock LifePath 2025 Fund			X	X	12.11%
BlackRock LifePath 2030 Fund			X	X	13.35%
BlackRock LifePath 2035 Fund			X	X	14.33%
BlackRock LifePath 2040 Fund			X	X	14.98%
BlackRock LifePath 2045 Fund			X	X	15.76%
BlackRock LifePath 2050 Fund			X	X	16.54%
BlackRock LifePath Retirement Fund			X	X	8.75%
BlackRock Liquidity Temp Fund	TMPXX	X	X	X	0.12%
BlackRock Small Cap Growth Instl	PSGIX	X			11.06%
BlackRock Small/Mid Index Fund			X	X	18.47%
BlackRock TIPS			X	X	7.08%
CRM Mid Cap Value Instl.	CRIMX	X	X	X	17.82%
Dodge & Cox Stock Fund	DODGX	X	X	X	21.99%
Eagle Small Cap Growth Fund	HSIIX		X	X	14.60%
Fidelity Spartan International Index Inv. (FSIIX)	FSIIX	X			18.69%
Harbor Capital Appreciation	HACAX	X	X	X	15.69%
Munder Mid Cap Core Growth Y	MGOYX	X		X	16.01%
PNC Common Stock Fund1	PNC	X		X	3.72%
PNC Investment Contract Fund Z		X	X	X	2.09%
Vanguard Instl. Index Fund Plus	VIIIX	X			16.00%
Vanguard Small Cap Index Inv.	NAESX	X			18.04%
Vanguard Total Bond Mkt. Index Inv. (VBMFX)	VBMFX	X			4.05%
Wells Fargo Adv. Total Return I	MBFIX		X	X	6.60%

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   67

Back to Contents

The amounts included in the aggregate year-end balance column that were reported in previous summary compensation tables (since 2006) are as follows:

NEO	Plan	2006	2007	2008	2009	2010	2011	2012	Total*
James E. Rohr	SISP	$153,800	$163,000	$155,738	$140,300	-	-	-	$612,838
	DCIP	-	-	-	-	-	-	-	-
	DCP	-	-	-	-	-	-	-	-
Richard J. Johnson	SISP	$47,105	$76,000	$75,473	$58,500	$33,479	$87,662	-	$378,219
	DCIP	-	-	-	-	-	-	-	-
	DCP	$262,569	-	$475,000	-	-	-	-	$737,569
William S. Demchak	SISP	$77,102	$ 97,100	$75,200	$63,620	-	-	-	$313,022
	DCIP	-	-	-	-	-	-	$150,000	$150,000
	DCP	$1,278,907	$1,625,000	$1,125,603	-	-	-	$745,500	$4,775,010
Joseph C. Guyaux	SISP	$61,944	$21,000	$17,625	$15,864	$4,127	-	-	$120,560
	DCIP	-	-	-	-	-	-	-	-
	DCP	-	-	-	-	-	-	-	-
Michael P. Lyons	SISP	-	-	-	-	-	-	-	-
	DCIP	-	-	-	-	-	-	-	-
	DCP	-	-	-	-	-	-	-	-
E. William Parsley, III	SISP	-	-	-	-	$665,038	-	-	$665,038
	DCIP	-	-	-	-	-	-	-	-
	DCP	-	-	-	-	-	-	-	-
* The total amounts may exceed the aggregate balance at year-end due to the impact of plan withdrawals by the individual.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   68

Back to Contents

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

Benefits upon termination of employment

Our NEOs, may receive various forms of compensation or benefits in connection with a termination of employment. These benefits result from:

•

change in control agreements,

•

the terms of our equity-based grants, and

•

other existing plans and arrangements in which our NEOs participate.

We do not have a separate severance plan or program for the NEOs, although the Committee has discretion to provide severance benefits, subject to the parameters of the policy we adopted in February 2011 and described on page 48 of our CD&A.

The benefits will depend on whether PNC or the executive terminated employment and, if PNC terminated employment, whether it was for cause; whether the termination resulted from death or disability; whether the termination followed a change in control and whether the executive is retirement-eligible. If a retirement-eligible employee resigns or is terminated without cause, we consider it a retirement. For these purposes, a “retirement-eligible” employee is someone who is at least 55 years old and has at least five years of service with us. As of December 31, 2012, Mr. Rohr, Mr. Guyaux and Mr. Johnson were retirement-eligible, while Mr. Demchak, Mr. Lyons and Mr. Parsley were not.

Change in control agreements

As of December 31, 2012 we have entered into separate change in control agreements with each of our NEOs, except for Mr. Lyons, and similar agreements with a limited group of other senior officers. These agreements have been a valuable component of our executive compensation program for several years. We believe that these arrangements mitigate concerns arising from a change in control, and help to ensure the continued dedicated service of our key employees. While the acceleration of equity requires only a change in control, payments received under these agreements require a “double trigger”—that is, the occurrence of both a change in control and a qualifying termination of employment. A qualifying termination would occur if the executive resigned for “good reason” or the surviving company terminated the executive without “cause” (each as defined in the change in control agreement).

These agreements would pay cash to our executives, calculated based on various compensation components. These components include base salary and an annual incentive award (bonus). The cash severance payment related to base salary for Mr. Rohr, Mr. Johnson, Mr. Demchak and Mr. Guyaux is based on three times the base salary (the highest monthly base salary rate for the twelve months preceding the change in control multiplied by twelve). For these executives, the cash severance payment related to the bonus is three times the applicable average bonus percent multiplied by the applicable base salary. For Mr. Parsley, the multiple for the base salary component is two and the multiple for the bonus component is one. The agreements also provide for continued benefits under (or compute cash payments by reference to) some of our retirement and health and welfare benefit plans. As of December 31, 2012, Mr. Lyons did not have an executed change in control agreement.

Our historical agreements require a payment to the NEO to reimburse the executive for any excise taxes on severance or other benefits that are considered “excess parachute payments” under the Internal Revenue Code as long as severance and other benefits are at least 105% of the maximum that can be paid without incurring the excise tax. Since 2009, we have eliminated the excise tax “gross-up” provision from new change in control agreements. Mr. Parsley’s agreement does not contain an excise tax gross-up provision. Our Board adopted a policy in February 2011 that requires shareholder approval of certain future severance arrangements if the arrangement provides for additional severance benefits in an amount exceeding 2.99 times the sum of the executive’s annual base salary and target bonus.

The change in control agreements prohibit the executive from using or disclosing any of our confidential business or technical information or trade secrets. The executive may also not employ or solicit any of our officers during the one-year period following termination.

While the benefits to be received under a change in control agreement may be significant to an individual, they first require the occurrence of a significant transaction. As a result, the benefits are highly speculative, and contingent on a variety of facts and circumstances. In recognition of this, our Personnel and Compensation Committee does not consider the amount of potential change in control payments when it makes annual compensation decisions for NEOs. Change in control protections, although meaningful, also become relatively less significant to PNC as we increase in size.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   69

Back to Contents

Equity-based grants

If an NEO resigns or is terminated with or without cause, any unvested equity-based compensation is generally forfeited. If a retirement-eligible employee resigns or is terminated without cause, we consider it a retirement. A change in control, or the retirement or disability of a NEO, has the following impact on unvested equity-based compensation:

GRANTS THAT VEST OR BECOME EXERCISABLE OVER TIME OR OPTIONS WHERE PERFORMANCE CRITERIA HAS BEEN MET

Change in Control	Retirement	Disability

Securities vest or become exercisable, regardless of whether employment is terminated.

Following a termination without cause, or a resignation for good reason, the employee will have three years to exercise stock options. The three-year period cannot extend beyond the original option termination date.

For stock options granted at least one year before retirement, there will be no change. These options will continue in accordance with their original terms.

For stock options granted between six months and one year before retirement, the employee will forfeit two-thirds of the options. The remaining one-third of the options will continue in accordance with their original terms.

For stock options granted less than six months before retirement, the employee will forfeit all of the options.

For restricted stock and restricted stock units that have not already satisfied the service requirements, the Committee may approve vesting. For certain awards, if the Committee does not take action within a certain time of the scheduled vesting date, then the stock does not vest. For certain restricted stock awards, the Committee may accelerate vesting.

All stock options become exercisable and the employee has three years to exercise them. The three-year period cannot extend beyond the original option termination date, however.

For restricted stock and restricted stock units that have not already satisfied the service requirements, the Committee may approve vesting. For certain awards, if the Committee does not take action within a certain time of the scheduled vesting date, then the stock does not vest. For certain restricted stock awards, the Committee may accelerate vesting.

GRANTS THAT VEST UPON THE ACHIEVEMENT OF ADDITIONAL PERFORMANCE CRITERIA

Performance-Based Restricted Stock Units
Change in Control	Retirement	Disability
Any unvested performance RSUs will vest and pay out at 100% if we meet the Tier 1 capital ratio as of the last-completed quarter-end. If we do not meet the capital ratio, the units are cancelled.	Performance RSUs continue in effect in accordance with their terms.	Performance RSUs continue in effect in accordance with their terms.
2008 Performance Options
Change in Control	Retirement	Disability
In general, these options will become exercisable upon a change in control if our stock price or the per share change of control consideration meets or exceeds 120% of the grant date exercise price.	If an employee retires before PNC meets the stock price threshold, the Committee may permit the options to remain outstanding and be eligible for exercise if we meet the price threshold.

If an employee becomes disabled before PNC meets the stock price threshold and employment is terminated, the Committee may permit the options to remain outstanding and be eligible for exercise after termination of employment, if we meet the price threshold, for the period from then until the third anniversary of the employment termination date.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   70

Back to Contents

GRANTS THAT VEST UPON THE ACHIEVEMENT OF ADDITIONAL PERFORMANCE CRITERIA (CONTINUED)

Incentive Performance Units
Change in Control	Retirement	Disability

For both regular and ALM incentive performance units, if the performance period has not yet ended before the date of a change in control, the employee would receive a two-part award. Each part of the award would be prorated based on a portion of the original multi-year performance period.

The first part of the award relates to the part of the performance period that had already elapsed before the change in control. The second part of the award relates to the part of the performance period that had not been completed due to the change in control.

In each part, the award would be calculated by multiplying a performance factor by the target number of units originally granted and then applying the applicable proration factor. (The target number of regular units would be adjusted for deemed dividends up to the change in control date, but the ALM units would not receive such an adjustment.)

The performance factor used to calculate the first part would be the higher of 100% and the payout percentage achieved, based on actual applicable corporate performance prior to the date of the change in control. The performance factor used to calculate the second part would be a flat100%. In some cases, the performance factors would then be subject to additional, risk-based adjustments.

For the first part of the award, the performance-adjusted amount of units would then be prorated based on the portion of the overall performance period (measured in quarters) that had elapsed before the date of the change in control. For the second part, the proration would be based on the remainder of the originally scheduled performance period not completed due to the change in control.

For the regular grants made in 2011 and 2012, the performance factors used to calculate the awards would also be subject to additional, risk-based adjustments, as described in more detail in the CD&A. For the 2011 grants, the first part of the award would be subject to risk-based adjustments in certain circumstances and for the 2012 grants, both parts of the award would be subject to such adjustments.

For grants of regular or ALM units made in 2012, in the case of either retirement and disability, the grantee remains eligible for consideration of a full award equal to the same award the grantee could have received had the grantee remained employed for the full performance period.

For grants made before 2012, the Committee may award up to a prorated amount to a retired employee. This amount will be based on performance prior to retirement and the units will be prorated based on the portion of the performance period elapsed prior to the retirement date of the employee. The Committee may award up to the full amount to an employee who becomes disabled during the performance period.

For all grants, regardless of the year that they were made, the Committee retains downward discretion to adjust or eliminate the payout. Any payout would occur after the performance period ends.

The retirement and disability benefits summarized above are generally subject to termination by PNC if it is determined that an employee has engaged in certain competitive activities during the first year post-employment, or that the employee has engaged in other detrimental conduct.

If the officer dies, stock options become exercisable, restricted stock and restricted stock units vest, performance RSUs vest and pay out at 100% and a portion of the outstanding incentive performance units may be paid, subject to the discretion of our Board’s Personnel and Compensation Committee. Any options will generally remain exercisable until the original option termination date.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   71

Back to Contents

Existing plans and arrangements

As of December 31, 2012, our NEOs could participate in our qualified cash balance pension plan, our ERISA excess pension plan, our supplemental executive retirement plan, our ISP, our SISP, our DCP, and our DCIP. The officers earn these benefits for services provided to us while employed, and many of these plans are also available on a broader basis to other employees. For the most part, an officer’s entitlement to these benefits does not depend on how employment terminates.

Estimated benefits upon termination

The following table shows the estimated benefits payable to our NEOs as of December 31, 2012 as a result of termination of employment in a variety of situations. These estimated amounts have been calculated as if employment was terminated on December 31, 2012. For change in control benefits, we assumed a change in control of PNC and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason) on that date. To the extent relevant, the amounts assume a PNC stock price of $58.31 the closing price for our stock on December 31, 2012. If we calculated these amounts using a different price, the amounts could be significantly different. The benefits below do not include the balances under our qualified cash balance pension plan, our ERISA excess pension plan, our supplemental executive retirement plan, our ISP, our SISP, our DCP and our DCIP unless the NEO receives an enhanced benefit under the termination scenario.

EMPLOYEES WHO ARE ELIGIBLE FOR RETIREMENT:

James E. Rohr	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control (b)	Disability	Death
Cash Severance	-	-	-	$9,461,421	-	-
Base Salary	-	-	-	$3,600,000	-	-
Bonus	-	-	-	$5,861,421	-	-
Enhanced Benefits	-	-	-	$999,644	-	-
Defined Benefit Plans	-	-	-	$944,801	-	-
Defined Contribution Plans	-	-	-	$30,000	-	-
General Health & Welfare	-	-	-	$24,843	-	-
Acceleration of Unvested Equity	-	$10,327,087	$10,327,087	$11,512,861	$10,558,987	$9,061,568
Restricted Stock	-	$6,586,293	$6,586,293	$6,517,312	$6,586,293	$6,517,312
Unexercisable Options	-	-	-	-	-	-
Incentive Performance Units	-	$3,740,794	$3,740,794	$4,995,549	$3,972,694	$2,544,256
Excise Tax and Gross-Up	-	-	-	-	-	-
TOTAL	$-	$10,327,087	$10,327,087	$21,973,926	$10,558,987	$9,061,568

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   72

Back to Contents

Richard J. Johnson	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control (b)	Disability	Death
Cash Severance	-	-	-	$4,500,000	-	-
Base Salary	-	-	-	$1,500,000	-	-
Bonus	-	-	-	$3,000,000	-	-
Enhanced Benefits	-	-	-	$409,370	-	-
Defined Benefit Plans	-	-	-	$360,000	-	-
Defined Contribution Plans	-	-	-	$30,000	-	-
General Health & Welfare	-	-	-	$19,370	-	-
Acceleration of Unvested Equity	-	$2,760,610	$2,760,610	$3,071,770	$2,815,096	$2,355,054
Restricted Stock	-	$1,704,170	$1,704,170	$1,686,881	$1,704,170	$1,686,881
Unexercisable Options	-	-	-	-	-	-
Incentive Performance Units	-	$1,056,440	$1,056,440	$1,384,889	$1,110,926	$668,173
Excise Tax and Gross-Up	-	-	-	$2,754,920	-	-
TOTAL	$-	$2,760,610	$2,760,610	$10,736,060	$2,815,096	$2,355,054
Joesph C. Guyaux	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control (b)	Disability	Death
Cash Severance	-	-	-	$4,650,000	-	-
Base Salary	-	-	-	$1,860,000	-	-
Bonus	-	-	-	$2,790,000	-	-
Enhanced Benefits	-	-	-	$770,038	-	-
Defined Benefit Plans	-	-	-	$706,800	-	-
Defined Contribution Plans	-	-	-	$30,000	-	-
General Health & Welfare	-	-	-	$33,238	-	-
Acceleration of Unvested Equity	-	$2,887,697	$2,887,697	$5,639,982	$5,317,730	$4,826,344
Restricted Stock	-	$2,031,803	$2,031,803	$3,970,450	$3,991,485	$3,970,450
Unexercisable Options	-	-	-	-	-	-
Incentive Performance Units	-	$855,894	$855,894	$1,669,532	$1,326,245	$855,894
Excise Tax and Gross-Up	-	-	-	-	-	-
TOTAL	$-	$2,887,697	$2,887,697	$11,060,020	$5,317,730	$4,826,344

EMPLOYEES WHO ARE NOT ELIGIBLE FOR RETIREMENT:

William S. Demchak	Termination for Cause	Voluntary Termination/ Termination without Cause	Retirement	Change in Control (b)	Disability	Death
Cash Severance	-	-	-	$8,100,000	-	-
Base Salary	-	-	-	$2,250,000	-	-
Bonus	-	-	-	$5,850,000	-	-
Enhanced Benefits	-	-	-	$610,002	-	-
Defined Benefit Plans	-	-	-	$551,250	-	-
Defined Contribution Plans	-	-	-	$30,000	-	-
General Health & Welfare	-	-	-	$28,752	-	-
Acceleration of Unvested Equity	-	-	-	$8,798,049	$8,049,836	$6,761,474
Restricted Stock	-	-	-	$4,804,174	$4,853,884	$4,804,174
Unexercisable Options	-	-	-	-	-	-
Incentive Performance Units	-	-	-	$3,993,875	$3,195,952	$1,957,300
Phantom Units	-	-	-	-	-	-
Excise Tax and Gross-Up	-	-	-	-	-	-
TOTAL	$-	$-	$-	$17,508,051	$8,049,836	$6,761,474

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   73

Back to Contents

E. William Parsley, III	Termination for Cause	Voluntary Termination/ Termination without Cause	Retirement	Change in Control (b)	Disability	Death
Cash Severance	-	-	-	$2,540,219	-	-
Base Salary	-	-	-	$1,000,000	-	-
Bonus	-	-	-	$1,540,219	-	-
Enhanced Benefits	-	-	-	$167,350	-	-
Defined Benefit Plans	-	-	-	$127,010	-	-
Defined Contribution Plans	-	-	-	$20,000	-	-
General Health & Welfare	-	-	-	$20,340	-	-
Acceleration of Unvested Equity	-	-	-	$8,234,728	$7,913,138	$5,174,150
Restricted Stock	-	-	-	$1,839,306	$1,858,752	$1,839,306
Unexercisable Options	-	-	-	-	-	-
Incentive Performance Units	-	-	-	$1,621,699	$1,280,663	$860,731
Phantom Units	-	-	-	$4,773,723	$4,773,723	$2,474,113
Excise Tax and Gross-Up	-	-	-	-	-	-
TOTAL	$-	$-	$-	$10,942,297	$7,913,138	$5,174,150
Michael P. Lyons	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control (b)	Disability	Death
Cash Severance	-	-	-	-	-	-
Base Salary	-	-	-	-	-	-
Bonus	-	-	-	-	-	-
Enhanced Benefits	-	-	-	-	-	-
Defined Benefit Plans	-	-	-	-	-	-
Defined Contribution Plans	-	-	-	-	-	-
General Health & Welfare	-	-	-	-	-	-
Acceleration of Unvested Equity	-	-	-	$5,796,426	$5,553,388	$4,718,919
Restricted Stock	-	-	-	$4,180,165	$4,194,597	$4,180,165
Unexercisable Options	-	-	-	-	-	-
Incentive Performance Units	-	-	-	$1,616,261	$1,358,791	$538,754
Excise Tax and Gross-Up	-	-	-	-	-	-
TOTAL	$-	$-	$-	$5,796,426	$5,553,388	$4,718,919

(a)

If a retirement-eligible employee resigns or is terminated without cause, we consider it a retirement.

(b)

The benefits shown under “Acceleration of Unvested Equity” are received upon the change in control itself and do not require termination of employment, while the other benefits require a qualifying termination of employment. In addition, it is possible that an Excise Tax Gross-Up payment may be required if a change in control occurred even without a qualifying employment termination.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   74

Back to Contents

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Security ownership of directors and executive officers

The table below sets forth information regarding common stock ownership by our directors and executive officers. We include beneficial ownership of common stock as of January 31, 2013 for each director, each executive officer named in the Summary compensation table on page 53, and all directors and executive officers as a group. Unless we otherwise note, each person exercises sole voting and investment power over these shares of common stock.

We determine the number of shares in the Common Stock Ownership column as beneficially owned by each director and executive officer pursuant to SEC regulations. This information does not necessarily indicate beneficial ownership for any other purpose. Beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power. We also include any shares of common stock that the individual has the right to acquire within 60 days of January 31, 2013 through the exercise of any option, warrant or right. The table also shows, as of January 31, 2013, the number of common stock units credited to the accounts of our directors and executive officers under various compensation and benefit plans.

Name	Common Stock Ownership*	Number of Shares Subject to Exercisable Options		Total Number of Shares Beneficially Owned	Common Stock Unit Ownership**	Total Shares Beneficially Owned Plus Common Stock Units
Non-Employee Directors:
Richard O. Berndt	11,938		-	11,938	11,461	23,399
Charles E. Bunch	781		-	781	11,461	12,242
Paul W. Chellgren	23,858	(1)	6,000	29,858	53,885	83,743
Kay Coles James	315		-	315	15,624	15,939
Richard B. Kelson	624		2,000	2,624	21,433	24,057
Bruce C. Lindsay	2,000	(2)	-	2,000	22,496	24,496
Anthony A. Massaro	3,129	(1)(4)	6,000	9,129	16,952	26,081
Jane G. Pepper	2,840		6,000	8,840	23,644	32,484
Donald J. Shepard	8,967	(3)	-	8,967	16,297	25,264
Lorene K. Steffes	2,041	(4)	4,000	6,041	21,934	27,975
Dennis F. Strigl	10,714		6,000	16,714	23,087	39,801
Thomas J. Usher	7,139	(4)	6,000	13,139	45,753	58,892
George H. Walls, Jr.	379		-	379	21,543	21,922
Helge H. Wehmeier	24,447		-	24,447	32,384	56,831
NEOs:
William S. Demchak	244,253	(4)(5)	686,061	930,314	14,812	945,126
Richard J. Johnson	91,739	(5)	378,266	470,005	5,447	475,452
Joseph C. Guyaux	74,738	(5)(6)	687,520	762,258	1,673	763,931
Michael P. Lyons	38,829		-	38,829	-	38,829
E. William Parsley, III	47,426	(5)	250,000	297,426	901	298,327
James E. Rohr	615,075	(5)(7)	2,014,407	2,629,482	98,027	2,727,509
Eight remaining executive officers	265,689	(4)(5)(8)	1,480,723	1,746,412	35,312	1,781,724
Directors and executive officers as a group (28 persons):	1,476,921		5,532,977	7,009,898	494,126	7,504,024

*

As of January 31, 2013, there were 528,030,050 shares of PNC common stock issued and outstanding. The number of shares of common stock beneficially owned by each individual is less than 1% of the outstanding shares of common stock; the total number of shares of common stock beneficially owned by the group is approximately 1.3% of the class. If employee or director stock options were exercisable within 60 days of January 31, 2013, we added those numbers to the total number of shares issued and outstanding. As of January 31, 2013, the number of shares of common stock and units held by the group was 1.4%. No director or executive officer beneficially owns shares of PNC preferred stock.

**

Represents common stock units credited to the accounts of directors and executive officers under various compensation and benefit plans that are not considered beneficially owned under SEC rules.

(1)

Includes shares owned by spouse.

(2)

2,000 shares are held by a charitable foundation over which Mr. Lindsay and his spouse have dispositive power.

(3)

Included 7,845 shares held in a trust.

(4)

Includes shares held jointly with spouse.

(5)

Includes shares held in our incentive savings plan (ISP).

(6)

Includes 21 shares held indirectly as custodian for grandchild.

(7)

Includes 517 shares held indirectly as custodian for daughter, 58,200 shares owned by spouse, 66,564 shares held in trust for daughter, 12,167 shares held as assets in two grantor retained annuity trusts, and 242,509 shares held in a revocable trust.

(8)

Includes, for two executive officers not named in the table, 13,463 shares held directly or indirectly as custodian or trustee.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   75

Back to Contents

Security ownership of certain beneficial owners

Based on a review, as of February 14, 2013, of Schedules 13D and 13G filed with the SEC, the following entity beneficially owns at least five percent of our common stock. The numbers shown on the table below represent holdings as of December 31, 2012 provided in the Schedule 13G filed with the SEC and should be interpreted in light of the related footnotes.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	41,709,438	(1)	7.89%

(1)

According to the Schedule 13G filed by Wellington Management Company, LLP with the SEC, Wellington Management Company, in its capacity as investment adviser, may be deemed to beneficially own 41,709,438 shares of our common stock which are held of record by clients of Wellington Management. Wellington Management shares dispositive power with respect to 41,709,438 shares of our common stock and shares voting power with respect to 22,650,832 shares of our common stock.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   76

Back to Contents

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 2)

Our Board’s Audit Committee is composed entirely of directors who are independent as defined in the NYSE’s corporate governance rules and in the regulations of the Securities and Exchange Commission related to the independence of audit committee members. Among other things, the Board has also determined that each committee member is financially literate and possesses accounting or related financial management expertise. The Board made these determinations in its business judgment, based on its interpretation of the NYSE’s requirements for committee members.

Under the Audit Committee’s charter, the Audit Committee is responsible for selecting PNC’s independent auditors. The Committee evaluates and monitors the auditors’ qualifications, performance and independence. This responsibility includes a review and evaluation of the lead audit partner. The Committee also listens to the opinions of our General Auditor, who supervises the internal audit function, and other members of our management.

You can learn more about the Audit Committee’s responsibilities with respect to the independent auditors in the committee’s charter, which is posted on the corporate governance section of our corporate website at www.pnc.com/corporategovernance.

On February 14, 2013, the Audit Committee presented its conclusions regarding the independent auditors to our Board of Directors. Following this presentation, the Board voted unanimously to recommend that shareholders vote to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP (PwC) as PNC’s independent registered public accounting firm for 2013.

The Audit Committee and Board have adopted a policy that if a majority of the votes cast at the annual meeting is against ratification, the committee will reconsider its selection of PwC. The committee will be under no obligation, however, to select new independent auditors. If the committee does select new independent auditors for 2013, we will not seek shareholder ratification of the committee’s new selection.

At its meeting on February 7, 2012, the Board appointed PwC to audit our consolidated financial statements for 2012 based upon the recommendation of our Audit Committee, and our shareholders ratified that appointment on April 24, 2012.

We expect representatives of PwC to be available at the annual meeting. They will have an opportunity to make a statement and respond to appropriate questions.

Audit and non-audit fees

In considering the nature of the services provided by our independent auditors, the Audit Committee determined that the services are compatible with the provision of independent audit services. The committee discussed these services with the independent auditors and our management to determine that they are permitted under the SEC rules and regulations concerning auditor independence.

The following table summarizes the total fees for professional services rendered by PwC to PNC for 2012 and 2011:

Category	2012 (in millions)	2011 (in millions)
Audit fees	$19.9	$16.8
Audit-related fees*	$1.9	$1.5
Tax fees	$0.6	$0.9
All other fees	$0.2	$0.3
TOTAL FEES BILLED	$22.6	$19.5

*

Excludes fees of $1.6 million in 2012 and $0.8 million in 2011 for financial due diligence services related to potential private equity investments. In those instances the fees were paid by the company issuing the equity. Also excludes fees of $0.2 million in 2012 for certain services in connection with the GIS divestiture for which PNC was reimbursed.

Audit fees. These fees consisted primarily of the audit of PNC’s annual consolidated financial statements, reviews of PNC’s quarterly consolidated financial statements included in Form 10-Q filings, comfort letter procedures, other services related to SEC matters and required attestation services.

Audit-related fees. These fees consisted primarily of SSAE 16 and compliance and internal control reviews.

Tax fees. These fees were attributable to federal and state tax compliance services and tax planning services.

All other fees. These fees primarily consisted of consulting services related to various regulatory matters.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   77

Back to Contents

Procedures for pre-approving audit and permitted non-audit services

The Audit Committee is responsible for pre-approving audit and permitted non-audit services (such as tax) to be provided to us by our independent auditors. The Committee is given this responsibility to confirm that providing services will not impair our auditors’ independence. The Committee performs this function for us and our subsidiaries.

The Committee’s responsibility also includes pre-approval of the fees for such services (although SEC regulations do not require the pre-approval of fees) and the other terms of the engagement. The Committee may either pre-approve specific fees, or a methodology for determining fees.

Pre-approval may be general (categories of services) or specific (individual services). If the Committee pre-approves a general category of services, it will review and pre-approve the category at least every year. The Committee is responsible for approving any fee or other compensation arrangements for services covered by a pre-approval of a general category of services.

The full Committee may exercise pre-approval authority, or the Chairman of the Committee may exercise the authority as required between meetings. The Committee may also delegate this authority, in whole or in part, to one or more Committee members. Any person exercising delegated authority reports on the pre-approvals at the next scheduled meeting of the Committee, which will be reflected in the meeting minutes. The Audit Committee may not delegate its pre-approval authority to any other person, including any member of our management or other PNC employee or agent.

The written request for pre-approval includes, at a minimum, a description of the nature of the engagement, the proposed fee for the services, and a statement that the provision of the services is consistent with SEC and other applicable rules on auditor independence. In reviewing a pre-approval request, the Committee or Chairman may request members of our management to provide their views on auditor independence questions.

All audit and permitted non-audit services and related fees disclosed above were pre-approved by the Audit Committee. The Audit Committee may amend these procedures from time to time.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   78

Back to Contents

Report of the audit committee

The Audit Committee’s job is one of oversight, as set forth in its charter. It is not the duty of the Audit Committee to prepare PNC’s consolidated financial statements, to plan or conduct audits, or to determine that PNC’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. PNC’s management is responsible for preparing PNC’s consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. PNC’s management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The independent auditors are responsible for the audit of PNC’s consolidated financial statements and the audit of the effectiveness of PNC’s internal control over financial reporting. In addition, the independent auditors are responsible for the audit of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012.

The Audit Committee has reviewed and discussed PNC’s audited consolidated financial statements with management and with PricewaterhouseCoopers LLP (PwC), PNC’s Independent Registered Public Accounting Firm for 2012. The Audit Committee has selected PwC as PNC’s independent auditors for 2013 subject to shareholder ratification. A portion of the Audit Committee’s review and discussion of PNC’s audited consolidated financial statements with PwC occurred in private sessions, without PNC management present.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed PwC’s independence with representatives of PwC.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in PNC’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors of The PNC Financial Services Group, Inc.

Paul W. Chellgren, Chairman

Richard O. Berndt

Richard B. Kelson

Bruce C. Lindsay

Donald J. Shepard

George H. Walls, Jr.

In accordance with SEC regulations, the Report of the Audit Committee is not incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933. The report is not deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

The Board of Directors recommends a vote FOR the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2013.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   79

Back to Contents

“SAY-ON-PAY”: ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 3)

What is the purpose of this item?

We describe this item as an advisory vote on executive compensation, but it is more commonly known as “say-on-pay.” We provide this vote under the federal securities laws (Section 14A of the Securities Exchange Act of 1934) and in recognition of our shareholders’ vote in 2011 that we hold an advisory vote on executive compensation each year. After our shareholders voted in 2011, the Board affirmed its recommendation and elected to hold future “say-on-pay” advisory votes on an annual basis, until the next shareholder vote on “say-on-pay” frequency.

With this item, shareholders may submit an advisory vote on the compensation of our CEO and the other five executive officers named in the Summary compensation table on page 53. That table provides an annual snapshot of the compensation paid or granted to our NEOs.

What does it mean to have a “say-on-pay” advisory vote?

As an advisory vote, the outcome will not bind PNC or our Board. We will disclose how many shareholders voted “For” or “Against” the resolution, and how many shareholders abstained from voting.

We believe in soliciting input from our investors throughout the year on a variety of issues, and this advisory vote fits within our broader shareholder engagement efforts. Last year our Board recommended that we should seek shareholder input through an annual advisory vote on executive compensation. We first provided a “say-on-pay” vote in 2009, voluntarily provided the vote again in 2010 and as required by the federal securities laws provided the vote again in each of 2011 and 2012. In each year, we received the support of over 90% of the votes cast by our shareholders.

While this vote is non-binding, our Board values the opinions of shareholders and will carefully consider the results when making future compensation decisions. In considering an overall executive compensation program, “say-on-pay” cannot convey a shareholder’s view on a discrete element of our compensation program or a specific decision made by our Board’s Personnel and Compensation Committee. In 2009, 2010, 2011 and 2012, the Committee received reports on the outcome of the “say-on-pay” vote, how PNC compared to its peer group and other large public companies, and whether any changes to the compensation program were being considered in light of the results. The Committee expects to undertake a similar evaluation this year.

Where can I find more information on executive compensation?

We describe our executive compensation program and the compensation awarded under that program in the CD&A, the Compensation Tables, and the related disclosure contained in this proxy statement. See pages 34 to 68.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   80

Back to Contents

What are some of the performance and compensation program highlights for 2012?

Please review our CD&A, which begins on page 34, as well as the accompanying compensation tables and the related disclosure beginning on page 53. Performance and compensation program highlights, which are also included in our CD&A, should be read in connection with the full CD&A, the Compensation Tables and the related disclosure contained in this proxy statement.

The Board of Directors recommends a vote FOR the following advisory resolution:

“RESOLVED, that the holders of the common stock and the voting preferred stock of The PNC Financial Services Group, Inc. (the “Company”), voting together as a single class, approve the compensation of the Company’s six executive officers named in the Summary compensation table of the Company’s proxy statement for the 2013 Annual Meeting of Shareholders (the “2013 Proxy Statement”), as described in the Compensation Discussion and Analysis, the Compensation Tables and the related disclosure contained in the 2013 Proxy Statement.”

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   81

Back to Contents

SHAREHOLDER PROPOSAL (ITEM 4)

We expect the following proposal to be presented by Boston Common Asset Management, LLC at the Annual Meeting. We include the full text of the shareholder’s proposal below, but do not independently verify the assertions made by the shareholder.

The Board of Directors has recommended a vote against this proposal for broader policy reasons, as described in more detail below. The address and security holdings of the shareholder will be supplied upon request to the Corporate Secretary at the address listed on page 17.

The text of the proposal follows.

“Resolved: Given the broader societal implications of climate change, shareowners request that the Board of Directors report to shareholders by September 2013, at reasonable cost and omitting proprietary information, PNC’s assessment of the greenhouse gas emissions resulting from its lending portfolio and its exposure to climate change risk in its lending, investing, and financing activities.”

Supporting statement

“Whereas:

PNC has shown commendable leadership in addressing its direct greenhouse gas emissions. As it states in its 2011 Corporate Responsibility report, ‘PNC diligently monitors the effects of climate change on operating efficiencies and facilities throughout PNC branch banks and offices.’ It has also been ‘actively investing in alternative energy, primarily solar.’ The company also offers incentives to small businesses to make environmentally-friendly decisions.’

PNC is head quartered in a region that is economically linked to the extraction of natural gas and coal. The company stated in its 2011 Corporate Responsibility report that it expects to continue to fund these businesses.

PNC has emphasized the importance of climate change management in its brand reputation, stating in its 2012 response to the Carbon Disclosure Project (CDP): ‘The increasingly eco-conscious business environment has meant that some customers and investors use a company’s response to climate change as a differentiator between potential options. A lack of a clear carbon emissions strategy, or a low perceived action plan, could cause PNC to lose valuable customers and investors, or limit our ability to attract new customers and investors.’

PNC stated that its ‘credit review process includes due diligence that takes into consideration the environmental impact of a prospective borrower.’ PNC claims to perform a ‘supplemental evaluation for companies in the extractive industries, including an understanding of any significant environmental impacts.’ PNC states it takes these actions because it recognizes the ‘potential risks associated with changing climate conditions that could affect business operations and performance.’ (PNC, 2011 Corporate Responsibility report).

PNC has stated that, “In addition to the evaluation that we perform on all prospective borrowers, we perform a supplemental evaluation for companies in the extractive industries, including an understanding of any significant environmental impacts.”

However, despite a policy not to extend credit to individual mountain top removal (MTR) mining projects or to a coal producer that receives a majority of its production from MTR mining, PNC continues to finance four of the top nine MTR coal mining companies (Ranforest Action Network, Coal Finance Report Card, 2012). As a result, it is the focus of a consumer boycott. PNC has ignored investors’ requests to provide information detailing its MTR policy implementation or the lending impacts of this policy.

Banks and other financial institutions contribute to climate change through their financed emissions, which are the greenhouse gas footprint of loans, investments, and financial services. A bank’s financed emissions can dwarf its other climate impacts and expose it to significant reputational, financial and operational risks. PNC has not provided investors with sufficient information to permit meaningful assessment of the risks presented by its financing of greenhouse gas intensive businesses.”

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   82

Back to Contents

Statement by the board of directors in opposition to the proposal

After careful consideration, the Board of Directors unanimously recommends that you vote against the proposal from Boston Common Asset Management.

•

We regularly monitor our own greenhouse gas emissions and carbon footprint, and our employees, including those with responsibility for sustainability initiatives, actively seek ways to reduce energy usage.

•

PNC has more newly constructed LEED® (Leadership in Energy and Environmental Design) certified buildings than any other company. In 2013, we opened our first “net-zero” energy bank branch in Florida – we expect this branch to use over 50% less energy than a typical bank branch, generate as much energy as it needs through on-site renewable resources, and achieve LEED® Platinum certification.

•

For prospective borrowers in mining and other extractive industries, we have adopted additional evaluation criteria, including an understanding of any significant environmental impacts.

•

Our Board believes that an additional report, which focuses on greenhouse gas emissions for our customers as well as a general exposure to climate change risk in all of our lending, investing, and financing activities, would require considerable resources without conveying useful information.

We appreciate Boston Common’s acknowledgment, in the Supporting Statement, of PNC’s “commendable leadership” in addressing direct greenhouse gas emissions. We have also actively supported renewable energy investments and green banking practices, as described in our annual corporate responsibility report, which is available at www.pnc.com/aboutpnc.

We believe that the report requested by Boston Common would require a significant amount of effort in a brief amount of time (September 2013), without providing appropriate value to our shareholders. To provide a report on the greenhouse gas emissions of our borrowers, we would need to collect and analyze operational data for thousands of customers, beyond the data that we would customarily collect in connection with a lending relationship.

Preparing this report would require a monumental analytical effort and would conceivably require extensive additional training for employees, hiring of new employees, implementation of new systems and processes, and the engagement of third-party consultants. As Boston Common has asked us to cover a broad range of companies and industries in the report, we would need to evaluate and select a unified methodology for calculating the amount of greenhouse gas emissions, and this methodology may not apply to all of our clients.

The second component of the requested report would involve an assessment of PNC’s exposure to climate change risk as a result of lending, investing and financing activities. This broad request could include a virtually limitless range of factors across an even larger group of customers. In our public disclosures, we identify the key risk factors that could have a material adverse impact on our business, financial condition, results of operations or cash flows, in addition to presenting other possible adverse consequences. We believe that this is the appropriate way to reflect the important risks that we face.

We continue to believe that management is in the best position to make decisions affecting our business (including those related to our extension of credit, asset management and capital investments) and to weigh the totality of the risks associated with doing business with particular customers. We believe that it is more prudent to focus our resources on running a profitable banking business, which already includes a thoughtful evaluation of our own greenhouse gas emissions and environmental impact. Our Board believes that we can best address the impact of climate change by continuing to monitor our own activities, supporting key environmental initiatives, and regularly communicating our progress to shareholders.

The Board of Directors recommends a vote AGAINST the shareholder proposal.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   83

Back to Contents

GENERAL INFORMATION

PNC will hold the annual meeting of its shareholders on Tuesday, April 23, 2013.

This proxy statement includes information about PNC, describes the proposals to be considered at the meeting, and explains the voting process. We encourage you to read it carefully.

This section of the proxy statement reviews important technical points, such as how to attend the meeting, how to access our proxy materials, how to vote, how a proposal gets approved and how shareholder proposals can be brought before a meeting.

In this section we sometimes discuss differences between “registered” and “street name” shareholders. For purposes of reviewing the proxy materials and voting shares, this distinction is important. We refer to individuals owning PNC shares in their own name as “registered” holders or “shareholders of record.” We refer to individuals who own PNC shares through an account at an intermediary—such as a brokerage firm or bank—as holding our shares in “street name” or as “beneficial owners.”

Attending the annual meeting

Our annual meeting of shareholders will begin at 11:00 a.m., Eastern time, on Tuesday, April 23, 2013. We will hold the meeting at the August Wilson Center for African American Culture, 980 Liberty Avenue, Pittsburgh, Pennsylvania 15222. Directions to the meeting are available at www.pnc.com/annualmeeting.

We will have a meeting registration desk in the lobby of the August Wilson Center for African American Culture to assist shareholders attending in person. All shareholders must present an acceptable form of identification, such as a driver’s license.

If you are a registered shareholder, locate the admission ticket in the information you receive from us—either the proxy card attachment or the Notice of Availability of Proxy Materials—and bring it with you to the meeting. The ticket will admit you and one other person.

If you hold PNC shares in street name, your individual name will not appear on our list of registered shareholders. To attend the meeting, please bring an account statement or a letter from your broker that shows the PNC shares that you owned as of our record date of January 31, 2013. You must present this documentation at the registration desk to attend the meeting.

Everyone attending the annual meeting agrees to abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda and distributed or reviewed at the meeting.

No large bags, backpacks, briefcases or similar items will be permitted at the meeting. No cameras or recording equipment are permitted at the meeting. Mobile devices must be turned off and put away before entering the meeting room.

If you cannot attend the annual meeting in person, you can listen to the meeting by using the webcast or conference call options that are described on the Notice of Annual Meeting of Shareholders on page 10. However, those using the webcast or dial-in numbers will not be able to vote or ask questions. You may view or print the slides used during the annual meeting. Please visit the website www.pnc.com/investorevents or www.pnc.com/annualmeeting ahead of time to register and download any necessary software.

Reviewing proxy materials

Mailing date. We provided access to our proxy materials beginning on Thursday, March 14, 2013. On that day, we mailed the Notice of Availability of Proxy Materials, began mailing paper copies of this proxy statement and proxy card to our shareholders, and delivered proxy materials electronically to shareholders who previously consented to that type of delivery. Our 2012 annual report is not part of our proxy solicitation materials.

Accessing proxy materials. The SEC allows us to deliver proxy materials to shareholders over the Internet. We believe that this offers a convenient way for shareholders to review our information. It also reduces printing expenses and lessens the environmental impact of paper copies.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   84

Back to Contents

Any shareholder may access our proxy materials electronically. Upon request, we will continue to provide paper copies of proxy materials to shareholders for the current meeting or for future meetings.

If you hold PNC shares in street name, we generally cannot mail our materials to you directly. Your broker or bank must provide you with the Notice of Availability of Proxy Materials or the proxy statement and proxy card, and must also explain the voting process to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2013: This Notice of Annual Meeting and Proxy Statement and the 2012 Annual Report are available at:

www.envisionreports.com/PNC

Have you received more than one set of proxy materials? If two or more PNC shareholders live in your household, or you maintain more than one shareholder account on the books of our transfer agent, you may have received more than one set of our proxy materials.

In order to reduce duplicate packages and lower expenses, we rely on Securities and Exchange Commission rules allowing delivery of one set of proxy materials to multiple shareholders sharing the same address and last name who consent in a manner provided by these rules. This is referred to as “householding.” Even if you consent to householding, we will always deliver a separate proxy card for each account. Householding will not affect your right to vote.

If you would like to opt out of or into householding in the future, or would like to receive a separate copy of the proxy materials, please write or call Computershare Trust Company, N.A., our stock transfer agent, at the address or phone number below:

Computershare Trust Company, N.A.

P.O. Box 43078

Providence, RI 02940-3078

800-982-7652

You may also receive more than one set of our proxy materials if you have more than one brokerage account. Our householding process does not include accounts that you maintain at a brokerage firm or bank. Some brokerage firms and banks now offer householding—please contact your broker directly if you are interested.

Voting your shares

We want our shareholders, as the owners of PNC, to consider the important matters before them and exercise their right to vote. Our Board of Directors is asking for, or soliciting, a proxy from our shareholders. This section describes the different aspects of the voting process and how proxy voting works.

Who can vote? You must be a shareholder of record as of January 31, 2013 to vote at the annual meeting.

What is a proxy? We understand that not everyone can attend the annual meeting in person. If you are a shareholder, you can tell us exactly how you want to vote and then allow an officer to vote on your behalf. That is called giving us a “proxy.” By allowing a proxy to carry out your wishes, you can ensure that your vote counts.

Soliciting your proxy. Our Board of Directors is soliciting your proxy to make sure that your vote is properly submitted and received on time, and to improve the efficiency of the annual meeting. We may ask for, or solicit, proxies using several methods.

We may solicit proxies by mail, personal interviews, telephone or fax. We may use the Internet to solicit proxies. PNC officers or employees may solicit proxies, but will not receive any special compensation for doing so.

We will ask brokerage houses, banks and other custodians of PNC stock to forward proxy materials to their clients who hold PNC stock. We will pay for their expenses to do so.

We hired Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, a proxy soliciting firm, to help us with the solicitation of proxies for the 2013 annual meeting. We will pay Morrow $15,000, plus its out-of-pocket expenses, to provide information to our shareholders and to assist with distributing proxy materials.

Revoking your proxy. What if you change your mind after you give us your proxy to vote? You can amend your voting decisions until the polls close at the annual meeting. We call this “revoking” your proxy.

To revoke your current proxy and replace it with a new proxy, we must receive the newly executed proxy before the deadline. If you revoke by mail, we must receive the new proxy card before the annual meeting begins. If you revoke by using the telephone or Internet voting options, we must receive your revocation by 1:00 a.m. Eastern time on April 23, 2013. If you choose to revoke by mail, please make sure you have provided enough time for the replacement proxy to reach us.

After the above deadlines have passed, you can only revoke your proxy in person. You cannot use the webcast or conference call to revoke your proxy. Once the polls close at the annual meeting, the right to revoke ends. If you have not properly revoked your proxy, we will vote your shares in accordance with your most recent valid proxy.

If you hold PNC shares in street name, follow the instructions provided by your broker to revoke your voting instructions or otherwise change your vote.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   85

Back to Contents

How to vote. Shareholders of record may always vote in person by submitting a ballot at the annual meeting. We will distribute ballots at the meeting. To make it convenient and simple for you, we offer a number of other ways to vote your shares. We include voting instructions in the Notice of Availability of Proxy Materials and the proxy card.

If you hold PNC shares in street name, you will receive information on how to give voting instructions to your brokerage firm or bank. For registered holders, we offer the following methods to vote your shares and give us your proxy:

Internet

Go to www.envisionreports.com/PNC and follow the instructions. This voting system has been designed to provide security for the voting process and to confirm that your vote has been recorded accurately.

Telephone	Follow the instructions on the proxy card.
Mail

Complete, sign and date the proxy card and return it in the envelope provided if you requested or were sent copies of these proxy materials. The envelope requires no postage if mailed in the United States.

PNC is incorporated in Pennsylvania. Pennsylvania law allows properly authenticated proxies to be transmitted by telephone or the Internet. Pennsylvania law also permits a shareholder of record, such as a brokerage firm or bank, to communicate a vote by telephone or Internet for a beneficial owner.

Brokers voting your shares. If you hold PNC shares in street name, you must give instructions to your broker on how you would like your shares to be voted. If you do not provide any instructions, your broker can vote your shares on “routine” items. New York Stock Exchange (NYSE) rules define which items are “routine” or “non-routine.” We discuss below under “-Votes required for approval” whether the items to be acted upon at the annual meeting are “routine” or “non-routine.”

A broker “non-vote” occurs when the shareholder provides no instructions and the item is non-routine. In determining whether a vote was cast for a proposal, we will not count broker non-votes.

Our voting recommendations. If you sign, date and return your proxy card but do not give voting instructions, we will vote your shares as follows:

•

FOR each of the Board’s 16 nominees for director.

•

FOR the ratification of the selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2013.

•

FOR the advisory resolution on executive compensation.

•

AGAINST a shareholder proposal regarding a report on greenhouse gas emissions of borrowers and exposure to climate change risk.

If you use Internet or telephone voting, you will need to provide voting instructions for each proposal.

Confidential voting. We keep votes confidential and do not disclose them to our directors, officers or employees, except:

•

As necessary to meet legal requirements or to pursue or defend legal actions.

•

To allow the Judge of Election to certify the voting results.

•

When expressly requested by a shareholder or benefit plan participant.

•

If there is a contested proxy solicitation.

Our Board has adopted a “confidential voting” policy. With the exceptions described above, this policy states that all proxies, ballots, voting instructions from employee benefit plan participants and voting tabulations that identify the particular vote of a shareholder or benefit plan participant be kept permanently confidential and not be disclosed.

Computershare Trust Company, N.A., our independent vote tabulator and Judge of Election for the 2013 annual meeting, confirmed that its procedures will be consistent with this policy.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   86

Back to Contents

How a proposal gets approved

On the record date, we had over 500 million outstanding shares of common stock, as well as additional shares of preferred stock. Under Pennsylvania law, we must have a quorum before we can consider proposals at an annual meeting. A quorum is the number of shares that must be present at the meeting. In determining if a quorum exists, we count the number of shares represented by shareholders in person as well as the number of shares represented by proxies.

To have a quorum, we need the presence of shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast. If you return a proxy, whether you vote for or against a proposal, abstain from voting or only sign and date your proxy card, your holdings will be counted toward the quorum.

Once a quorum is achieved, different proposals may require different standards of approval. Street name holders may need to take additional precautions to ensure that their vote counts. We discuss the mechanics of proposal approval below.

Issued and outstanding shares. This table shows the number of issued and outstanding shares of our common and preferred stock entitled to vote on January 31, 2013, the record date. The table also shows the number of votes for each share for the matters brought before this meeting. The number of votes shown for each share of voting preferred stock equals the number of full shares of PNC common stock that can be acquired upon the conversion of a share of preferred stock. At the meeting, holders of common and preferred stock will vote together as a single class. There is no cumulative voting.

Class	Shares Issued and Outstanding	Votes Per Share	Effective Voting Power
Common	527,971,924	1	527,971,924
Preferred – Series B	867	8	6,936
Preferred – Series K	50,000	0	0
Preferred – Series L	1,500	0	0
Preferred – Series O	10,000	0	0
Preferred – Series P	15,000	0	0
Preferred – Series Q	4,800	0	0

*

There are also 58,126 issued and outstanding shares that are not entitled to vote. These shares represent shares originally issued by predecessor companies that PNC acquired that have not been exchanged for PNC shares.

Votes required for approval. Under Pennsylvania law, if you abstain from voting it will not count as a vote “cast.” To abstain, you must check the “Abstain” box on your proxy card, or select the appropriate option when voting by Internet or telephone. If you sign, date and return your proxy card but do not provide voting instructions, or if you do not provide voting instructions when voting over the Internet, we will vote your shares represented by that proxy as recommended by our Board of Directors and this vote will count as a vote cast. A broker non-vote will also be treated as a failure to record a vote and will not count as a vote cast.

Election of directors (Item 1). Unless a company’s articles of incorporation or By-laws provide otherwise, Pennsylvania law contemplates election of directors by a plurality of votes cast. In 2009, PNC amended its By-laws to include an eligibility requirement for director nominees in uncontested elections, whereby an incumbent director will offer to resign if he or she does not receive a majority of the votes cast. Our By-laws and corporate governance guidelines describe this majority voting requirement and the related procedure that requires an incumbent director to tender his or her resignation to the Board. To receive a majority of the votes cast means that the shares voted “for” a director’s election exceed 50% of the number of votes cast with respect to that director’s election. This will be considered a non-routine item. As a non-routine item, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results.

Ratification of auditors (Item 2). A majority of the votes cast will be required to approve the ratification of our Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013. This will be considered a routine item, and brokers have the discretion to vote uninstructed shares on behalf of clients. As a routine item, there will be no broker non-votes, although brokers may otherwise fail to submit a vote. Any failures by brokers to vote or abstentions will not be included in the total votes cast and will not affect the results.

“Say-on-pay”: advisory vote on executive compensation (Item 3). A majority of the votes cast will be required to approve this item, an advisory vote on executive compensation. Because your vote is advisory, it will not be binding on the Board or PNC. This will be considered a non-routine item. As a non-routine item, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results.

“Shareholder proposal”: A majority of the votes cast will be required to approve the shareholder proposal. This will be considered a non-routine item. As a non-routine item, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   87

Back to Contents

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

SEC Rule 14a-8. If you are a shareholder who would like us to include your proposal in our notice of the 2014 annual meeting and related proxy materials, you must follow SEC Rule 14a-8. In submitting your proposal, our Corporate Secretary must receive your proposal, in writing, at our principal executive offices, no later than November 14, 2013. If you do not follow Rule 14a-8, we will not consider your proposal for inclusion in next year’s proxy statement.

Advance notice procedures. Under our By-laws, a shareholder who wishes to nominate an individual for election to the Board of Directors directly, or to propose any business to be considered at an annual meeting, must deliver advance notice of such nomination or business to PNC. The shareholder must be a shareholder of record as of the date the notice is delivered and at the time of the annual meeting and must be entitled to vote at the meeting. The notice must be in writing and contain the information specified in our By-laws for a director nomination or other business.

The Company’s 2014 annual meeting is currently scheduled to be held on April 22, 2014, and to be timely, the written notice must be delivered not earlier than December 24, 2013 (the 120th day prior to the first anniversary of this year’s annual meeting) and not later than January 23, 2014 (the 90th day prior to the first anniversary of this year’s annual meeting) to the Corporate Secretary at our principal executive offices by mail or facsimile.

The requirements described above are separate from the procedures you must follow to submit a director nominee for consideration by the Nominating and Governance Committee for recommendation to the Board for election as described under Corporate Governance at PNC—Board committees—Nominating and Governance Committee—How We Identify New Directors and from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement pursuant to SEC Rule 14a-8.

The proxies we appoint for the 2014 annual meeting may exercise their discretionary authority to vote on any shareholder proposal timely received and presented at the meeting. Our proxy statement must advise shareholders of the proposal and how our proxies intend to vote. A shareholder may mail a separate proxy statement to our shareholders, and satisfy certain other requirements, to remove discretionary voting authority from our proxies.

The Chairperson or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business proposed to be brought before the annual meeting was made or proposed in accordance with our By-laws, and to declare that a defective proposal or nomination be disregarded.

Please direct any questions about the requirements or notices in this section to our Corporate Secretary at the address given on page 17.

OTHER MATTERS

Our Board of Directors does not know of any other business to be presented at the meeting. If any other business should properly come before the meeting, or if there is any meeting adjournment, proxies will be voted in accordance with the best judgment of the persons named in the proxies.

March 14, 2013	By Order of the Board of Directors,

George P. Long, III
Chief Governance Counsel and Corporate Secretary

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   88

Back to Contents

ANNEX A (NON-GAAP FINANCIAL MEASURES)

Pre-tax, pre-provision net income (PPNI)

PPNI, or adjusted pre-tax, pre-provision net income, is a non-GAAP financial measure. The following is a reconciliation of PPNI to net income, the most directly comparable GAAP financial measure.

Dollars in millions	Year ended
December 31, 2012
Net income	$3,001
Plus: Income taxes	942
Plus: Provision for credit losses	987
Plus: Personnel and Compensation Committee approved adjustments	562
PPNI	$5,492

Return on common equity (ROCE)

Return on common equity, as adjusted, is a non-GAAP financial measure. The following is a reconciliation of ROCE, as adjusted, to the most directly comparable GAAP measures.

Dollars in millions	Year ended
December 31, 2012
Net income attributable to common shareholders	$2,832
Plus: Personnel and Compensation Committee approved adjustments, on an after-tax basis	365
Total	$3,197
Average Common Shareholders’ Equity	$34,066
Less: Average Goodwill	9,005
Total	$25,061
ROCE	8.31%
ROCE, as adjusted	12.76%

Earnings per share (EPS)

Diluted earnings per share, as adjusted, is a non-GAAP financial measure. The following is a reconciliation of diluted EPS, as adjusted, to the most directly comparable GAAP measure.

Dollars in millions	Year ended December 31,
	2012	2011
Diluted earnings per share from net income	$5.30	$5.64
Plus: Personnel and Compensation Committee approved adjustments, on an after-tax per share basis(a)	0.69	0.21
Diluted earnings per share from net income, as adjusted	$5.99	$5.85
EPS growth	(6.0)%	NA
EPS growth, as adjusted	2.4%	NA

(a)

For 2011, these adjustments included $(70) million in pre-established indemnification liability related to our membership in Visa, $198 milion associated with redemption of trust preferred securities, and $42 million for integration costs.

THE PNC FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Satement   89

PNC

The PNC Financial Services Group

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 23, 2013.

Vote by Internet

- Go to **www.envisionreports.com/PNC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3, and AGAINST Proposal 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Richard O. Berndt	☐	☐	☐	02 - Charles E. Bunch	☐	☐	☐	03 - Paul W. Chellgren	☐	☐	☐
04 - William S. Demchak	☐	☐	☐	05 - Kay Coles James	☐	☐	☐	06 - Richard B. Kelson	☐	☐	☐
07 - Bruce C. Lindsay	☐	☐	☐	08 - Anthony A. Massaro	☐	☐	☐	09 - Jane G. Pepper	☐	☐	☐
10 - James E. Rohr	☐	☐	☐	11 - Donald J. Shepard	☐	☐	☐	12 - Lorene K. Steffes	☐	☐	☐
13 - Dennis F. Strigl	☐	☐	☐	14 - Thomas J. Usher	☐	☐	☐	15 - George H. Walls, Jr.	☐	☐	☐
16 - Helge H. Wehmeier	☐	☐	☐								

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON THIS CARD.

C 1234567890 JNT

1 U P X 1 5 1 5 0 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01KRPK

For the purpose of considering and acting upon the election of 16 directors to serve until the next annual meeting and until their successors are elected and qualified, the ratification of the Audit Committee's selection of PricewaterhouseCoopers LLP as PNC's independent registered public accounting firm for 2013, the advisory vote to approve named executive officer compensation, a shareholder proposal and such other business as may properly come before the meeting and any adjournment.

If you sign and date this proxy card in Section B but do not give voting instructions in Section A, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The PNC Financial Services Group, Inc.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 23, 2013.

James E. Rohr, William S. Demchak, and George P. Long, III, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders to be held on April 23, 2013, and at any adjournment, and to vote, as indicated on the reverse side, the shares of common stock and/or preferred stock that the undersigned would be entitled to vote if personally present at said meeting. The above-named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, and any adjournment, in accordance with their best judgment.

If you are a participant in The PNC Financial Services Group, Inc. Incentive Savings Plan (the 401(k) plan) this proxy also serves as voting instructions to the Trustee of the plan for voting at the Annual Meeting of Shareholders to be held on April 23, 2013 and at any adjournment. You have the right to provide the Trustee with voting instructions for the units you hold in your PNC Stock Fund account which are included in the total on the reverse side. Your vote must be received by 11:59 p.m., Eastern Time, on April 18, 2013 to insure that the Plan Trustee has adequate time to tabulate voting instructions.

The Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa. C.S.A. section 1759 (b), provides that shareholders voting by means of the telephone or the Internet, as instructed, will be treated as transmitting a properly authenticated proxy for voting purposes. Pennsylvania law permits the use of telephone or Internet voting both when a shareholder of record is voting and when a beneficial owner is communicating its vote to a shareholder of record, such as a securities depositary or brokerage firm.

Please sign and return promptly.

C Non-Voting Items

Change of Address — Please print new address below.

Will attend Meeting ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON THIS CARD.

The PNC Financial Services Group

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3, and AGAINST Proposal 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Richard O. Berndt	☐	☐	☐	02 - Charles E. Bunch	☐	☐	☐	03 - Paul W. Chellgren	☐	☐	☐
04 - William S. Demchak	☐	☐	☐	05 - Kay Coles James	☐	☐	☐	06 - Richard B. Kelson	☐	☐	☐
07 - Bruce C. Lindsay	☐	☐	☐	08 - Anthony A. Massaro	☐	☐	☐	09 - Jane G. Pepper	☐	☐	☐
10 - James E. Rohr	☐	☐	☐	11 - Donald J. Shepard	☐	☐	☐	12 - Lorene K. Steffes	☐	☐	☐
13 - Dennis F. Strigl	☐	☐	☐	14 - Thomas J. Usher	☐	☐	☐	15 - George H. Walls, Jr.	☐	☐	☐
16 - Helge H. Wehmeier	☐	☐	☐								

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 5 1 5 0 7 2

01KRRJ